Exhibit 10.34

EXECUTION COPY

INDENTURE AND SERVICING AGREEMENT

Dated as of July 11, 2006

by and among

SIERRA TIMESHARE 2006-1 RECEIVABLES FUNDING, LLC,

as Issuer

and

WYNDHAM CONSUMER FINANCE, INC.,

as Servicer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

INDENTURE AND SERVICING AGREEMENT

THIS INDENTURE AND SERVICING AGREEMENT dated as of July 11, 2006 is by and among SIERRA TIMESHARE 2006-1 RECEIVABLES FUNDING, LLC, a limited liability company organized under the laws of the State of Delaware, as issuer, WYNDHAM CONSUMER FINANCE, INC., a Delaware corporation, as Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent. This Indenture may be supplemented and amended from time to time in accordance with Article XV hereof.

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its loan backed notes as provided herein.

All covenants and agreements made by the Issuer herein are for the benefit and security of the Trustee, acting on behalf of the Noteholders, the Insurer and the Swap Counterparty.

The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee as provided herein, the valid obligations of the Issuer and to make this Indenture a valid agreement of the Issuer, enforceable in accordance with its terms.

NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Noteholders, the Insurer and the Swap Counterparty.

GRANTING CLAUSES

The Issuer hereby Grants to the Collateral Agent, for the benefit and security of the Trustee, acting on behalf of the Noteholders, the Insurer and the Swap Counterparty, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under the following:

(a)	all Pledged Loans and all Collections, together with all other Pledged Assets;

(b)	the Collection Account and all money, investment property, instruments and other property credited to, carried in or deposited in the Collection Account;

(c)	all money, investment property, instruments and other property credited to, carried in or deposited in a Lockbox Account or any other bank or similar account into which Collections are deposited, to the extent such money, investment property, instruments and other property constitutes Collections;

(d)	the Reserve Account and all money, investment property, instruments and other property credited to, carried in or deposited in the Reserve Account;

(e)	the Interest Rate Swap;

(f)	all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Term Purchase Agreement, the Sale and Assignment Agreement and the Master Loan Purchase Agreements, including, without limitation, all rights of the Issuer to enforce all payment obligations of the Depositor, Sierra 2002 and each Seller and all rights to collect all monies due and to become due to the Issuer from the Depositor, Sierra 2002 or any Seller under or in connection with the Term Purchase Agreement, the Sale and Assignment Agreement or the Master Loan Purchase Agreements (including without limitation all interest and finance charges for late payments and proceeds of any liquidation or sale of Pledged Loans or resale of Vacation Ownership Interests or Vacation Credits and all other Collections on the Pledged Loans) and all other rights of the Issuer to enforce the Term Purchase Agreement, the Sale and Assignment Agreement and the Master Loan Purchase Agreements;

(g)	all Assigned Rights with respect to the Pledged Loans and the Pledged Assets including, without limitation, all rights to enforce payment obligations of the Depositor, Sierra 2002 and each Seller and all rights to collect all monies due and to become due to the Issuer from the Depositor, Sierra 2002 or any Seller under or in connection with the Pledged Loans (including without limitation all interest and finance charges for late payments accrued thereon and proceeds of any liquidation or sale of Pledged Loans or resale of Vacation Ownership Interests or Vacation Credits and all other Collections on the Pledged Loans);

(h)	all certificates and instruments, if any, from time to time representing or evidencing any of the foregoing property described in clauses (a) through (g) above;

(i)	all present and future claims, demands, causes of and choses in action in respect of any of the foregoing and all interest, principal, payments and distributions of any nature or type on any of the foregoing;

(j)	all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas and other minerals, consisting of, arising from, or relating to, any of the foregoing;

(k)	all proceeds of the foregoing property described in clauses (a) through (j) above, any security therefor, and all interest, dividends, cash, instruments,

financial assets and other investment property and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for or on account of the sale, condemnation or other disposition of, any or all of the then existing Collateral, and including all payments under insurance policies (whether or not a Seller or an Originator, the Depositor, Sierra 2002, the Issuer, the Collateral Agent or the Trustee is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the Collateral; and

(l)	all proceeds of the foregoing.

The property described in the preceding sentence is collectively referred to as the “Collateral.” The Grant of the Collateral to the Collateral Agent is for the benefit of the Trustee to secure the Notes equally and ratably without prejudice, priority or distinction among any Notes by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture and to secure (i) the payment of all amounts due on the Notes in accordance with their respective terms, (ii) the payment of all other sums payable by the Issuer under this Indenture, the Notes, the Premium Letter and the Insurance Agreement and (iii) compliance by the Issuer with the provisions of this Indenture, the Notes, the Premium Letter and the Insurance Agreement. This Indenture is a security agreement within the meaning of the UCC.

The Collateral Agent and the Trustee acknowledge the Grant of the Collateral, and the Collateral Agent accepts the Collateral in trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the end that the interests of the Noteholders and the Insurer may be adequately and effectively protected.

The Trustee and the Collateral Agent each acknowledges that it has entered into the Collateral Agency Agreement pursuant to which the Collateral Agent acts as agent for the benefit of the Trustee for the purpose of maintaining a security interest in the Collateral. The Trustee and the Noteholders are bound by the terms of the Collateral Agency Agreement by the Trustee’s execution thereof on their behalf.

RELEASE OF CENDANT

The Issuer, the Servicer, the Trustee, the Collateral Agent, the Noteholders and the Note Owners hereby on and as of the Separation Effective Date and for all times thereafter release Cendant from any and all obligations under the Performance Guaranty. Cendant is an express third-party beneficiary of this paragraph.

The parties hereto and each Noteholder and Note Owner acknowledge and agree that, notwithstanding any other provision of this Indenture, the 2002 Performance Guaranty, or any other agreement, (i) the 2002 Performance Guaranty does not guaranty any obligation of WCF, Trendwest, or the Issuer with respect to any item of Collateral, and (ii) no party hereto, Noteholder or Note Owner shall have any rights under the 2002 Performance Guaranty with respect to any obligation of WCF, Trendwest, or the Issuer relating to any item of Collateral. Cendant is an express third-party beneficiary of this paragraph.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions

Whenever used in this Indenture, the following words and phrases shall have the following meanings:

“Acceptable Replacement Swap Counterparty” shall mean a swap counterparty the long-term and short-term senior unsecured ratings of which are at least “Aa3” and “P-1” by Moody’s and “A” and “A-1” by S&P.

“Account” shall mean the Collection Account or the Reserve Account and “Accounts” shall mean the Collection Account and the Reserve Account.

“Accrued Interest” shall mean, with respect to each Class of Notes, an amount equal to the sum of (i) the interest accrued during the related Interest Accrual Period at the applicable Note Interest Rate on the Principal Amount of such Class of Notes as of the immediately preceding Payment Date (or, in the case of the initial Payment Date, the Principal Amount as of the Closing Date) and (ii) any amounts payable pursuant to clause (i) above for such Class of Notes from all prior Payment Dates remaining unpaid, if any, plus, to the extent permitted by law, interest thereon for each Interest Accrual Period for such Class of Notes at the applicable Note Interest Rate.

“Administrative Services Agreement” shall mean either the Administrative Services Agreement dated as of August 29, 2002 by and between the Depositor and the Administrator or the Administrative Services Agreement dated as of June 27, 2006 by and between the Issuer and the Administrator, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the respective agreements.

“Administrator” shall mean, with respect to the Administrative Services Agreements, WCF, as administrator with respect to the Depositor and the Issuer, respectively, or any other entity which becomes the Administrator under the terms of the applicable Administrative Services Agreement.

“Affiliate” shall mean, when used with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Default Rate” shall mean as of any Determination Date, a percentage obtained by dividing (i) the sum of the outstanding principal balance of each Pledged Loan (each such principal balance determined as of the day immediately preceding the date on which such Pledged Loan became a Defaulted Loan) that became a Defaulted Loan during the period commencing with the Cut-Off Date and ending at the end of the prior Due Period by (ii) the Aggregate Loan Balance as of the Cut-Off Date.

“Aggregate Loan Balance” shall mean, as of any time, the sum of the outstanding principal balances due under or in respect of all Pledged Loans, excluding Defaulted Loans.

“Aggregate Principal Amount” shall mean the sum of the Principal Amounts for all Classes of Notes.

“Agreement” shall mean this Indenture and Servicing Agreement as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Assigned Rights” shall mean all rights of the Depositor with respect to the Pledged Loans and related Transferred Assets including, but not limited to, the right to sell Defective Loans to the Sellers or to cause the Sellers to purchase Defective Loans from the Issuer; provided, however, that the Assigned Rights do not include any rights in, to or under the 2002 Performance Guaranty.

“Assignment of Mortgage” shall mean any assignment (including any collateral assignment) of any Mortgage.

“Authentication Agent” shall mean a Person designated by the Trustee to authenticate Notes on behalf of the Trustee.

“Authorized Officer” shall mean, with respect to the Issuer, any officer who is authorized to act for the Issuer in matters relating to the Issuer, and with respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian or authenticating agent, a Responsible Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Funds” for any Payment Date shall mean an amount equal to the sum of (i) all payments (including prepayments—which include prepayments related to Timeshare Upgrades) of principal, interest and fees (which, for the sake of clarity, excludes maintenance fees assessed with respect to POAs) collected from or on behalf of the Obligors during the related Due Period on the Pledged Loans; (ii) any Servicer Advances made on or prior to the Payment Date with respect to payments due from the Obligors on the Pledged Loans during the related Due Period; (iii) all amounts received during the related Due Period as the Release Price paid to the Trustee for the release from the Lien of this Indenture securing the Notes of any Pledged Loan that has become a Defaulted Loan; (iv) all Net Liquidation Proceeds from the disposition of Pledged Assets securing Defaulted Loans received during the related Due Period; (v) the amounts received during the related Due Period by the Trustee as the Release Price in connection with the release of a Defective Loan; (vi) all other proceeds of the Collateral received by the Trustee or the Servicer during the related Due Period; (vii) the amount in excess of the Reserve Required Amount, if any, withdrawn from the Reserve Account in accordance with subsection 3.5(c) of this Indenture and deposited in the Collection Account on such Payment Date; and (viii) all amounts received by the Issuer under the Interest Rate Swap in connection with such Payment Date.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, Title 11 of the United States Code, as amended.

“Bankruptcy Trustee” shall have the meaning assigned to that term in the Insurance Policy.

“Benefit Plan” shall mean any “employee pension benefit plan” as defined in ERISA which is subject to Title IV of ERISA (other than a “multiemployer plan,” as defined in Section 4001 of ERISA) and to which the Issuer, any eligible Seller or any ERISA Affiliate of the Issuer has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Business Day” shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, New York, Las Vegas, Nevada, Chicago, Illinois, Charlotte, North Carolina or the city in which the Corporate Trust Office of the Trustee is located, which currently is Minneapolis, Minnesota, are authorized or obligated by law or executive order to be closed.

“Calculation Date” shall mean the close of business on the last Business Day of the related Due Period.

“Cash Accumulation Event” shall mean the occurrence of any of the following events:

(i) on any Determination Date, the average of the Delinquency Ratios for the three immediately preceding Due Periods is greater than 5.0%;

(ii) on any Determination Date, the average of the Default Percentages for the four immediately preceding Due Periods is greater than the applicable Default Percentage Threshold; or

(iii) on any Determination Date, the Aggregate Default Rate is greater than 23%.

A Cash Accumulation Event described in (i) above shall continue until the average of the Delinquency Ratios for the three immediately preceding Due Periods is equal to or less than 5.0% for three consecutive Determination Dates. A Cash Accumulation Event described in clause (ii) above shall continue until the average of the Default Percentages for the four immediately preceding Due Periods is equal to or less than the applicable Default Percentage Threshold for three consecutive Determination Dates. A Cash Accumulation Event described in clause (iii) above will continue until the Notes have been paid in full.

“Cendant” shall mean Cendant Corporation (a Delaware corporation) or any successor thereof.

“Certificate of Authentication” shall have the meaning set forth in Section 2.2.

“Class” shall mean the Class A-1 Notes or the Class A-2 Notes.

“Class A-1 Notes” shall mean any of the $325,000,000 5.84% Vacation Timeshare Loan Backed Notes, Series 2006-1, Class A-1, due 2018.

“Class A-2 Notes” shall mean any of the $225,000,000 Floating Rate Vacation Timeshare Loan Backed Notes, Series 2006-1, Class A-2, due 2018.

“Class Percentages” shall mean for each Class, at any time, the percentage equivalent of a fraction the numerator of which is the Principal Amount of such Class and the denominator of which is the Aggregate Principal Amount of all Classes.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Custodian” shall mean the entity maintaining possession of the Global Notes for the Clearing Agency.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” shall mean Clearstream, Luxembourg, société anonyme, a professional depository incorporated under the laws of Luxembourg, and its successors.

“Closing Date” shall mean July 11, 2006.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning specified in the Granting Clause of this Indenture.

“Collateral Agency Agreement” shall mean the Collateral Agency Agreement dated as of January 15, 1998 by and between Fleet National Bank as predecessor Collateral Agent, Fleet Securities, Inc. as deal agent and the secured parties named therein, as subsequently amended, including as amended by the Tenth Amendment to the Collateral Agency Agreement dated as of July 11, 2006 and all prior amendments, by and among the Collateral Agent, the Trustee and other secured parties, as such Collateral Agency Agreement may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Collateral Agent” shall mean U.S. Bank National Association in its capacity as collateral agent under this Indenture and the Collateral Agency Agreement or any successor collateral agent appointed under the Collateral Agency Agreement.

“Collection Account” shall mean the account described in Section 3.4 hereof and established for the deposit of Collections and other amounts as provided in this Indenture.

“Collections” shall mean, with respect to any Pledged Loan, all funds, cash collections and other cash proceeds of such Pledged Loan paid by or on behalf of the Obligor after the Cut-Off Date, including without limitation (i) all Scheduled Payments or recoveries made in the form of money, checks and like items to, or a wire transfer or an automated clearinghouse transfer received in, any of the Lockbox Accounts or received by the Issuer or the Servicer in respect of such Pledged Loan, (ii) all amounts received by the Issuer, the Servicer or the Trustee in respect of any Insurance Proceeds relating to such Pledged Loan or the related Vacation Ownership Interest and (iii) all amounts received by the Issuer, the Servicer or the Trustee in respect of any proceeds of a condemnation of property in any Resort, which proceeds relate to such Pledged Loan or the related Vacation Ownership Interest.

“Control Party” shall mean, (a) unless an Insurer Default has occurred and is continuing, the Insurer and (b) during the continuation of an Insurer Default, Noteholders representing 66 2/3% of the Aggregate Principal Amount of the Notes.

“Corporate Trust Office” shall mean the office of the Trustee at which at any particular time its corporate trust business is administered, which office at the date of the execution of this Indenture is located at Sixth & Marquette, MAC N9311-161, Minneapolis, MN 55479, Attention: Corporate Trust Services – Asset-Backed Administration.

“Credit Card Account” shall mean an arrangement whereby an Obligor makes Scheduled Payments under a Loan via pre-authorized debit to a Major Credit Card.

“Credit Standards and Collection Policies” shall mean the individual credit standards established by FRI and Trendwest and the collection policies established by WCF, attached hereto as Exhibit H and as amended from time to time in accordance with the restrictions of this Indenture.

“Custodial Agreement” shall mean the Sixth Amended and Restated Custodial Agreement dated as of July 11, 2006 by and among the Issuer, Sierra 2002, Sierra 2003-1, Sierra 2003-2, the Depositor, WCF, Trendwest, U.S. Bank National Association, as Custodian, the Trustee and the Collateral Agent, the Sierra 2002 Trustee, the Sierra 2003-1 Trustee, the Sierra 2003-2 Trustee, the Sierra 2004-1 Trustee and the Sierra 2005-1 Trustee, as the same may be further amended, supplemented or otherwise modified from time to time hereafter in accordance with its terms.

“Custodian” shall mean, at any time, the custodian under the Custodial Agreement.

“Customary Practices” shall, with respect to the servicing and administration of any Pledged Loans, have the meaning assigned to that term in the Purchase Agreement under which such Loan was transferred from the Seller to the Depositor.

“Cut-Off Date” shall mean, with respect to the Pledged Loans, the close of business on May 31, 2006.

“Debt” of any Person shall mean (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien, security interest or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such

Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities of such Person in respect of unfunded vested benefits under Benefit Plans covered by Title IV of ERISA.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Defaulted Loan” shall mean any Pledged Loan (a) for which any portion of a Scheduled Payment is delinquent more than 119 days, (b) with respect to which the Servicer shall have determined in good faith that the related Obligor will not resume making Scheduled Payments, (c) for which the related Obligor shall have become the subject of a proceeding under a Debtor Relief Law or (d) for which cancellation or foreclosure actions have been commenced.

“Default Percentage” shall mean, for any Due Period, the percentage equivalent of a fraction the numerator of which is the sum of the outstanding principal balance of each Pledged Loan (each such principal balance determined as of the day immediately preceding the date on which such Pledged Loan became a Defaulted Loan) that became a Defaulted Loan during such Due Period, and the denominator of which is the Aggregate Loan Balance as of the last day of such Due Period.

“Default Percentage Threshold” shall mean, for any Determination Date, 1.00%.

“Defective Loan” shall mean any Pledged Loan with an uncured material breach (with all breaches that give rise to actual rescission being deemed material on a Pledged Loan by Pledged Loan basis) of any representation or warranty of the Issuer set forth in Section 5.2 of this Indenture.

“Definitive Notes” shall have the meaning set forth in Section 2.11.

“Delinquency Ratio” shall mean, for any Due Period, a fraction the numerator of which is the sum of the outstanding principal balance of each Pledged Loan (each such principal balance determined as of the last day of such Due Period) which is a Delinquent Loan as of the last day of such Due Period and the denominator of which is the Aggregate Loan Balance as of the last day of such Due Period.

“Delinquent Loan” shall mean a Pledged Loan for which all or a portion of the Scheduled Payments are more than 60 days delinquent, other than a Pledged Loan that is a Defaulted Loan.

“Depositor” shall mean Sierra Deposit Company, LLC, a Delaware limited liability company.

“Depository Agreement” shall mean the agreement among the Issuer, the Trustee and The Depository Trust Company.

“Determination Date” shall mean, with respect to any Payment Date, the fifth Business Day preceding such Payment Date.

“Distribution Compliance Period” shall have the meaning specified in Rule 902 of Regulation S under the Securities Act.

“Due Period” shall mean, for the Payment Date occurring in August 2006, the two full calendar months preceding such Payment Date, and for each other Payment Date, the immediately preceding calendar month.

“DWAC” shall have the meaning set forth in subsection 2.13(a).

“Eligible Account” means either (a) a segregated account (including a securities account) with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

“Eligible Loan” shall have the meaning assigned to that term in Section 5.2.

“Eligible Institution” shall mean any depository institution the short term unsecured senior indebtedness of which is rated at least “Fl” by Fitch, “A-l” by S&P or “P-l” by Moody’s, and the long term unsecured indebtedness of which is rated at least “A” by Fitch, “A” by S&P or “A-2” by Moody’s.

“Equity Percentage” shall mean, with respect to a Loan, the percentage equivalent of a fraction the numerator of which is the excess of (A) the Timeshare Price of the related Vacation Ownership Interest relating to the Loan paid or to be paid by an Obligor over (B) the outstanding principal balance of such Loan at the time of sale of such Vacation Ownership Interest to such Obligor (less the amount of any valid check presented by such Obligor at the time of such sale that has cleared the payment system), and the denominator of which is the Timeshare Price of the related Vacation Ownership Interest, provided that any cash down payments or principal payments made on any initial Loan that have been fully prepaid as part of a Timeshare Upgrade and financed down payments under such initial Loan financed over a period not exceeding six months from the date of origination of such Loan that have actually been paid within such six-month period shall be included in clause (A) above for purposes of calculating the numerator of such fraction.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; or (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person.

“Euroclear Operator” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successor and assigns in such capacity.

“Euroclear Participants” shall mean the participants of the Euroclear System, for which the Euroclear System holds securities.

“Event of Default” shall mean the events designated as Events of Default under Section 11.1 of this Indenture.

“Exchange Act” shall mean the U. S. Securities Exchange Act of 1934, as amended.

“Exchange Date” shall have the meaning specified in subsection 2.9(d).

“Extra Principal Distribution Amount,” shall mean, on any Payment Date, the lesser of (i) the amount by which Available Funds exceeds the amount required to be distributed on such Payment Date pursuant to clauses FIRST through NINTH, inclusive, of the Priority of Payments and (ii) the Overcollateralization Deficiency Amount on such Payment Date.

“Fairfield Loan” shall mean a Pledged Loan which was sold to the Depositor under the Fairfield Master Loan Purchase Agreement.

“Fairfield Master Loan Purchase Agreement” shall mean the Master Loan Purchase Agreement dated as of August 29, 2002, as amended or amended and restated from time to time, by and between WCF, as Seller and the Depositor, as Purchaser and FRI and various other entities from time to time party thereto, together with the Series 2002-1 Supplement thereto also dated as of August 29, 2002, as amended or amended and restated from time to time and the Series 2006-1 Supplement thereto, dated as of July 11, 2006, as amended from time to time.

“Fairfield Originator” shall mean FRI, Fairfield Myrtle Beach, Inc., Kona Hawaiian Vacation Ownership, LLC, Shawnee Development, Inc., Sea Gardens Beach and Tennis Resort, Inc., Vacation Break Resorts, Inc., Vacation Break Resorts at Star Island, Inc., Palm Vacation Group, Ocean Ranch Vacation Group, or any other Subsidiary of Wyndham (other than Trendwest) that originates Loans in accordance with the Credit Standards and Collection Policies for sale to WCF.

“Fairfield Resort” shall mean a resort developed by FRI or its subsidiaries or in which FRI or its subsidiaries sell Vacation Ownership Interests.

“FairShare Plus Agreement” shall mean the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement effective as of January 1, 1996 by and between FRI, and certain of its subsidiaries and third party developers, as the same may be further amended, supplemented or otherwise modified from time to time hereafter in accordance with its terms.

“FairShare Plus” shall mean the program pursuant to which the occupancy and use of a Vacation Ownership Interest is assigned to the trust created by the FairShare Plus Agreement in exchange for annual symbolic points that are used to establish the location, timing, length of stay and unit type of a vacation, including without limitation systems relating to reservations, accounting and collection, disbursement and enforcement of assessments in respect of contributed units.

“Financing Statements” shall mean, collectively, the UCC financing statements and the amendments thereto to be authorized and delivered in connection with any of the transactions contemplated hereby or any of the other Transaction Documents.

“Fitch” shall mean Fitch, Inc. or any successor thereto.

“Fixed Amount” shall mean, for any Payment Date, an amount equal to the fixed amount payable by the Issuer to the Swap Counterparty for such date pursuant to the Interest Rate Swap.

“Fixed Week” shall mean a Vacation Ownership Interest representing a fee simple interest in a lodging unit at a Resort that entitles the related Obligor to occupy such lodging unit for a specified one-week period each year.

“Floating Amount” shall mean, for any Payment Date an amount equal to the floating amount payable by the Swap Counterparty to the Issuer for such date pursuant to the Interest Rate Swap.

“FMB” shall mean Fairfield Myrtle Beach, Inc., a Delaware corporation.

“Foreign Clearing Agency” shall mean Clearstream and the Euroclear Operator.

“FRI” shall mean Fairfield Resorts, Inc., a Delaware corporation.

“Fractional Interest” shall mean a fractional ownership interest as tenant in common in an individual lodging unit in a Resort.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States.

“Global Notes” shall mean the Rule 144A Global Note and the Regulation S Global Note.

“Grant” shall mean, as to any asset or property, to pledge, assign and grant a security interest in such asset or property. A Grant of any item of Collateral shall include all rights, powers and options of the Granting party thereunder or with respect thereto, including without limitation the immediate and continuing right to claim, collect, receive and give receipt for principal, interest and other payments in respect of such item of Collateral, principal and interest payments and receipts in respect of the Permitted Investments, Insurance Proceeds, purchase prices and all other monies payable thereunder and all income, proceeds, products, rents and profits thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all such rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Green Loan” shall mean a Loan the proceeds of which are used to finance the purchase of a Green Vacation Ownership Interest.

“Green Vacation Ownership Interest” shall mean a Vacation Ownership Interest for which construction on the related Resort has not yet begun or is subject to completion.

“Indenture” shall mean this Agreement.

“Independent Director” shall have the meaning assigned to the term in subsection 6.1(m).

“Initial Principal Amount” shall mean the aggregate amount of $550,000,000 of the Notes composed of the initial principal amounts of $325,000,000 of the Class A-1 Notes and $225,000,000 of the Class A-2 Notes at the time such Notes were issued.

“Initial Purchasers” shall mean Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., Banc of America Securities LLC, Calyon Securities (USA) Inc., Citigroup Capital Markets, Inc. and Scotia Capital (USA), Inc.

“Insolvency Event” shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any Debtor Relief Law, or the filing of a petition against such Person in an involuntary case under any Debtor Relief Law, which case remains unstayed and undismissed within 30 days of such filing, or the appointing of a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person’s business; or (b) the commencement by such Person of a voluntary case under any Debtor Relief Law, or the consent by such Person to the entry of an order for relief in an involuntary case under any such Debtor Relief Law, or the consent by such Person to the appointment of or taking possession by a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person of its inability to pay its debts generally as they become due.

“Insolvency Proceeding” shall mean any proceeding relating to an Insolvency Event.

“Installment Contract” shall mean an installment sale contract as defined in the applicable Purchase Agreement.

“Insurance Agreement” shall mean the Insurance and Reimbursement Agreement dated as of July 11, 2006 by and among the Insurer, the Issuer, the Servicer, the Depositor, the Sellers, Cendant, Wyndham Worldwide and the Trustee, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Insurance Policy” shall mean the Financial Guaranty Insurance Policy, policy number 48242, issued by the Insurer in favor of the Trustee for the benefit of the Noteholders, which policy has an effective date of July 11, 2006.

“Insurance Premium” shall have the meaning assigned to that term in the Premium Letter.

“Insurance Proceeds” shall have the meaning assigned to that term in the applicable Purchase Agreement.

“Insurer” shall mean MBIA Insurance Corporation, a New York stock insurance company.

“Insurer Default” shall mean (i) the occurrence of an Insolvency Event with respect to the Insurer, or (ii) the failure of the Insurer to make a payment as and when due under the Insurance Policy.

“Interest Accrual Period” shall mean, with respect to the Notes for any Payment Date, the period beginning on and including the immediately preceding Payment Date and ending on and excluding such Payment Date, except that the first Interest Accrual Period will begin on and include July 11, 2006 and end on and exclude the August 2006 Payment Date.

“Interest Rate Swap” shall mean the ISDA Master Agreement, together with the Schedule thereto, the “Credit Support Annex” and the “Confirmation For U.S. Dollar Interest Rate Swap Transaction Under 1992 Master Agreement,” each dated as of June 27, 2006 between the Issuer and the Swap Counterparty, as such Interest Rate Swap may be amended, modified or replaced.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended.

“Issuer” shall mean Sierra Timeshare 2006-1 Receivables Funding, LLC, a Delaware limited liability company and its successors and assigns.

“Issuer Order” shall mean a written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer.

“Kona Loan” shall mean any Loan which was acquired by FRI from Kona Hawaiian Vacation Ownership, LLC.

“LIBOR” shall mean, for any Interest Accrual Period, the London interbank offered rate for one-month United States dollar deposits determined by the Trustee on the LIBOR Determination Date for such Interest Accrual Period in accordance with the provisions of Section 2.4.

“LIBOR Determination Date” shall mean, with respect to each Interest Accrual Period, the second London Business Day immediately preceding the first day of such Interest Accrual Period.

“Lien” shall mean any mortgage, security interest, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

“LLC Agreement” shall mean the Limited Liability Company Agreement of Sierra Timeshare 2006-1 Receivables Funding, LLC dated as of June 27, 2006 as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

“Loan” shall mean each loan, installment contract, contract for deed or contract or note secured by a mortgage, deed of trust, vendor’s lien or retention of title originated or acquired by a Seller and relating to the sale of one or more Vacation Ownership Interests.

“Loan Balance” shall mean the outstanding principal balance due under or in respect of a Pledged Loan (including a Defaulted Loan (until it becomes a Released Pledged Loan)).

“Loan Documents” shall, with respect to any Pledged Loan, have the meaning assigned to that term in the Purchase Agreement under which such Pledged Loan was transferred from the Seller to the Depositor.

“Loan File” shall, with respect to any Pledged Loan, have the meaning assigned to that term in the Purchase Agreement under which such Pledged Loan was transferred from the Seller to the Depositor.

“Loan Rate” shall mean the annual rate at which interest accrues on any Pledged Loan, as modified from time to time in accordance with the terms of any related Credit Standards and Collection Policies.

“Loan Schedule” shall mean the Loan Schedule containing information about the Pledged Loans, which Loan Schedule is delivered electronically by the Issuer to the Trustee as of the Closing Date and as such schedule is amended by delivery electronically by the Issuer to the Trustee of information relating to the release of Pledged Loans or the Grant of Qualified Substitute Loans.

“Lockbox Account” shall mean any of the accounts established pursuant to a Lockbox Agreement.

“Lockbox Agreement” shall mean any agreement substantially in the form of Exhibit F by and between the Issuer, the Trustee, the Servicer and the applicable Lockbox Bank, which agreement sets forth the rights of the Issuer, the Trustee and the applicable Lockbox Bank, with respect to the disposition and application of the Collections deposited in the applicable Lockbox Account, including without limitation the right of the Trustee to direct the Lockbox Bank to remit all Collections directly to the Trustee.

“Lockbox Bank” shall mean any of the commercial banks holding one or more Lockbox Accounts.

“London Business Day” shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

“Lot” shall mean a fully or partially developed parcel of real estate.

“Major Credit Card” shall mean a credit card issued by any VISA USA, Inc., MasterCard International Incorporated, American Express Company, Discover Bank, Diners Club International Ltd. or JCB credit card affiliate or member entity.

“Majority Holders” shall mean with respect to all Notes issued and outstanding, the holders of greater than fifty percent of the Aggregate Principal Amount of all Notes.

“Master Loan Purchase Agreement” shall mean the Fairfield Master Loan Purchase Agreement or the Trendwest Master Loan Purchase Agreement.

“Material Adverse Effect” shall mean, with respect to any Person and any event or circumstance, a material adverse effect on:

(a)	the business, properties, operations or condition (financial or otherwise) of such Person;

(b)	the ability of such Person to perform its respective obligations under any of the Transaction Documents to which it is a party;

(c)	the validity or enforceability of, or collectibility of amounts payable under, this Indenture (if such Person is a party to this Indenture) or any of the Transaction Documents to which it is a party;

(d)	the status, existence, perfection or priority of any Lien arising through or under such Person under any of the Transaction Documents to which it is a party; or

(e)	the value, validity, enforceability or collectibility of the Pledged Loans or any of the other Pledged Assets.

“Member” shall have the meaning assigned thereto in the LLC Agreement.

“Monthly Collateral Agent Fee” shall mean, in respect of any Due Period (or portion thereof), the amount due to the Collateral Agent for fees related to the Collateral for the Series 2006-1 Notes calculated in accordance with Schedule 3 attached hereto.

“Monthly Custodian Fee” shall mean, in respect of any Due Period (or portion thereof), the amount due to the Custodian under the Custodial Agreement for fees related to the Pledged Loans and related Pledged Assets, such amounts to be calculated in accordance with Schedule 3 attached hereto.

“Monthly Principal” shall mean on any Payment Date, the sum of (i) the principal portion of Scheduled Payments collected during the related Due Period on the Pledged Loans; (ii) the principal portion of Servicer Advances, if any, with respect to the related Due Period; (iii) the principal amount of any prepayments (including prepayments relating to Timeshare Upgrades) collected on any Pledged Loan during the related Due Period, (iv) principal proceeds from the purchase by the Sellers of any Pledged Loans that have become Defaulted Loans during the related Due Period; and (v) the principal proceeds of any repurchase of a Defective Loan funded by a Seller or the Performance Guarantor or any deposit in respect of a Defective Loan by the Issuer during the related Due Period.

“Monthly Servicer Fee” shall mean, in respect of any Due Period (or portion thereof), an amount equal to one-twelfth of the product of (a) 1.10% and (b) the Aggregate Loan Balance of the Pledged Loans at the beginning of such Due Period; or if a Successor Servicer has been appointed and accepted the appointment or if the Trustee is acting as Servicer a negotiated higher fee, subject to the consent of the Insurer or, if an Insurer Default has occurred and is continuing, Noteholders representing greater than 50% of the Aggregate Principal Amount of the Notes.

“Monthly Servicing Report” shall mean each monthly report prepared by the Servicer as provided in Section 8.1.

“Monthly Trustee Fee” shall mean, in respect of any Due Period, an amount equal to $1,000.00 as an administration fee.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Mortgage” shall mean any mortgage, deed of trust, purchase money deed of trust or deed to secure debt encumbering the related Vacation Ownership Interest, granted by the related Obligor to the Originator of a Loan to secure payments or other obligations under such Loan.

“Net Liquidation Proceeds” shall mean, with respect to any Defaulted Loan which is a Pledged Loan and which has not been released from the Lien of this Indenture, the proceeds of the sale, liquidation or other disposition of the Defaulted Loan or the Pledged Assets or other collateral securing such Defaulted Loan.

“Net Swap Payment” shall mean, for any Payment Date, the amount, if any, by which the Fixed Amount for such date exceeds the Floating Amount for such date.

“Net Swap Receipt” shall mean, for any Payment Date, the amount, if any, by which the Floating Amount for such date exceeds the Fixed Amount for such date.

“Nominee” shall have the meaning set forth in the Purchase Agreements.

“Non-U.S. Certificate” shall have the meaning set forth in subsection 2.12(b).

“Noteholder” or “Holder” shall mean the Person in whose name a Note is registered in the Note Register.

“Note Interest Rate” shall mean with respect to each Class of Notes, the respective rate per annum set forth below:

Class of Notes	Note Interest Rate
Class A-1 Notes	5.84%
Class A-2 Notes	One-month LIBOR as determined from time to time plus 0.15%

“Note Owner” shall mean, with respect to a Note, the Person who is the owner of a beneficial interest in such Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Purchase Agreement” shall mean the Note Purchase Agreement dated June 27, 2006 among the Issuer, the Sellers, the Depositor and the Initial Purchasers named therein.

“Note Register” shall have the meaning specified in Section 2.6.

“Note Registrar” shall have the meaning specified in Section 2.6.

“Notes” shall mean the Sierra Timeshare 2006-1 Receivables Funding, LLC Vacation Timeshare Loan Backed Notes, Series 2006-1.

“Notice for Payment” shall have the meaning assigned to that term in the Insurance Policy.

“Obligor” shall mean, with respect to any Pledged Loan, the Person or Persons obligated to make Scheduled Payments thereon.

“Offering Circular” shall mean the final Offering Circular dated June 27, 2006 relating to the Notes.

“Officer’s Certificate” shall mean, unless otherwise specified in this Indenture, a certificate delivered to the Trustee signed by any Vice President or more senior officer of the Issuer or the Servicer, as the case may be, or, in the case of a Successor Servicer, a certificate signed by any Vice President or more senior officer or the financial controller (or an officer holding an office with equivalent or more senior responsibilities) of such Successor Servicer, and delivered to the Trustee.

“Operating Agreement” shall mean the Eleventh Amended and Restated Operating Agreement dated as of July 11, 2006 by and between FRI, FMB, WCF, Kona Hawaiian Vacation Ownership, LLC the VB Subsidiaries and Trendwest as described therein, as the same may be further amended, supplemented or otherwise modified from time to time hereafter in accordance with its terms.

“Opinion of Counsel” shall mean a written opinion of counsel who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee and the Insurer.

“Order” shall have the meaning assigned thereto in subsection 3.8(b).

“Originator” shall have the meaning, with respect to any Pledged Loan, assigned to such term in the applicable Purchase Agreement or, if such term is not so defined, the entity which originates or acquires Loans and transfers such Loans directly or through a Seller to the Depositor.

“Overcollateralization Amount,” shall mean on any Payment Date, the excess, if any, of (i) the Aggregate Loan Balance as of the last day of the related Due Period over (ii) the Aggregate Principal Amount on such Payment Date, after taking into account any distributions of principal to the Noteholders on such Payment Date.

“Overcollateralization Deficiency Amount” shall mean, for any Payment Date, the excess, if any, of (i) the Required Overcollateralization Amount on such Payment Date over (ii) the Pro Forma Overcollateralization Amount on such Payment Date.

“Overcollateralization Release Amount,” shall mean (i) on any Payment Date on or after the Stepdown Date, if neither a Cash Accumulation Event nor a Rapid Amortization Event has occurred and is then continuing, an amount equal to the excess, if any, of (a) the Pro Forma Overcollateralization Amount on such Payment Date over (b) the Required Overcollateralization Amount on such Payment Date; provided that such amount will not exceed the Monthly Principal for such Payment Date and (ii) on any other Payment Date, zero.

“PAC” shall mean an arrangement whereby an Obligor makes Scheduled Payments under a Pledged Loan via pre-authorized debit.

“Paying Agent” shall mean the Trustee or any successor thereto, in its capacity as paying agent.

“Payment Date” shall mean the 20th day of each calendar month, or, if such 20th day is not a Business Day, the next succeeding Business Day, commencing in August 2006.

“Performance Guarantor” shall mean (i) prior to the Separation Effective Date, Cendant and (ii) on and after the Separation Effective Date, Wyndham Worldwide.

“Performance Guaranty” shall mean that Performance Guaranty dated as of July 11, 2006 made by Cendant and Wyndham Worldwide in favor of the Issuer, the Depositor, the Trustee and the Collateral Agent, as amended from time to time.

“Permanent Regulation S Global Note” shall have the meaning assigned thereto in subsection 2.12(a).

“Permitted Encumbrance” with respect to any Pledged Loan has the meaning assigned to that term under the Purchase Agreement pursuant to which such Loan has been sold to the Depositor.

“Permitted Investments” shall mean (i) U.S. Government Obligations having maturities on or before the first Payment Date after the date of acquisition; (ii) time deposits and certificates of deposit having maturities on or before the first Payment Date after the date of acquisition, maintained with or issued by any commercial bank having capital and surplus in excess of $500,000,000 and having a short term senior unsecured debt rating of at least “A-1” by S&P and “P-l” by Moody’s and “F1” by Fitch if rated by Fitch; (iii) repurchase agreements having maturities on or before the first Payment Date after the date of acquisition for underlying securities of the types described in clauses (i) and (ii) above or clause (iv) below with any institution having a short term senior unsecured debt rating of at least “P-1” by Moody’s and “A-1” by S&P and “F1” by Fitch if rated by Fitch; (iv) commercial paper maturing on or before the first Payment Date after the date of acquisition and having a short term senior unsecured debt rating of at least “P-1” by Moody’s and

“A-1+” by S&P and “F1” by Fitch if rated by Fitch; and (v) money market funds rated “Aaa” by Moody’s and rated “AAAm” or “AAAm-G” by S&P and which invest solely in any of the foregoing (without regard to maturity), including any such funds in which the Trustee or an Affiliate of the Trustee acts as an investment advisor or provides other investment related services; provided, however, that no obligation of any Seller, the Depositor or the Performance Guarantor shall constitute a Permitted Investment and provided further, that no interest only obligation and no investment purchased by the Issuer or the Trustee at a premium shall constitute Permitted Investments.

“Person” shall mean any person or entity including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity or organization of any nature, whether or not a legal entity.

“Pledged Assets” with respect to each Pledged Loan, shall mean all right, title and interest of the Depositor in, to and under such Pledged Loan from time to time and the related Transferred Assets and all of the Depositor’s rights under the related Purchase Agreement, and in and to the Collections and the proceeds of any of the foregoing.

“Pledged Loans” shall mean the Loans listed on the Loan Schedule.

“POA” shall mean each property owners’ association or similar timeshare owner body for a Vacation Ownership Interest Regime or Resort or portion thereof, in each case established pursuant to the declarations, articles or similar charter documents applicable to each such Vacation Ownership Interest Regime, Resort or portion thereof.

“Points” shall mean, with respect to any lodging unit at a Vacation Ownership Interest Regime, the number of points of symbolic value assigned to such unit pursuant to FairShare Plus.

“Policy Claim Amount” shall have the meaning assigned thereto in subsection 3.8(b).

“Post Office Box” shall mean each post office box to which Obligors are directed to mail payments in respect of the Pledged Loans.

“Predecessor Note” shall mean, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.7 in lieu of a mutilated, lost, destroyed or stolen Note shall evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preference Amount” shall have the meaning assigned thereto in subsection 3.8(b).

“Premium Letter” shall have the meaning assigned to that term in the Insurance Agreement.

“Principal Amount” shall mean, the Initial Principal Amount of a Class, less principal payments previously paid to such Class as of such date and which payments have not been subsequently rescinded or recaptured.

“Principal Distribution Amount” shall mean, for any Payment Date, an amount equal to the sum, without duplication, of the Monthly Principal for such Payment Date plus the outstanding principal balance of all Pledged Loans that became Defaulted Loans during the related Due Period that were not repurchased by a Seller, as reduced by the Overcollateralization Release Amount, if any, for such Payment Date.

“Priority of Payments” shall mean the application of Available Funds in accordance with Section 3.1.

“Pro Forma Overcollateralization Amount” shall mean, on any Payment Date, the excess, if any, of (i) the Aggregate Loan Balance as of the last day of the related Due Period over (ii) (x) the Aggregate Principal Amount on such Payment Date, before taking into account any distributions of principal to the Noteholders on such Payment Date, minus (y) an amount equal to the sum of (i) the Monthly Principal for such Payment Date and, without duplication, (ii) the outstanding principal balance of all Pledged Loans that became Defaulted Loans during the related Due Period that were not repurchased by a Seller.

“Proceeding” shall have the meaning specified in Section 11.3.

“Purchase Agreement” shall mean a Master Loan Purchase Agreement between a Seller and the Depositor pursuant to which the Seller sells Loans and related assets to the Depositor.

“QIB” shall have the meaning set forth in subsection 2.6(c).

“Qualified Substitute Loan” shall mean a substitute Loan that is an Eligible Loan on the applicable date of substitution and that on such date of substitution (i) has a coupon rate not less than the coupon rate of the Pledged Loan for which it is to be substituted, (ii) has a remaining term to stated maturity not greater than the remaining term to maturity of the Pledged Loan for which it is to be substituted, and (iii) is a Fairfield Loan if the Loan for which it is to be substituted is a Fairfield Loan or is a Trendwest Loan if the Loan for which it is to be substituted is a Trendwest Loan.

“Rapid Amortization Events” shall mean: (i) an Insolvency Event has occurred with respect to the Issuer; (ii) if on any two consecutive Payment Dates, either (A) the sum of Available Funds plus, without duplication, amounts on deposit in the Reserve Account are not sufficient to pay all Accrued Interest due on the Notes, or (B) after application of all Available Funds in accordance with the Priority of Payments, the Overcollateralization Amount would be less than the Required Overcollateralization Amount; (iii) if on any Payment Date, after application of all Available Funds in accordance with the Priority of Payments on such Payment Date, the sum of the Aggregate Loan Balance plus the amount on deposit in the Reserve Account would be less than the Aggregate Principal Amount; or (iv) the Control Party has provided written notice to the Trustee that an event described in subsection 11.1(a), (b), (d), (e) or (f) has occurred and is continuing and that such event has been designated a Rapid Amortization Event by the Control Party whether or not such event has also been declared an Event of Default. The

Rapid Amortization Events described in (ii), (iii) and (iv) above will continue to be in effect until such time, if ever, that the Control Party has consented to the termination of the Rapid Amortization Event.

“Rated Final Maturity Date” shall mean the Payment Date occurring in May 2018.

“Rating Agency” shall mean each of Fitch, S&P or Moody’s as appropriate and their respective successors in interest.

“Rating Agency Condition” shall mean, with respect to any action taken or to be taken, that each Rating Agency shall have notified the Issuer and the Trustee in writing that such action will not result in a reduction, downgrade, suspension or withdrawal of the rating then assigned to any outstanding Class of Notes.

“Receipt” and “Received” shall have the meanings assigned thereto in subsection 3.8(b).

“Record Date” shall mean, for any Payment Date, (i) for Notes in book-entry form, the close of business on the Business Day immediately preceding such Payment Date and (ii) for Definitive Notes, the close of business on the last Business Day of the month preceding the month in which such Payment Date occurs.

“Records” shall, with respect to any Pledged Loan, have the meaning assigned thereto in the applicable Purchase Agreement.

“Reference Banks” shall mean leading banks selected by the Servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London and (ii) which have been designated as such by the Servicer.

“Regulation S Certificate” shall have the meaning assigned thereto in subsection 2.9(d).

“Regulation S Global Note” shall mean either the Temporary Regulation S Global Note or the Permanent Regulation S Global Note.

“Reimbursement Amount” shall mean, on any Payment Date, the sum of (i) all Policy Claim Amounts previously received by the Trustee from the Insurer and not previously repaid to the Insurer pursuant to this Agreement, plus (ii) interest (in accordance with the Insurance Agreement) accrued on each such Policy Claim Amount from the date the Trustee received the related Policy Claim Amount to, but not including, such Payment Date that has not been previously repaid to the Insurer.

“Release Date” shall mean, with respect to any Pledged Loan, the date on which such Pledged Loan is released from the Lien of this Indenture.

“Release Price” shall mean an amount equal to the outstanding Loan Balance of the Pledged Loan as of the close of business on the Calculation Date immediately preceding the date on which the release is to be made, plus accrued and unpaid interest thereon to the date of such release; provided that for purposes of calculating the Release Price with respect to any Trendwest Timeshare Upgrade the Release Price will be calculated without regard to the upgrade.

“Released Pledged Loan” shall mean any Loan which was included as a Pledged Loan, but which has been released from the Lien of this Indenture pursuant to the terms hereof.

“Required Overcollateralization Amount,” shall mean, as of any Payment Date, an amount equal to (i) prior to the Stepdown Date, 10.5% of the Aggregate Loan Balance as of the Cut-Off Date, and (ii) on and after the Stepdown Date, (A) if no Cash Accumulation Event has occurred and is continuing, the greater of (x) 0.50% of the Aggregate Loan Balance as of the Cut-Off Date and (y) 21.0% of the Aggregate Loan Balance as of the last day of the related Due Period and (B) if a Cash Accumulation Event has occurred and is continuing, the Required Overcollateralization Amount as determined on the immediately preceding Payment Date; provided that if a Rapid Amortization Event has occurred and is then continuing, the Required Overcollateralization Amount will be equal to the Aggregate Loan Balance as of the last day of the related Due Period.

“Reserve Account” shall mean the account established pursuant to Section 3.5 of this Indenture.

“Reserve Account Draw Amount” shall have the meaning set forth in subsection 3.5(b).

“Reserve Required Amount” shall mean (a) as of the Closing Date, 1.0% of the Aggregate Loan Balance as of the Cut-Off Date, and (b) at any time after the Closing Date, (i) if no Cash Accumulation Event has occurred and is continuing 2.0% of the Aggregate Loan Balance at such time; and (ii) if a Cash Accumulation Event has occurred and is continuing, the product of (A) the Aggregate Loan Balance as of the last day of the immediately preceding Due Period and (B) the greater of (x) 10.0% or (y) 2 times the Delinquency Ratio for such Due Period; provided that in no event will the Reserve Required Amount be less than 0.50% of the Aggregate Loan Balance as of the Cut-Off Date; provided further, that in no event will the Reserve Required Amount be greater than the Aggregate Principal Amount.

“Resort” shall mean a Fairfield Resort or a Trendwest Resort.

“Responsible Officer” shall mean any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Indenture.

“Rule 144A” shall have the meaning set forth in subsection 2.6(c).

“Rule 144A Global Note” shall have the meaning assigned thereto in Section 2.11.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Sale” shall have the meaning specified in Section 11.13(a).

“Sale and Assignment Agreement” shall mean the Sale and Assignment Agreement dated as of July 11, 2006 entered into by Sierra 2002 and the Depositor and pursuant to which Sierra 2002 sells and assigns to the Depositor all of Sierra 2002’s right, title and interest in certain Pledged Loans and the Pledged Assets related thereto.

“Scheduled Final Maturity Date” shall mean the Payment Date occurring in May 2016.

“Scheduled Payment” shall mean the scheduled monthly payment of principal and interest on a Pledged Loan.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Seller” shall mean WCF or Trendwest or, in either case, any successor thereto.

“Senior Priority Swap Termination Amount” shall mean any unpaid amount owing to the Swap Counterparty in respect of Termination Payments relating to a termination of the Interest Rate Swap arising from (a) the Swap Counterparty not receiving any Net Swap Payment owing to it, (b) bankruptcy, insolvency or similar event of the Issuer or (c) the liquidation of all of the Pledged Loans (excluding Defaulted Loans) pursuant to this Indenture.

“Separation Effective Date” shall mean the date on which Wyndham Worldwide and its subsidiaries cease to be subsidiaries of Cendant.

“Series Termination Date” shall mean the Termination Date.

“Servicer” shall mean WCF, in its capacity as Servicer pursuant to this Indenture or, after any Service Transfer, the Successor Servicer.

“Servicer Advance” shall mean amounts, if any, advanced by the Servicer, at its option, to cover any shortfall between (i) the Scheduled Payments on the Pledged Loans (other than Defaulted Loans) for a Due Period and (ii) the amounts actually deposited in the Collection Account on account of such Scheduled Payments on or prior to the Payment Date immediately following such Due Period.

“Servicer Default” shall mean the defaults specified in Section 12.1.

“Service Transfer” shall have the meaning set forth in Section 12.1.

“Servicing Officer” shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may be amended from time to time.

“Shawnee Loan” shall mean any Loan which was acquired by FRI from Shawnee Development, Inc.

“Sierra 2002” shall mean Sierra Timeshare Conduit Receivables Funding, LLC, a Delaware limited liability company formerly known as Cendant Timeshare Conduit Receivables Funding, LLC.

“Sierra 2002 Trustee” shall mean the trustee under the terms of the Master Indenture and Servicing Agreement dated as of August 29, 2002 and the Series 2002-1 supplement thereto, each of which is among the trustee named therein, WCF and Sierra 2002.

“Sierra 2003-1” shall mean Sierra 2003-1 Receivables Funding Company, LLC, a Delaware limited liability company.

“Sierra 2003-1 Trustee” shall mean the trustee under the terms of the Indenture and Servicing Agreement dated as of March 31, 2003 which is among the trustee named therein, WCF and Sierra 2003-1.

“Sierra 2003-2” shall mean Sierra 2003-2 Receivables Funding Company, LLC, a Delaware limited liability company.

“Sierra 2003-2 Trustee” shall mean the trustee under the terms of the Indenture and Servicing Agreement dated as of December 5, 2003 among the trustee named therein, WCF and Sierra 2003-2.

“Sierra 2004-1” shall mean Sierra Timeshare 2004-1 Receivables Funding, LLC, a Delaware limited liability company.

“Sierra 2004-1 Trustee” shall mean the trustee under the terms of the Indenture and Servicing Agreement dated as of May 27, 2004 among the trustee named therein, WCF and Sierra 2004-1.

“Sierra 2005-1” shall mean Sierra Timeshare 2005-1 Receivables Funding, LLC, a Delaware limited liability company.

“Sierra 2005-1 Trustee” shall mean the trustee under the terms of the Indenture and Servicing Agreement dated as of August 11, 2005 among the trustee named therein, WCF and Sierra 2005-1.

“Stepdown Date” shall mean the later to occur of the Payment Date in July 2008 or the Payment Date on which the Aggregate Loan Balance as of the last day of the related Due Period is less than 50% of the Aggregate Loan Balance as of the Cut-Off Date.

“Subsidiary” shall mean, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

“Substitution Adjustment Amount” shall mean, with respect to any Qualified Substitute Loan or Qualified Substitute Loans to be substituted for a Defective Loan or a Defaulted Loan, the amount, if any, by which the aggregate principal balance of all such Qualified Substitute Loans as of the date of substitution is less than the aggregate principal balance of all such Defective Loans or Defaulted Loans each determined as of the Calculation Date immediately prior to the date of substitution.

“Successor Servicer” shall have the meaning set forth in Section 12.2.

“Swap Counterparty” shall mean Bank of America, N.A. and any entity which is a replacement swap counterparty as provided in Section 3.6.

“Swap Rating Agency Condition” shall mean, with respect to any action a condition that is satisfied when Fitch is notified of such action by or on behalf of the Issuer, and S&P and Moody’s have notified the Issuer and the Trustee that such action will not result in a reduction, downgrade, qualification (if applicable), or withdrawal of the rating that has been assigned by such Rating Agency to the Class A-2 Notes.

“Telerate Page 3750” shall mean the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates or prices).

“Temporary Regulation S Global Note” shall have the meaning assigned thereto in Section 2.11.

“Term Purchase Agreement” shall mean the Series 2006-1 Term Purchase Agreement dated as of July 11, 2006 between the Depositor as seller of the Pledged Loans and the Issuer.

“Termination Date” shall have the meaning specified in Section 14.1.

“Termination Notice” shall have the meaning specified in Section 12.1.

“Termination Payments” shall mean payments required to be made by the Issuer to the Swap Counterparty under the terms of the Interest Rate Swap as a result of a termination of the Interest Rate Swap.

“Termination Receipts” shall mean payments required to be made by the Swap Counterparty to the Issuer under the terms of the Interest Rate Swap as a result of a termination of the Interest Rate Swap.

“Timeshare Price” shall mean the original price of the Vacation Ownership Interest paid by an Obligor, plus any accrued and unpaid interest and other amounts owed by the Obligor.

“Timeshare Upgrade” shall have the meaning assigned thereto in the applicable Purchase Agreement.

“Title Clearing Agreement” shall have the meaning assigned thereto in the Fairfield Master Loan Purchase Agreement.

“Transaction Documents” shall mean, collectively, this Indenture, the Term Purchase Agreement, the Sale and Assignment Agreement, the Purchase Agreements, the assignment agreements executed by the Sellers and related to the periodic sale of Pledged Loans, the Custodial Agreement, the Performance Guaranty, the Lockbox Agreements, the Title Clearing Agreements, the Collateral Agency Agreement, the Administrative Services Agreements, the Insurance Policy, the Insurance Agreement, the Financing Statements and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith, and “Transaction Document” shall mean any of them.

“Transferred Assets” shall, with respect to each Pledged Loan, have the meaning set forth in the Purchase Agreement under which such Loan was transferred to the Depositor.

“Trendwest” shall mean Trendwest Resorts, Inc., an Oregon corporation, a wholly-owned indirect subsidiary of Wyndham, and its successors and assigns.

“Trendwest Loan” shall mean a Pledged Loan which was initially sold to the Depositor under the Trendwest Master Loan Purchase Agreement.

“Trendwest Master Loan Purchase Agreement” shall mean that Master Loan Purchase Agreement dated as of August 29, 2002, as amended or amended and restated from time to time, by and between Trendwest and the Depositor and with respect to the Series 2006-1 Supplement, WCF, together with the Series 2002-1 Supplement thereto also dated as of August 29, 2002, as amended or amended and restated from time to time and the Series 2006-1 Supplement thereto, dated as of July 11, 2006, as amended from time to time.

“Trendwest Originator” shall mean Trendwest.

“Trendwest Resort” shall mean a resort developed by Trendwest or in which Trendwest sells Vacation Ownership Interests.

“Trendwest Timeshare Upgrade” shall mean a Trendwest Loan with respect to which the Obligor purchases a Timeshare Upgrade.

“Trustee” shall mean Wells Fargo Bank, National Association or its successor in interest, or any successor trustee appointed as provided in this Indenture.

“Trustee Fee Letter” shall mean the schedule of fees attached as Schedule 1, and all amendments thereof and supplements thereto.

“2002 Performance Guaranty” shall mean that Performance Guaranty dated as of August 29, 2002 made by Cendant in favor of the Depositor, Sierra 2002 and the Sierra 2002 Trustee.

“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable jurisdiction.

“UDI” shall mean an undivided interest in fee simple (as tenants in common with all other undivided interest owners) in a lodging unit or group of lodging units at a Resort.

“U.S. Government Obligations” shall mean (i) obligations of, or obligations guaranteed as to principal and interest by, the U.S. Government or any agency or instrumentality thereof, when these obligations are backed by the full faith and credit of the United States and (ii) certain obligations of government-sponsored agencies that are not backed by the full faith credit of the United States which are limited to: Federal Home Loan Mortgage Corp. debt obligations; Farm Credit System (formerly Federal Land Banks, Federal Intermediate Credit Banks, and Banks for

Cooperatives) consolidated system-wide bonds and notes; Federal Home Loan Banks consolidated debt obligations; Federal National Mortgage Association debt obligations; Student Loan Marketing Association debt obligations which mature before September 30, 2008; Financing Corp. debt obligations; and Resolution Funding Corp. debt obligations.

“Vacation Credits” shall mean ownership interests in WorldMark that entitle the owner thereof to use the Resorts owned by WorldMark.

“Vacation Ownership Interest” shall mean the underlying ownership interest that is the subject of a Loan, which ownership interest may be either a Fixed Week, a UDI, the Points with respect thereto under FairShare Plus, Vacation Credits or Fractional Interests.

“Vacation Ownership Interest Regime” shall mean any of the various interval ownership regimes located at a Resort, each of which is an arrangement established under applicable state law whereby all or a designated portion of a development is made subject to a declaration permitting the transfer of Vacation Ownership Interests therein, which Vacation Ownership Interests shall, in the case of Fixed Weeks and UDIs, constitute real property under the applicable local law of each of the jurisdictions in which such regime is located.

“VB Subsidiaries” shall mean Sea Gardens Beach and Tennis Resorts, Inc., Vacation Break Resorts, Inc. and Vacation Break Resorts at Star Island, Inc.

“WCF” shall mean Wyndham Consumer Finance, Inc., a Delaware corporation and its successors and assigns.

“WorldMark” shall mean WorldMark, The Club, a California not-for-profit mutual benefit corporation.

“Wyndham Worldwide” shall mean Wyndham Worldwide Corporation, a Delaware corporation or any successor thereof.

Section 1.2 Other Definitional Provisions.

(a) Terms used in this Indenture and not otherwise defined herein such terms shall have the meanings ascribed to them in the Term Purchase Agreement.

(b) All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time. To the extent that the definitions of accounting terms herein or in any certificate or other document made or delivered pursuant hereto are inconsistent with the meanings of such terms under GAAP, the definitions contained herein or in any such certificate or other document shall control.

(d) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Class of Notes.

(e) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(f) Terms used herein that are defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the meanings set forth in the New York Uniform Commercial Code, unless the context requires otherwise.

(g) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; and Article, Section, subsection, Schedule and Exhibit references contained in this Indenture are references to Articles, Sections, subsections, Schedules and Exhibits in or to this Indenture unless otherwise specified.

Section 1.3 Intent and Interpretation of Documents

The arrangement established by this Indenture, the Term Purchase Agreement, the Sale and Assignment Agreement, the Purchase Agreements, the Custodial Agreements, the Collateral Agency Agreement and the other Transaction Documents is intended not to be a taxable mortgage pool for federal income tax purposes, and is intended to constitute a sale of the Loans by the applicable Seller to the Depositor for commercial law purposes. Each of the Depositor and the Issuer are and are intended to be a legal entity separate and distinct from each Seller for all purposes other than tax purposes. This Indenture and the other Transaction Documents shall be interpreted to further these intentions.

ARTICLE II

THE NOTES

Section 2.1 Designation.

(a) There is hereby created a series of Notes of the Issuer to be issued pursuant to this Indenture and which are hereby designated as “Sierra Timeshare 2006-1 Receivables Funding, LLC Vacation Timeshare Loan Backed Notes, Series 2006-1,” the “Series 2006-1 Notes” or the “Notes.” The Issuer will issue notes in two classes as follows: (i) $325,000,000 5.84% Vacation Timeshare Loan Backed Notes, Series 2006-1, Class A-1, due 2018 and (ii) $225,000,000 Floating Rate Vacation Timeshare Loan Backed Notes, Series 2006-1, Class A-2, due 2018.

(b) The terms of the Notes shall be as set forth in this Indenture.

Section 2.2 Form Generally. The Notes and the Trustee’s or Authentication Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms set forth in Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistent herewith, be determined by the Authorized Officers of the Issuer executing such

Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse or subsequent pages thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, word processed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Section 2.3 [Reserved].

Section 2.4 Determination of LIBOR.

On each LIBOR Determination Date, the Trustee shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 or as reported by Bloomberg Financial Markets Commodities News (or by another source selected by the Trustee with notice to the Control Party) as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for such related Interest Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0001%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Accrual Period will be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0001%) of the one-month U.S. dollar lending rates that three New York City banks selected by the Trustee are quoting at approximately 11:00 a.m. (New York City time) on the relevant LIBOR Determination Date to leading European banks.

The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Class A-2 Notes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding. The Trustee shall, upon the establishment of LIBOR on each LIBOR Determination Date, notify the Issuer and the Servicer of the rate.

Section 2.5 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at the time of execution of such Notes Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Trustee shall, upon written order of the Issuer, authenticate and deliver Notes for original issue in an aggregate principal amount of $550,000,000, comprising $325,000,000 principal amount of Class A-1 Notes and $225,000,000 principal amount of Class A-2 Notes. The Trustee shall be entitled to rely upon such written order as authority to so authenticate and deliver the Notes without further inquiry of any Person.

Each Note shall be dated the date of its authentication. Beneficial interests in the Notes may be purchased in minimum denominations of $500,000 and in integral multiples of $1,000 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.6 Registration; Registration of Transfer and Exchange; Transfer Restrictions. (a) The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee shall be the initial “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee, the Insurer and the Swap Counterparty prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Registrar, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

Upon surrender for registration of transfer of any Note at the office of the Note Registrar as provided in this Section 2.6, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, and upon receipt of such surrendered Note the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, and upon receipt of such surrendered Note and an Issuer Order to authenticate the Note, the Trustee shall authenticate and the Noteholder shall obtain from the Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, and such other documents as the Trustee may require.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to subsection 15.1(e) not involving any transfer.

The preceding provisions of this section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of Notes (i) for a period of 20 days preceding the due date for any payment with respect to the Notes or (ii) after the Trustee sends a notice of redemption with respect to such Note in accordance with Section 2.18.

(b) The Notes have not been registered under the Securities Act or any state securities law. None of the Issuer, the Note Registrar or the Trustee is obligated to register the Notes under the Securities Act or any other securities or “Blue Sky” laws or to take any other action not otherwise required under this Indenture to permit the transfer of any Note without registration.

(c) No transfer of any Note or any interest therein (including, without limitation, by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 2.6 (including the applicable legend to be set forth on the face of each Note as provided in Exhibit A to this Indenture) and in Section 2.12 and Section 2.13 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities or “Blue Sky” laws (i) to a person (A) that the transferor reasonably believes is a “qualified institutional buyer” (a “QIB”) within the meaning thereof in Rule 144A under the Securities Act (“Rule 144A”) in the form of beneficial interests in the Rule 144A Global Note, and (B) that is aware that the resale or other transfer is being made in reliance on Rule 144A or (ii) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, in the form of beneficial interests in the applicable Regulation S Global Note.

(d) Each Note Owner, by its acceptance of its beneficial interest in a Note, will be deemed to have acknowledged, represented to and agreed with the Issuer and the Initial Purchasers as follows:

(i) It understands and acknowledges that the Notes will be offered and may be resold by each Initial Purchaser (A) in the United States to QIBs pursuant to Rule 144A in the form of beneficial interests in the Rule 144A Global Note or (B) outside the United States to non U.S. Persons pursuant to Regulation S under the Securities Act, initially in the form of beneficial interests in the Temporary Regulation S Global Note. As set forth in Section 2.13, beneficial interests in the Temporary Regulation S Global Note may be exchanged for beneficial interests in the Permanent Regulation S Global Note.

(ii) It understands that the Notes have not been and will not be registered under the Securities Act or any state or other applicable securities law and that the Notes, or any interest or participation therein, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any state or other applicable securities law.

(iii) It acknowledges that none of the Issuer or the Initial Purchasers or any person representing the Issuer or the Initial Purchasers has made any representation to it with respect to the Issuer or the offering or sale of any Notes, other than the information contained in the Offering Circular, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Notes. It has had access to such financial and other information concerning the Issuer, the Depositor, the Insurer and the Notes as it has deemed necessary in connection with its decision to purchase the Notes.

(iv) It acknowledges that the Notes will bear a legend to the following effect unless the Issuer determines otherwise, consistent with applicable law:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE, UNLESS SUCH PERSON ACQUIRED THIS NOTE IN A TRANSFER DESCRIBED IN CLAUSE (3) ABOVE, IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

PRIOR TO PURCHASING ANY NOTES, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUER HAS NOT AGREED TO REGISTER THE NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.”

(v) If it is acquiring any Note, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.

(vi) It (A)(i) is a QIB, (ii) is aware that the sale to it is being made in reliance on Rule 144A and if it is acquiring such Notes or any interest or participation therein for the account of another QIB, such other QIB is aware that the sale is being made in reliance on Rule 144A and (iii) is acquiring such Notes or any interest or participation therein for its own account or for the account of a QIB, or (B) is not a U.S. person and is purchasing such Notes or any interest or participation therein in an offshore transaction meeting the requirements of Rule 903 or 904 of Regulation S.

(vii) It is purchasing the Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Notes, or any interest or participation therein as described in the Offering Circular and pursuant to the provisions of this Indenture.

(viii) It agrees that if in the future it should offer, sell or otherwise transfer such Note or any interest or participation therein, it will do so only (A) to the Issuer, (B) pursuant to Rule 144A to a person it reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom it has informed that such offer, sale or other transfer is being made in reliance on Rule 144A or (C) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S under the Securities Act.

(ix) If it is acquiring such Note or any interest or participation therein in an “offshore transaction” (as defined in Regulation S under the Securities Act), it acknowledges that the Notes will initially be represented by the Temporary Regulation S Global Note and that transfers thereof or any interest or participation therein are restricted as set forth in this Indenture. If it is a QIB, it acknowledges that the Notes offered in reliance on Rule 144A will be represented by a Rule 144A Global Note and that transfers thereof or any interest or participation therein are restricted as set forth in this Indenture.

(x) It understands that the Temporary Regulation S Global Note will bear a legend to the following effect unless the Issuer determines otherwise, consistent with applicable law:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW. NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE REFERRED TO BELOW.”

(xi) With respect to any foreign purchaser claiming an exemption from United States income or withholding tax, it has delivered to the Trustee a true and complete Form W-8BEN or W-8ECI, indicating such exemption or any successor or other forms and documentation as may be sufficient under the applicable regulations for claiming such exemption.

(xii) It acknowledges that the Depositor, the Issuer, the Initial Purchasers and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Issuer and the Initial Purchasers.

(xiii) It acknowledges that transfers of the Notes or any interest or participation therein shall otherwise be subject in all respects to the restrictions applicable thereto contained in this Indenture.

(xiv) Either (A) it is not (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, or (iii) an entity the underlying assets of which are considered to include “plan assets” of, and it is not purchasing the Notes on behalf of, any such plan, account or arrangement; or (B) its purchase, holding and subsequent disposition of the Notes either (i) will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code or (ii) are exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code in accordance with one or more available statutory, class or individual prohibited transaction exemptions. It will not transfer the Notes to any person or entity, unless such person or entity could itself truthfully make the foregoing representations and covenants as presented in this clause (xiv).

Any transfer, resale, pledge or other transfer of the Notes contrary to the restrictions set forth above and elsewhere in this Indenture shall be deemed void ab initio by the Issuer and the Trustee. As used in this Section 2.6, the terms “United States” and “U.S. persons” have the respective meanings given them in Regulation S under the Securities Act.

(e) It understands and acknowledges that the Issuer has structured this Indenture and the Notes with the intention that the Notes will qualify under applicable tax law as indebtedness of the Issuer, and the Issuer and each Noteholder by acceptance of its Note agree to treat the Notes (or interests therein) as indebtedness for purposes of federal, state, local and foreign income or franchise taxes or any other applicable tax.

(f) Notwithstanding anything to the contrary contained herein, each Note and this Indenture may be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Notes to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally (provided, however, that no such amendment or supplement shall in any way impact the Interest Rate Swap). Each Noteholder shall, by its acceptance of such Note, have agreed to any such amendment or supplement.

Section 2.7 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) in the case of a destroyed, lost or stolen Note, there is delivered to the Trustee such security or indemnity as may be required by it to hold the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Trustee that such Note has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within twenty (20) days shall become due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the redemption date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, claim, liability, cost or expense incurred by the Issuer or the Trustee, its agents and/or counsel, in connection therewith.

Upon the issuance of any replacement Note under this Section 2.7, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee, its agents and/or counsel) connected therewith.

Except as set forth in the first paragraph of this Section 2.7, every replacement Note issued pursuant to this Section 2.7 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.8 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.9 Payment of Principal and Interest; Defaulted Interest.

(a) The Notes of each Class shall accrue interest from and including the Closing Date at the Note Interest Rate for that Class. Interest on the Class A-1 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A-2 Notes will be calculated on the basis of a 360-day year and the actual number of days that elapsed during the related Interest Accrual Period. Interest shall be due and payable on August 21, 2006 and each Payment Date thereafter until all principal amounts on the Notes have been repaid. The amount of interest due and payable on the Notes with respect to each Payment Date shall be an amount equal to the Accrued Interest with respect to such Payment Date. Any installment of interest or principal, if any, or any other amount, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, (i) except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, and (ii) except for (A) the final installment of principal payable with respect to such Note on a Payment Date and (B) the redemption price for any Note called for redemption pursuant to Section 2.18, in each case which shall be payable as provided below; provided, however, that the Insurer will be subrogated to the rights of each Noteholder to receive payments of principal and interest, as applicable, with respect to distributions on the Notes to the extent of any payment by the Insurer under the Insurance Policy and the Insurer will be reimbursed therefor, together with interest thereon as provided in the Insurance Agreement, in accordance with Sections 3.1 and 11.7.

(b) To the extent of Available Funds, principal shall be due and payable on the Notes as provided in Section 3.1(a) or if a Rapid Amortization Event has occurred and is continuing as provided in Section 3.1(b), and the principal amount of the Notes to the extent not previously paid, shall be due and payable on the Rated Final Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default described in Section 11.1 shall have occurred and be continuing, if the Notes have been declared to be immediately due and payable as provided in Section 11.1. Principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto. The Insurer will be subrogated to the rights of each Noteholder to receive payments of principal with respect to distributions on the Notes to the extent of any payment by the Insurer under the Insurance Policy and the Insurer will be reimbursed therefor, together with interest thereon as provided in the Insurance Agreement, in accordance with Sections 3.1 and 11.7.

Notices in connection with redemptions of Notes shall be mailed or sent by facsimile to Noteholders, the Insurer and the Swap Counterparty as provided in Section 15.5.

(c) If the Issuer defaults in a payment of interest on the Notes when such interest becomes due and payable on any Payment Date, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Note Interest Rate in any lawful manner. Unless the interest shall have been paid by the Insurer, the Issuer may pay such defaulted interest to the persons who are Noteholders on a subsequent special record date, which date shall be fixed or caused to be fixed by the Issuer and shall be at least three Business Days prior to the payment date. The Issuer shall fix or cause to be fixed any such payment date, and, prior to the third Business Day prior to any such special record date, the Issuer shall mail or transmit by facsimile to each Noteholder, the Insurer and the Swap Counterparty a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

(d) Holders of a beneficial interest in Notes sold in reliance on Regulation S as Temporary Regulation S Global Notes are prohibited from receiving payments or from exchanging beneficial interests in such Temporary Regulation S Global Notes for Permanent Regulation S Global Notes until the later of (i) the expiration of the Distribution Compliance Period (the “Exchange Date”) and (ii) the furnishing of a certificate, substantially in the form of Exhibit C attached hereto, certifying that the beneficial owner of the Temporary Regulation S Global Note is a non-U.S. person (a “Regulation S Certificate”) as provided in Section 2.12.

Section 2.10 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall, following its receipt thereof, be promptly canceled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall, following its receipt thereof, be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Notes shall be returned to the Issuer.

Section 2.11 Global Notes. The Notes, upon original issuance, will be issued in global form (i) to QIBs in transactions exempt from the registration requirements of the Securities Act in reliance on Rule 144A, as a single note in fully registered form, without interest coupons (the “Rule 144A Global Note”), authenticated and delivered in substantially the forms attached hereto included in Exhibit A and/or (ii) as a single note in “offshore transactions” (within the meaning of Regulation S), in fully registered form, without interest coupons (the “Temporary Regulation S Global Note”), authenticated and delivered in substantially the forms attached hereto included in Exhibit A. Such Notes shall be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer and shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.15. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Note Owners pursuant to Section 2.15:

(i) the provisions of this Section 2.11 shall be in full force and effect;

(ii) the Note Registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes (except to the extent that the Insurer is entitled to such payments), and shall have no obligation to the Note Owners;

(iii) to the extent that the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control;

(iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants in accordance with the Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.15, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants;

(v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Aggregate Principal Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the Aggregate Principal Amount of the Notes and has delivered such instructions to the Trustee; and

(vi) the Notes may not be transferred as a whole except by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency or by the Clearing Agency or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency.

Section 2.12 Regulation S Global Notes.

(a) Notes issued in reliance on Regulation S under the Securities Act will initially be in the form of a Temporary Regulation S Global Note. Any beneficial interest in a Note evidenced by the Temporary Regulation S Global Note is exchangeable for a beneficial interest in a Note in fully registered, global form, without interest coupons, authenticated and delivered in substantially the form with respect to each Class attached hereto in Exhibit A (the “Permanent Regulation S Global Note”), upon the later of (i) the Exchange Date and (ii) the furnishing of a Regulation S Certificate.

(b) (i) On or prior to the Exchange Date, each owner of a beneficial interest in a Temporary Regulation S Global Note shall deliver to Euroclear or Clearstream (as applicable) a

Regulation S Certificate; provided, however, that any owner of a beneficial interest in a Temporary Regulation S Global Note on the Exchange Date or on any Payment Date that has previously delivered a Regulation S Certificate hereunder shall not be required to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, in which case such owner shall promptly notify Euroclear or Clearstream, as applicable, thereof and shall deliver an updated Regulation S Certificate). Euroclear and/or Clearstream, as applicable, shall deliver to the Paying Agent or the Trustee a certificate substantially in the form of Exhibit C (a “Non-U.S. Certificate”) attached hereto promptly upon the receipt of each such Regulation S Certificate, and no such owner (or transferee from such owner) shall be entitled to receive a beneficial interest in a Permanent Regulation S Global Note or any payment of or principal of interest on or any other payment with respect to its beneficial interest in a Temporary Regulation S Global Note prior to the Paying Agent or the Trustee receiving such Non-U.S. Certificate from Euroclear or Clearstream with respect to the portion of the Temporary Regulation S Global Note owned by such owner (and, with respect to a beneficial interest in the Permanent Regulation S Global Note, prior to the Exchange Date).

(c) Any payments of principal of, interest on or any other payment on a Temporary Regulation S Global Note received by Euroclear or Clearstream with respect to any portion of such Regulation S Global Note owned by a Note Owner that has not delivered the Regulation S Certificate required by this Section 2.12 shall be held by Euroclear and Clearstream solely as agents for the Paying Agent and the Trustee. Euroclear and Clearstream shall remit such payments to the applicable Note Owner (or to a Euroclear or Clearstream member on behalf of such Note Owner) only after Euroclear or Clearstream has received the requisite Regulation S Certificate. Until the Paying Agent or the Trustee has received a Non-U.S. Certificate from Euroclear or Clearstream, as applicable, that it has received the requisite Regulation S Certificate with respect to the ownership of a beneficial interest in any portion of a Temporary Regulation S Global Note, the Paying Agent or the Trustee may revoke the right of Euroclear or Clearstream, as applicable, to hold any payments made with respect to such portion of such Temporary Regulation S Global Note. If the Paying Agent or the Trustee exercises its right of revocation pursuant to the immediately preceding sentence, Euroclear or Clearstream, as applicable, shall return such payments to the Paying Agent or the Trustee and the Trustee shall hold such payments in the Collection Account until Euroclear or Clearstream, as applicable, has provided the necessary Non-U.S. Certificates to the Paying Agent or the Trustee (at which time the Paying Agent shall forward such payments to Euroclear or Clearstream, as applicable, to be remitted to the Note Owner that is entitled thereto on the records of Euroclear or Clearstream (or on the records of their respective members)).

Each Note Owner with respect to a Temporary Regulation S Global Note shall exchange its beneficial interest therein for a beneficial interest in a Permanent Regulation S Global Note on or after the Exchange Date upon furnishing to Euroclear or Clearstream (as applicable) the Regulation S Certificate and upon receipt by the Paying Agent or the Trustee, as applicable, of the Non-U.S. Certificate thereof from Euroclear or Clearstream, as applicable, in each case pursuant to the terms of this Section 2.12. On and after the Exchange Date, upon receipt by the Paying Agent or the Trustee of any Non-U.S. Certificate from Euroclear or Clearstream described in the immediately preceding sentence (i) with respect to the first such certification, the Issuer shall execute, upon receipt of an order to authenticate, and the Trustee shall authenticate and deliver to the Clearing Agency Custodian the applicable Permanent Regulation S Global Note and (ii) with respect to the first and all subsequent certifications, the Clearing Agency Custodian shall exchange on behalf of the applicable owners the portion of the applicable Temporary Regulation S Global Note covered by such certification for a comparable portion of the applicable Permanent Regulation S Global Note. Upon any exchange of a portion of a Temporary Regulation S Global Note for a comparable portion of a Permanent Regulation S Global Note, the Clearing Agency Custodian shall endorse on the schedules affixed to each such Regulation S Global Note (or on continuations of such schedules affixed to each such Regulation S Global Note and made parts thereof) appropriate notations evidencing the date of transfer and (x) with respect to the Temporary Regulation S Global Note, a decrease in the principal amount thereof equal to the amount covered by the applicable certification and (y) with respect to the Permanent Regulation S Global Note, an increase in the principal amount thereof equal to the principal amount of the decrease in the Temporary Regulation S Global Note pursuant to clause (x) above.

Section 2.13 Special Transfer Provisions.

(a) If a holder of a beneficial interest in the Rule 144A Global Note wishes at any time to exchange its beneficial interest in the Rule 144A Global Note for a beneficial interest in the Regulation S Global Note, or to transfer a beneficial interest in the Rule 144A Global Note to a person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Note, such holder may, subject to the rules and procedures of the Clearing Agency and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of the beneficial interest for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the Trustee of (1) instructions given in accordance with the Clearing Agency’s procedures from or on behalf of a Note Owner of the Rule 144A Global Note, directing the Trustee (via the Clearing Agency’s Deposit/Withdrawal of Custodian System (“DWAC”)), as transfer agent, to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order in accordance with the Clearing Agency’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account, and (3) a certificate given by such Note Owner stating that the exchange or transfer of such beneficial interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Clearing Agency (via DWAC), its nominee, or the custodian for the Clearing Agency, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Trustee, as transfer agent, shall promptly deliver appropriate instructions (via DWAC) to the Clearing Agency, its nominee, or the custodian for the Clearing Agency, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who may be Euroclear Bank S.A./N.V., as operator of Euroclear or Clearstream or another agent member of Euroclear, or Clearstream, or both, as the case may be, acting for and on behalf of them) a beneficial interest in such Regulation S Global

Note equal to the reduction in the principal amount of the Rule 144A Global Note. Notwithstanding anything to the contrary, the Trustee may conclusively rely upon the completed schedule set forth in the certificate representing the Notes.

(b) If a holder of a beneficial interest in the Regulation S Global Note wishes at any time to exchange its beneficial interest in the Regulation S Global Note for a beneficial interest in the Rule 144A Global Note, or to transfer a beneficial interest in the Regulation S Global Note to a person who wishes to take delivery thereof in the form of beneficial interest in the Rule 144A Global Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream and the Clearing Agency, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Global Note. Upon receipt by the Trustee, as transfer agent, of (1) instructions given in accordance with the procedures of Euroclear or Clearstream and the Clearing Agency, as the case may be, from or on behalf of a Note Owner of the Regulation S Global Note directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of Euroclear or Clearstream and the Clearing Agency, as the case may be, containing information regarding the account with the Clearing Agency to be credited with such increase and the name of such account, and (3) prior to the expiration of the Distribution Compliance Period, a certificate given by such Note Owner stating that the person transferring such beneficial interest in such Regulation S Global Note reasonably believes that the person acquiring such beneficial interest in the Rule 144A Global Note is a QIB and is obtaining such beneficial interest for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A under the Securities Act and any applicable securities laws of any state of the United States or any other jurisdiction, the Trustee, as transfer agent, shall promptly deliver (via DWAC) appropriate instructions to the Clearing Agency, its nominee, or the custodian for the Clearing Agency, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Trustee, as transfer agent, shall promptly deliver (via DWAC) appropriate instructions to the Clearing Agency, its nominee, or the custodian for the Clearing Agency, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note. After the expiration of the Distribution Compliance Period, the certification requirement set forth in clause (3) of the second sentence of this subsection 2.13(b) will no longer apply to such exchanges and transfers. Notwithstanding anything to the contrary, the Trustee may conclusively rely upon the completed schedule set forth in the certificate representing the Notes.

(c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of a beneficial interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such a beneficial interest.

(d) Until the later of the Exchange Date and the provision of the certifications required by Section 2.9(d), beneficial interests in a Regulation S Global Note may only be held through Euroclear Bank S.A./N.V., as operator of Euroclear or Clearstream, or another agent member of Euroclear and Clearstream acting for and on behalf of them. During the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only in accordance with the certification requirements described above.

Section 2.14 Notices to Clearing Agency. Whenever a notice or other communication to the Holders of the Notes is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.15, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to the Note Owners.

Section 2.15 Definitive Notes. If (i) the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Issuer is unable to locate a qualified successor, or (ii) to the extent permitted by law, the Issuer, at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) after the occurrence of an Event of Default or a Servicer Default, Note Owners of beneficial interests aggregating a majority of the Aggregate Principal Amount of the Notes advise the Issuer and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners. Upon surrender to the Trustee of the word-processed Note or Notes representing the Global Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes to Note Owners, the Trustee shall recognize the Holders of such Definitive Notes as Noteholders.

Section 2.16 Payments on the Notes.

(a) Subject to the availability of funds and to the Priority of Payments, the Notes will provide for (i) the payment of Accrued Interest on each Payment Date until the earlier of the date on which all Notes are paid in full and the Rated Final Maturity Date and (ii) (A) absent the occurrence and continuation of a Rapid Amortization Event, the payment of the Principal Distribution Amount on each Payment Date until the earlier of the date on which all Notes are paid in full and the Rated Final Maturity Date or (B) if a Rapid Amortization Event has occurred and is continuing, the payment of all Available Funds remaining after the application of clause “EIGHTH” in subsection 3.1(a) in respect of principal until the earlier of the date on which all Notes are paid in full and the Rated Final Maturity Date. All outstanding principal of the Notes will be due and payable (unless paid on an earlier date) on the Rated Final Maturity Date. On the

Rated Final Maturity Date Noteholders will be entitled to the Reserve Draw Amount for such date, if any and all remaining Available Funds necessary to reduce the Aggregate Principal Amount of the Notes to zero.

(b) Interest and principal payable in respect of the Notes of any Class on any Payment Date shall be paid to the Holders of the Notes of such Class as of the related Record Date; provided, however, that the Insurer will be subrogated to the rights of each Noteholder to receive payments of principal and interest, as applicable, with respect to distributions on the Notes to the extent of any payment by the Insurer under the Insurance Policy and the Insurer will be reimbursed therefor, together with interest thereon as provided in the Insurance Agreement in accordance with Sections 3.1 and 11.7.

(c) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note; provided, however, that any installment of principal that (i) is subsequently rescinded or recaptured or (ii) is paid by the Insurer as a result of a draw under the Insurance Policy shall not be considered paid by the Issuer.

(d) Notwithstanding any other provision of this Indenture, principal of, interest on and all other amounts payable on or in respect of the Notes will constitute limited recourse obligations of the Issuer secured by, and payable from and to the extent of available proceeds of, the Collateral and any amounts paid by the Insurer pursuant to claims made under the Insurance Policy. The Holders of the Notes shall have recourse to the Issuer only to the extent of the Collateral, and following realization of the Collateral and all amounts available to the Trustee under the Insurance Policy, any claims of the Holders of the Notes shall be extinguished and shall not revive thereafter. Neither the Issuer, nor any of its respective agents, members, partners, beneficiaries, officers, directors, employees or any Affiliate of any of them or any of their respective successors or assigns or any other Person or entity shall be personally liable for any amounts payable, or performance due, under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is secured by the Collateral, or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Collateral has been realized whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer as party defendant in any action, suit or in the exercise of any other remedy under the Notes or in this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Issuer.

(e) For so long as any of the Notes are admitted on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF market, or listed on any other stock exchange, to the extent required by the rules of such exchange, the Issuer or, upon Issuer Order, the Trustee, in the name and at the expense of the Issuer, shall notify such stock exchange in the event that the Notes do not receive scheduled payments of principal or interest on any

Payment Date and the Servicer at the expense of the Issuer will arrange for publication of such information in a daily newspaper in Luxembourg or as otherwise required by such stock exchange.

Section 2.17 [Reserved].

Section 2.18 Clean-Up Call. The Notes are subject to redemption by the Issuer on any Payment Date on or after the date on which the Aggregate Loan Balance as of the end of the related Due Period is 10% or less of the Aggregate Loan Balance as of the Cut-Off Date. The redemption price will be equal to the Aggregate Principal Amount plus accrued and unpaid interest to the date of redemption; provided that any Termination Payments due to the Swap Counterparty under the Interest Rate Swap plus all amounts then due and owing to the Insurer under the Insurance Agreement will be required to be paid concurrently with or prior to any such redemption.

At any time after the Issuer has delivered notice of an optional redemption, the Issuer will deposit or cause to be deposited funds into the Collection Account sufficient to pay all principal and interest due or to become due on the Notes in connection with such redemption, plus related costs and expenses incurred or to be incurred by the Trustee, plus all amounts then due and owing to the Swap Counterparty and to the Insurer under the Insurance Agreement. The Trustee will invest the funds in the Collection Account in specific investments pursuant to this Indenture and will apply such funds deposited into the Collection Account and earnings on such funds to the payment in full of all principal and interest due on the Notes and amounts owing to the Swap Counterparty and the Insurer. Upon the full and final payment of the Notes and all interest thereon and upon payment of all amounts due to the Swap Counterparty and the Insurer, and at the written direction of the Issuer, the Collateral Agent will release its lien on the Collateral.

Section 2.19 Authentication Agent.

(a) The Trustee may appoint one or more Authentication Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authentication Agent and a certificate of authentication executed on behalf of the Trustee by an Authentication Agent. Each Authentication Agent must be acceptable to the Issuer and the Servicer.

(b) Any institution succeeding to the corporate agency business of an Authentication Agent shall continue to be an Authentication Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authentication Agent.

(c) An Authentication Agent may at any time resign by giving notice of resignation to the Trustee, the Swap Counterparty and to the Issuer. The Trustee may at any time terminate the agency of an Authentication Agent by giving notice of termination to such Authentication Agent and to the Issuer, the Insurer, the Swap Counterparty and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an Authentication Agent shall cease to be acceptable to the Trustee or the Issuer, the Trustee may promptly appoint a successor Authentication

Agent. Any successor Authentication Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authentication Agent. No successor Authentication Agent shall be appointed unless acceptable to the Issuer and the Servicer.

(d) The Issuer agrees to pay to each Authentication Agent from time to time reasonable compensation for its services under this Section 2.19.

(e) The provisions of Sections 13.1 and 13.3 shall be applicable to any Authentication Agent.

(f) Pursuant to an appointment made under this Section 2.19, the Notes may have endorsed thereon, in lieu of or in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

“This is one of the Notes described in the within-mentioned Agreement.

as Authentication Agent
for the Trustee

By:
Authorized Signatory”

Section 2.20 Appointment of Paying Agent. The Paying Agent shall make payments to Noteholders from the Collection Account or other applicable Account pursuant to the provisions of this Indenture and shall report the amounts of such distributions to the Issuer. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or other applicable Account for the purpose of making the distributions referred to above. The Issuer (with the prior written consent of the Insurer) may revoke such power and remove the Paying Agent if the Issuer determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Indenture in any material respect. The Issuer (with the prior written consent of the Insurer) reserves the right at any time to vary or terminate the appointment of a Paying Agent for the Notes, and to appoint additional or other Paying Agents, provided that it will at all times maintain the Trustee as a Paying Agent. In the event that any Paying Agent shall resign, the Issuer (with the prior written consent of the Insurer) may appoint a successor to act as Paying Agent. Any reference in this Indenture to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 2.21 Confidentiality. The Trustee and the Collateral Agent hereby agree not to disclose to any Person any name or address of any Obligor under any Pledged Loan or other information contained in the Loan Schedule or the data transmitted to the Trustee or the

Collateral Agent hereunder, except (i) as may be required by law, rule, regulation or order applicable to it or in response to any subpoena or other valid legal process, (ii) as may be necessary in connection with any request of any federal or state regulatory authority having jurisdiction over it or the National Association of Insurance Commissioners, (iii) in connection with the performance of its duties hereunder, (iv) to a Successor Servicer appointed pursuant to Section 12.2, (v) in enforcing the rights of Noteholders and (vi) as requested by any Person in connection with the financing statements filed pursuant to the Transaction Documents. The Trustee and the Collateral Agent hereby agree to take such measures as shall be reasonably requested by the Issuer of it to protect and maintain the security and confidentiality of such information. The Trustee and the Collateral Agent shall use reasonable efforts to provide the Issuer with written notice five days prior to any disclosure pursuant to this Section 2.21.

Nothing in the foregoing paragraph should, however, be construed to limit the ability of the Trustee, the Insurer and the Collateral Agent (and their respective Affiliates, employees, officers, directors, agents and advisors) to disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment (as such terms are used in sections 6011, 6111, and 6112 of the Code and the regulations promulgated thereunder) of the Notes, and all materials of any kind (including opinions or other tax analyses) that have been provided to the Trustee, the Insurer or the Collateral Agent related to such tax structure and tax treatment. In this regard, the Trustee, the Insurer and the Collateral Agent acknowledge and agree that disclosure of the tax structure or tax treatment of the Notes is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, the Trustee, the Insurer and the Collateral Agent acknowledge and agree that they do not know or have reason to know that the use or disclosure of information relating to the tax structure or tax treatment of the Notes is limited in any other manner (such as where the Notes are claimed to be proprietary or exclusive) for the benefit of any other Person. Neither the Trustee nor the Collateral Agent shall be permitted to disclose the tax structure and tax treatment of the Notes to the extent that such disclosure would constitute a violation of federal or state securities laws.

Section 2.22 144A Information. So long as the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of Notes, the Issuer shall promptly furnish or cause to be furnished to such Holder and to a prospective purchaser of such Note designated by such Holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes in accordance with the terms hereof (such information being contemplated to consist of a copy of the Offering Circular together with all Monthly Servicing Reports delivered to the Issuer since the Closing Date).

ARTICLE III

PAYMENTS, SECURITY AND ALLOCATIONS

Section 3.1 Priority of Payments, Rapid Amortization.

(a) The Trustee shall apply, based on written instruction to the Trustee from the Servicer, on each Payment Date, (i) Available Funds for that Payment Date on deposit in the Collection Account, (ii) pursuant to Section 3.5(b), the Reserve Account Draw Amount, if any, for that Payment Date and (iii) proceeds of any claims on the Insurance Policy to make the following payments and in the following order of priority (provided that claims on the Insurance Policy shall be used solely to pay interest and principal on the Notes):

FIRST, to the Trustee the Monthly Trustee Fees and expenses of the Trustee to the extent not paid by the Servicer, plus accrued and unpaid Monthly Trustee Fees and expenses for prior Payment Dates; provided, however, that (i) any payments to the Trustee as reimbursement for expenses of the Trustee related to the transfer of servicing to a successor servicer and payable in priority FIRST will be limited to payments of $100,000 per calendar quarter and $340,000 in the aggregate, and (ii) payments to the Trustee as reimbursement for any other expenses of the Trustee will be limited to $10,000 per calendar year as long as no Event of Default has occurred, and the Notes have not been accelerated, or the Collateral sold, pursuant to this Indenture;

SECOND, to the Servicer, the Monthly Servicer Fee plus any unreimbursed Servicer Advances made in respect of any prior Payment Dates, plus any accrued and unpaid Monthly Servicer Fees;

THIRD, to the Swap Counterparty, the Net Swap Payment, if any;

FOURTH, to the extent not paid by the Servicer, to the Custodian the Monthly Custodian Fee, plus any accrued and unpaid Monthly Custodian Fees for prior Payment Dates, not to exceed an amount on such Payment Date equal to one-twelfth of 0.06% of the Aggregate Loan Balance as of the beginning of the related Due Period;

FIFTH, to the extent not paid by the Servicer, to the Collateral Agent, the Monthly Collateral Agent Fee, plus any accrued and unpaid Monthly Collateral Agent Fees for prior Payment Dates;

SIXTH, as long as no Insurer Default has occurred and is continuing, to the Insurer, any accrued and unpaid Insurance Premium;

SEVENTH, to the holders of the Class A-1 Notes, Accrued Interest on the Class A-1 Notes, and to the holders of the Class A-2 Notes, Accrued Interest on the Class A-2 Notes; to the extent that there are insufficient funds to pay both such amounts in full, such amounts shall be paid pro rata in proportion to their respective Class Percentages;

EIGHTH, to the Insurer, any Reimbursement Amounts then due and owing to the Insurer;

NINTH, (A) if no Rapid Amortization Event has occurred and is continuing, (i) first, to the Noteholders, the Principal Distribution Amount, allocated among the Classes pro rata based on their respective Class Percentages and (ii) second, to the Swap Counterparty, the unpaid Senior Priority Swap Termination Amount, if any; otherwise (B) if a Rapid Amortization Event has occurred and is continuing, all remaining Available Funds will be paid to the Noteholders and the Swap Counterparty according to subsection 3.1(b);

TENTH, to the Noteholders of each Class, the Extra Principal Distribution Amount, pro rata in proportion to their respective Class Percentages;

ELEVENTH, if the amount on deposit in the Reserve Account is less than the Reserve Required Amount, to the Reserve Account the remaining amount of Available Funds to the extent needed to increase the amount on deposit in the Reserve Account to the Reserve Required Amount;

TWELFTH, (i) first, to the Insurer, any other amounts due to the Insurer pursuant to the Insurance Agreement and (ii) second, to the Trustee, any other amounts due to the Trustee under this Indenture;

THIRTEENTH, to the Swap Counterparty, any amounts owing to the Swap Counterparty in respect of a termination of the Interest Rate Swap not paid pursuant to clause NINTH, above; and

FOURTEENTH, to the Issuer, any remaining Available Funds free and clear of the lien of this Indenture.

(b) Rapid Amortization. If a Rapid Amortization Event occurs and is continuing, on each Payment Date all Available Funds remaining after application of clause “EIGHTH” in subsection (a) above shall be applied to pay principal of the Notes and the Senior Priority Swap Termination Amount, if any, as follows: (i) to the holders of the Class A-1 Notes the lesser of (a) the amount allocated to the Class A-1 Notes when all Available Funds are allocated pro rata between the Class A-1 Notes and the Class A-2 Notes in proportion to their respective Principal Amounts and (b) the Principal Amount of the Class A-1 Notes and (ii) to the holders of the Class A-2 Notes and the Swap Counterparty, the lesser of (a) the amount allocated to the Class A-2 Notes when all Available Funds are allocated pro rata between the Class A-1 Notes and the Class A-2 Notes in proportion to their respective Principal Amounts and (b) the Principal Amount of the Class A-2 Notes and the Senior Priority Swap Termination Amount, if any, pro rata in proportion to the Principal Amount of the Class A-2 Notes and the unpaid Senior Priority Swap Termination Amount, respectively, until such amounts are reduced to zero; in addition, if the Payment Date is the Rated Final Maturity Date, all Reserve Account Draw Amounts for such date will be allocated pro rata between the Class A-1 Notes and Class A-2 Notes, in proportion to their respective Principal Amounts until the outstanding Principal Amounts have been reduced to zero.

Funds remaining on any Payment Date after making the payments described in the preceding paragraph while a Rapid Amortization Event shall be in effect, shall be applied as provided in provisions TENTH through FOURTEENTH in subsection 3.1(a) above.

(c) Application of Monies Collected During Event of Default. If the Notes have been accelerated following an Event of Default and such acceleration and its consequences have not been rescinded and annulled, and the Trustee has sold the Collateral, the proceeds collected by the Trustee pursuant to Article XI or otherwise with respect to such Notes shall be applied as provided in Section 11.7.

Section 3.2 Information Provided to Trustee. The Servicer shall promptly provide the Trustee in writing with all information necessary to enable the Trustee to make the payments and deposits required pursuant to Section 3.1 as required by Section 8.1 and the Trustee shall be entitled to rely thereon.

Section 3.3 Payments. On each Payment Date, the Trustee, as Paying Agent, shall distribute to the Holders and the other parties entitled thereto the amounts due and payable under this Indenture and the Notes.

Section 3.4 Collection Account.

(a) Collection Account. The Trustee, for the benefit of the Noteholders, the Insurer and the Swap Counterparty, shall establish and maintain in the name of the Trustee, a segregated account designated as the “Sierra Timeshare 2006-1 Receivables Funding, LLC Series 2006-1 Collection Account” bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, the Insurer and the Swap Counterparty pursuant to this Indenture. Deposits made into the Collection Account shall be limited to amounts deposited therein on the Closing Date, amounts paid to the Issuer under the terms of the Interest Rate Swap, Collections and other Available Funds and earnings on the Collection Account. If, at any time, the Collection Account ceases to be an Eligible Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days establish a new Collection Account as an Eligible Account and shall transfer any property in the Collection Account to the new Collection Account. So long as the Trustee is an Eligible Institution, the Collection Account may be maintained with it in an Eligible Account.

(b) Withdrawals. The Trustee shall have the sole and exclusive right to withdraw or order a transfer of funds from the Collection Account, in all events in accordance with the terms and provisions of this Indenture and the information most recently delivered to the Trustee pursuant to Section 8.1; provided, however, that the Trustee shall be authorized to accept and act upon instructions from the Servicer regarding withdrawals or transfers of funds from the Collection Account, in all events in accordance with the provisions of this Indenture and the information most recently delivered pursuant to Sections 3.1 and 8.1. In addition, notwithstanding anything in the foregoing to the contrary, the Trustee shall be authorized to accept instructions from the Servicer on a daily basis regarding withdrawals or order transfers of funds from the Collection Account, to the extent such funds either (i) have been mistakenly deposited into the Collection Account (including without limitation funds representing assessments or dues payable by Obligors to property owners associations or other entities) or

(ii) relate to items subsequently returned for insufficient funds or as a result of stop payments. In the case of any withdrawal or transfer pursuant to the foregoing sentence, the Servicer shall provide the Trustee, the Insurer and the Swap Counterparty with notice of such withdrawal or transfer, together with reasonable supporting details, on the next Monthly Servicing Report to be delivered by the Servicer following the date of such withdrawal or transfer (or in such earlier written notice as may be required by the Trustee from the Servicer from time to time). Notwithstanding anything therein to the contrary, the Trustee shall be entitled to make withdrawals or order transfers of funds from the Collection Account, in the amount of all reasonable and appropriate out-of-pocket costs and expenses incurred by the Trustee in connection with any misdirected funds described in clause (i) and (ii) of the second foregoing sentence. Within two Business Days of receipt, the Servicer shall transfer all Collections and other proceeds of the Collateral processed by the Servicer to the Trustee for deposit into the Collection Account. The Trustee shall deposit or cause to be deposited into the Collection Account upon receipt the Release Price in respect of releases of Pledged Loans by the Issuer. On each Payment Date, the Trustee shall apply amounts in the Collection Account to make the payments and disbursements described in Section 3.1 and this Section 3.4.

(c) Administration of the Collection Account. Funds in the Collection Account shall, at the direction of the Servicer, at all times be invested in Permitted Investments; provided, however, that all Permitted Investments shall mature on the Business Day preceding each Payment Date, in order to ensure that funds on deposit therein will be available on such Payment Date. Subject to the restrictions set forth in the first sentence of this subsection 3.4(c), the Servicer shall instruct the Trustee in writing regarding the investment of funds on deposit in the Collection Account. All investment earnings on such funds shall be deemed to be available to the Trustee for the uses specified in this Indenture. The Trustee shall be fully protected in following the investment instructions of the Servicer, and shall have no obligation for keeping the funds fully invested at all times or for making any investments other than in accordance with such written investment instructions. If no investment instructions are received from the Servicer, the Trustee is authorized to invest the funds in Permitted Investments described in clause (v) of the definition thereof. In no event shall the Trustee be liable for any investment losses incurred in connection with the investment of funds on deposit in the Collection Account by the Trustee pursuant to this Indenture.

(d) Irrevocable Deposit. Any deposit made into the Collection Account hereunder shall, except as otherwise provided herein, be irrevocable and the amount of such deposit and any money, instruments, investment property or other property on deposit in, carried in or credited to the Collection Account hereunder and all interest thereon shall be held in trust by the Trustee and applied solely as provided herein.

(e) Source. All amounts delivered to the Trustee shall be accompanied by information in reasonable detail and in writing specifying the source and nature of the amounts.

Section 3.5 Reserve Account.

(a) Creation and Funding of the Reserve Account. The Trustee shall establish and maintain in the name of the Trustee, an Eligible Account designated as the “Sierra Timeshare 2006-1 Receivables Funding, LLC Reserve Account” bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders, the Insurer and the Swap Counterparty pursuant to this Indenture. The Reserve Account shall be under the sole dominion and control of the Trustee; however, if so directed by the Servicer, the Reserve Account may be an Eligible Account in the name of the Trustee opened at another Eligible Institution. If, at any time, the Reserve Account ceases to be an Eligible Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days establish a new Reserve Account as an Eligible Account and shall transfer any property in the Reserve Account to such new Reserve Account. So long as the Trustee is an Eligible Institution, the Reserve Account may be maintained with it in an Eligible Account.

A deposit shall be made to the Reserve Account on the Closing Date in an amount equal to the Reserve Required Amount and, on each Payment Date, deposits shall be made to the Reserve Account to the extent provided in provision ELEVENTH of subsection 3.1(a).

(b) Withdrawals from the Reserve Account. If Available Funds are not sufficient to pay (i) on each Payment Date prior to the Rated Final Maturity Date, those amounts described in provisions FIRST through NINTH(A)(i) of subsection 3.1(a) or (ii) on the Rated Final Maturity Date, those amounts described in provisions FIRST through NINTH(A)(i) of subsection 3.1(a) and all unpaid Principal Amounts on the Notes, the Trustee, at the direction of the Servicer, shall withdraw from the Reserve Account the lesser of the amounts sufficient to make such payments and the balance in the Reserve Account (the “Reserve Account Draw Amount”). On the Rated Final Maturity Date, the Noteholders will be entitled to the Reserve Account Draw Amount for such date, if any.

(c) Release of Funds from Reserve Account. On each Payment Date, the Trustee shall withdraw all cash on deposit in the Reserve Account in excess of the Reserve Required Amount and deposit such amount in the Collection Account, for application on such Payment Date as Available Funds in accordance with Section 3.1 of this Indenture.

(d) Termination of Reserve Account. Any funds remaining in the Reserve Account after all Notes (including both principal and interest thereon) have been paid in full and in cash and all other obligations of the Issuer under this Indenture and the Notes, including all amounts owing to the Insurer and the Swap Counterparty, have been paid in full and in cash shall be remitted by the Trustee to the Issuer free and clear of the lien of this Indenture.

(e) Administration of the Reserve Account. Funds in the Reserve Account shall be invested in Permitted Investments as directed by the Servicer; provided, however, that all Permitted Investments shall mature on or before the next Payment Date. Subject to the restrictions set forth in the first sentence of this subsection (e), the Servicer shall instruct the Trustee in writing regarding the investment of funds on deposit in the Reserve Account. The Trustee shall be fully protected in following the investment instructions of the Servicer, and shall have no obligation for keeping the funds fully invested at all times or for making any investments other than in accordance with such written investment instructions. If no investment instructions are received from the Servicer, the Trustee is authorized to invest the funds in Permitted Investments described in clause (v) of the definition thereof. In no event shall the Trustee be liable for any investment losses incurred in connection with the investment of funds on deposit in the Reserve Account by the Trustee pursuant to this Indenture.

(f) Deposit Irrevocable. Any deposit made into the Reserve Account hereunder shall, except as otherwise provided herein, be irrevocable and the amount of such deposit and any money, instruments, investment property, or other property credited to, carried in, or deposited in the Reserve Account hereunder and all interest thereon shall be held in trust by the Trustee and applied solely as provided herein.

Section 3.6 Interest Rate Swap.

(a) The Issuer shall enter into the Interest Rate Swap, certain terms of which are set forth herein for the convenience of the parties thereto for incorporation therein by reference, with the Swap Counterparty on the Closing Date. The Interest Rate Swap shall have a termination date which is the earlier of the Payment Date occurring in May 2018 or when the notional amount thereunder has been reduced to zero, subject to early termination in accordance with the terms of the Interest Rate Swap. The Interest Rate Swap shall have a notional amount for each Interest Accrual Period equal to the Principal Amount of the Class A-2 Notes as of the close of business on the first day of such Interest Accrual Period. Under the Interest Rate Swap, the Issuer shall be the fixed rate payer and shall pay a fixed rate of 5.874% and the Swap Counterparty shall be the floating rate payer and shall pay a floating rate of one-month LIBOR as determined from time to time plus 0.15%. Pursuant to the terms of the Interest Rate Swap, the Swap Counterparty shall pay to the Trustee, on behalf of the Issuer, on each Payment Date, the Net Swap Receipt, if any, plus the amount of any Net Swap Receipt due but not paid with respect to any previous Payment Date. The Trustee shall deposit such Net Swap Receipts, if any, into the Collection Account and shall apply such amounts as Available Funds pursuant to subsection 3.1 of this Indenture. In addition, in accordance with the terms of the Interest Rate Swap, the Issuer shall pay to the Swap Counterparty the Net Swap Payment, if any, for such Payment Date, plus the amount of any Net Swap Payment due but not paid on any previous Payment Date, from amounts available pursuant to provision THIRD of subsection 3.1(a).

(b) Following the termination of the Interest Rate Swap pursuant to the terms thereof, the Swap Counterparty shall pay to the Trustee for the benefit of the Issuer the amount of the Termination Receipt, if any, to be paid by the Swap Counterparty pursuant to the Interest Rate Swap. The Trustee shall, promptly upon receipt of any such Termination Receipt, if any, at the written direction of the Servicer, deposit such Termination Receipt into the Collection Account to be applied as Available Funds.

(c) Following the termination of the Interest Rate Swap pursuant to the terms thereof, the Issuer shall pay to the Swap Counterparty the amount of the Termination Payment, if any, to be made by the Issuer pursuant to the Interest Rate Swap to the extent of funds available therefore under provision NINTH of subsection 3.1(a) or Section 11.7, if applicable, or provision THIRTEENTH of subsection 3.1(a) or provision ELEVENTH of Section 11.7, if applicable, or if a Rapid Amortization Event has occurred and is continuing, as provided in subsection 3.1(b).

(d) The Interest Rate Swap shall provide that if a Ratings Event (as defined below) shall occur and be continuing with respect to the Swap Counterparty, then the Swap Counterparty shall (A) within five Business Days of such Ratings Event, give notice to the Issuer and the Insurer of the occurrence of such Ratings Event, and (B) use reasonable efforts to transfer (at its own cost) the Swap Counterparty’s rights and obligations under the Interest Rate

Swap to another party, which is an Acceptable Replacement Swap Counterparty, with such amendments to the Interest Rate Swap as have been approved by the Insurer (acting in a commercially reasonable manner), and subject to the Swap Rating Agency Condition. If a Ratings Event occurs, the Issuer, to the extent it has been notified of such event, shall notify the Trustee, the Insurer and the Servicer. Unless such a transfer by the Swap Counterparty has occurred within 20 Business Days after the occurrence of a Ratings Event, the Issuer shall demand that the Swap Counterparty post Eligible Collateral, as defined in the Interest Rate Swap, to secure the Issuer’s exposure or potential exposure to the Swap Counterparty and the Eligible Collateral shall be provided in accordance with a credit support annex as provided in the Interest Rate Swap. Valuation and posting of Eligible Collateral shall be made as of each Payment Date or more frequently as provided in the Interest Rate Swap. Notwithstanding the addition of the credit support annex and the posting of Eligible Collateral, the Swap Counterparty shall continue to use reasonable efforts to transfer its rights and obligations under the Interest Rate Swap to an Acceptable Replacement Swap Counterparty; provided, however, that the Swap Counterparty’s obligations to find a transferee and to post Eligible Collateral shall remain in effect only for so long as a Ratings Event is continuing.

(e) The Interest Rate Swap shall provide that a “Ratings Event” will occur with respect to the Swap Counterparty if the long-term and short-term senior unsecured deposit ratings of the Swap Counterparty cease to be at least “Aa3” and “P-1” by Moody’s or are withdrawn by Moody’s, or cease to be at least “A” and “A-1” by S&P, or at least “A” and “F1” by Fitch (to the extent such obligations are rated by S&P, Moody’s or Fitch).

The Interest Rate Swap shall further provide that if the long-term and short-term senior unsecured deposit ratings of the Swap Counterparty cease to be at least “A2” and “P-1” by Moody’s or at least “A-” and “A-1” by S&P, then the Swap Counterparty shall not be entitled to post Eligible Collateral, as defined in the Interest Rate Swap, but rather shall be required to use reasonable efforts to transfer the Swap Counterparty’s rights and obligations under the Interest Rate Swap to an eligible transferee.

If the Interest Rate Swap is terminated for any reason and no successor swap is entered into, the Servicer shall solicit bids from one or more prospective replacement swap counterparties for the price of a replacement swap agreement with a notional amount equal to the outstanding principal amount of the Class A-2 Notes. With the consent of (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Noteholders of greater than 50% of the Aggregate Principal Amount of the Notes, and in either case upon written confirmation from each Rating Agency that the replacement swap agreement will not result in a downgrade or withdrawal of its then-current rating on any Class of Notes, the Issuer will enter into such replacement swap agreement. If (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Noteholders of greater than 50% of the Aggregate Principal Amount of the Notes does not consent to such replacement swap agreement, or written confirmation is not received from each Rating Agency, the Issuer will not enter into a replacement swap agreement.

Section 3.7 Custody of Permitted Investments and other Collateral.

The Trustee shall hold such of the Collateral (and any other collateral that may be granted to the Trustee) and the Permitted Investments (other than the Pledged Loans, the related Loan Files, or the related Vacation Ownership Interest) as consists of instruments, certificated securities, negotiable documents, money, goods, or tangible chattel paper in the State of New York or the State of Minnesota. The Trustee shall hold such of the Collateral (and any other collateral that may be granted to the Trustee) and the Permitted Investments (other than the Pledged Loans, the related Loan Files, or the related Vacation Ownership Interest) as constitutes investment property (other than certificated securities) through a securities intermediary, which securities intermediary shall agree with the Trustee and the Issuer that (I) such investment property shall at all times be credited to a securities account of the Trustee, (II) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (III) all property credited to such securities account shall be treated as a financial asset, (IV) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (V) such securities intermediary will not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (VI) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, encumbrance, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee), (VII) such agreement shall be governed by the laws of the State of New York, and (VIII) the State of New York shall be the “securities intermediary’s jurisdiction” of such securities intermediary for purposes of the New York Uniform Commercial Code (the “NYUCC”). The Trustee shall hold such of the Collateral (and any other collateral that may be granted to the Trustee) and the Permitted Investments (other than the Pledged Loans, the related Loan Files, or the related Vacation Ownership Interest) as constitutes a deposit account through a bank, which bank shall agree in writing with the Trustee and the Issuer that (i) such bank shall comply with instructions originated by the Trustee directing disposition of the funds in the deposit account without further consent of any other person or entity, (ii) such bank will not agree with any person or entity other than the Trustee to comply with instructions originated by any person or entity other than the Trustee, (iii) such deposit account and the money deposited therein shall not be subject to any lien, security interest, encumbrance, or right of set-off in favor of such bank or anyone claiming through it (other than the Trustee), (iv) such agreement shall be governed by the laws of the State of New York, and (v) the State of New York shall be the “bank’s jurisdiction” of such bank for purposes of Article 9 of the NYUCC. Terms used in this paragraph that are defined in the NYUCC and not otherwise defined herein shall have the meaning set forth in the NYUCC. Except as permitted by this paragraph, the Trustee shall not hold any part of the Collateral (or any other collateral that may be granted to the Trustee) or the Permitted Investments (other than the Pledged Loans, the related Loan Files, or the related Vacation Ownership Interest) through an agent or a nominee.

Section 3.8 The Policy.

(a) The Issuer hereby represents that (i) it has obtained the Insurance Policy in the name, and for the benefit and security, of the Trustee, acting on behalf of the Noteholders, (ii) it has entered into the Insurance Agreement which provides for the issuance of the Insurance Policy by the Insurer and (iii) the Insurance Policy permits the Trustee to draw on the Insurance Policy from time to time for the purposes set forth in this Agreement. The Insurer shall not be entitled to reimbursement for any draws, interest or fees with respect to the Insurance Policy, except as specifically provided herein.

(b) Pursuant to the Insurance Policy, (i) if on any Determination Date Available Funds and amounts on deposit in the Reserve Account are insufficient to pay the interest set forth in clause (i) of the definition of Accrued Interest (excluding interest on past due Accrued Interest) on the Notes in accordance with the Priority of Payments or Section 11.7, as applicable, on the immediately following Payment Date, then the Trustee will no later than 10:00 a.m. New York City time on the fourth Business Day prior to the Payment Date make a claim under the Insurance Policy in accordance with the procedures set forth in the Insurance Policy in an amount equal to such insufficiency and (ii) if on the Determination Date immediately preceding the Rated Final Maturity Date Available Funds and amounts on deposit in the Reserve Account are insufficient to reduce the Aggregate Principal Amount of the Notes to zero on the Rated Final Maturity Date, then the Trustee will no later than 10:00 a.m. New York City time on the fourth Business Day prior to the Payment Date make a claim under the Insurance Policy in an amount necessary to reduce the Aggregate Principal Amount of the Notes to zero on such Payment Date (the aggregate amounts demanded in (i) and (ii) pursuant to this sentence on any Payment Date, the “Policy Claim Amount.”) Following receipt by the Insurer of such demand, the Insurer will pay the Policy Claim Amount by the later of (i) 12:00 noon, New York City time, on the applicable Payment Date and (ii) 12:00 noon, New York City time, on the fourth Business Day following receipt by the Insurer of the appropriate demand for payment.

The terms “Receipt” and “Received,” with respect to the Insurance Policy, mean actual delivery to the Insurer prior to 11:00 a.m., New York City time, on a Business Day. Notices delivered either on a day that is not a Business Day or after 11:00 a.m., New York City time, on a Business Day, shall be deemed Received on the next succeeding Business Day. If any notice or certificate given under the Insurance Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been Received, and the Insurer or the fiscal agent will promptly advise the Trustee of such deficiency and the Trustee may submit an amended notice.

Pursuant to the Insurance Policy, the Insurer shall pay any Insured Payment that is a Preference Amount no later than 12:00 Noon New York City time on the later of (i) the date on which such Insured Payment is due pursuant to the Order requiring such payment and (ii) the fourth Business Day following receipt on a Business Day by the Insurer in Armonk, New York (or such other location specified in writing by the Insurer to the Trustee) of a notice for payment relating to such Insured Payment of (i) a certified copy of a final, non-appealable order requiring the return of such Preference Amount (an “Order”), (ii) a certificate of the Trustee that the Order has been entered and is not subject to any stay, (iii) an opinion of counsel reasonably satisfactory to the Insurer, and upon which the Insurer shall be entitled to rely, stating that such Order is final and is not subject to appeal, (iv) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholders, if any, relating to or arising under the Notes against the Issuer or otherwise with respect to such Preference Amount, to the extent of such Preference Amount, (v) appropriate instruments to effect the appointment of the Insurer as agent for the Trustee and each Noteholder in any legal proceeding relating to such Preference Amount in a form reasonably satisfactory to the Insurer, and (vi) a notice for payment relating to such Preference Amount appropriately completed and executed by the Trustee. Such payments shall be disbursed to the Bankruptcy Trustee (or other Person, if applicable) named in the Order on behalf of the Noteholders and not to any Noteholder directly unless such Noteholder provides proof reasonably satisfactory to the Insurer that such Noteholder has returned such Preference Amount to such Bankruptcy Trustee (or other Person, if applicable), in which case such payment shall be disbursed to such Noteholder.

The term “Preference Amount” has the meaning assigned to that term in the Insurance Policy.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Section 4.1 Representations and Warranties Regarding the Issuer. The Issuer hereby represents and warrants to the Trustee and the Collateral Agent on the date of execution of this Indenture as follows:

(a) Due Formation and Good Standing. The Issuer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party. The Issuer is duly qualified to do business and is in good standing as a foreign entity, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to qualify or to obtain such licenses and approvals would render any Pledged Loan unenforceable by the Issuer or would otherwise have a Material Adverse Effect.

(b) Due Authorization and No Conflict. The execution, delivery and performance by the Issuer of each of the Transaction Documents to which it is a party, and the consummation by the Issuer of each of the transactions contemplated hereby and thereby, including without limitation the acquisition of the Pledged Loans under the Term Purchase Agreement and the making of the Grants contemplated hereunder, have in all cases been duly authorized by the Issuer by all necessary action, do not contravene (i) the Issuer’s certificate of formation or the LLC Agreement, (ii) any existing law, rule or regulation applicable to the Issuer, (iii) any contractual restriction contained in any material indenture, loan or credit agreement, lease, mortgage, deed of trust, security agreement, bond, note, or other material agreement or instrument binding on or affecting the Issuer or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Issuer or its property (except where such contravention would not have a Material Adverse Effect), and do not result in or require the creation of any Lien upon or with respect to any of its properties (except as provided in such

Transaction Documents); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. Each of the other Transaction Documents to which the Issuer is a party have been duly executed and delivered by the Issuer.

(c) Governmental and Other Consents. All approvals, authorizations, consents, or orders of any court or governmental agency or body required in connection with the execution and delivery by the Issuer of any of the Transaction Documents to which the Issuer is a party, the consummation by the Issuer of the transactions contemplated hereby or thereby, the performance by the Issuer of and the compliance by the Issuer with the terms hereof or thereof, have been obtained, except where the failure so to do would not have a Material Adverse Effect on the Issuer.

(d) Enforceability of Transaction Documents. Each of the Transaction Documents to which the Issuer is a party has been duly and validly executed and delivered by the Issuer and constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as enforceability may be subject to or limited by any Debtor Relief Law or by general principles of equity (whether considered in a suit at law or in equity).

(e) No Litigation. There are no proceedings or investigations pending or, to the best knowledge of the Issuer, threatened, against the Issuer before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Indenture or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or any of the other Transaction Documents, (iii) seeking any determination or ruling that would adversely affect the performance by the Issuer of its obligations under this Indenture or any of the other Transaction Documents to which the Issuer is a party, (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Indenture or any of the other Transaction Documents or (v) seeking any determination or ruling which would be reasonably likely to have a Material Adverse Effect on the Issuer.

(f) Use of Proceeds. All proceeds of the issuance of the Notes shall be used by the Issuer to acquire Loans from the Depositor under the Term Purchase Agreement, to pay costs related to the issuance of the Notes, to pay principal and/or interest on any Notes or to otherwise fund costs and expenses permitted to be paid under the terms of the Transaction Documents.

(g) Governmental Regulations. The Issuer is not (1) an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or (2) a “public utility company” or a “holding company,” a “subsidiary company” or an “affiliate” of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended.

(h) Margin Regulations. The Issuer is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each of the quoted terms is defined or used in any of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time). No part of the proceeds of any of the Notes has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of any of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

(i) Location of Issuer. The Issuer was formed on May 12, 2006 as a limited liability company under the laws of the State of Delaware and has at all times since such date remained as a limited liability company under the laws of the State of Delaware. From May 12, 2006 to the date of this Agreement, the Issuer’s correct name has been and is Sierra Timeshare 2006-1 Receivables Funding, LLC.

(j) Lockbox Accounts. Except in the case of any Lockbox Account pursuant to which only collections in respect of loans subject to a PAC or Credit Card Account are deposited, the Issuer has filed or has caused to be filed a standing delivery order with the United States Postal Service authorizing each Lockbox Bank to receive mail delivered to the related Post Office Box. The account numbers of all Lockbox Accounts, together with the names, addresses, ABA numbers and names of contact persons of all the Lockbox Banks maintaining such Lockbox Accounts and the related Post Office Boxes, are specified in the exhibits to this Indenture. From and after the Closing Date, the Trustee shall hold all right and title to and interest in all of the monies, checks, instruments, depository transfers or automated clearing house electronic transfers and other items of payment and their proceeds and all monies and earnings, if any, thereon in the Lockbox Accounts. The Issuer has no other lockbox accounts for the collection of Scheduled Payments in respect of Pledged Loans except for the Lockbox Accounts.

(k) No Other Legal Names. The Issuer has not had any legal name other than the name set forth herein at any time since its formation.

(l) Subsidiaries. The Issuer has no Subsidiaries and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person, other than Permitted Investments.

(m) Transaction Documents. The Term Purchase Agreement is the only agreement pursuant to which the Issuer purchases the Pledged Loans and the related Pledged Assets. The Issuer has furnished to the Trustee, the Insurer and the Collateral Agent, true, correct and complete copies of each Transaction Document to which the Issuer is a party, each of which is in full force and effect. Neither the Issuer nor any Affiliate thereof is in default of any of its obligations thereunder in any material respect. The Issuer is the lawful owner of, and has good title to, each Pledged Loan and all related Pledged Assets, free and clear of any Liens (other than the Lien of this Indenture and any Permitted Encumbrances on the related Vacation Ownership Interests), or has a first-priority perfected security interest therein. All such Pledged Loans and other related Pledged Assets are purchased without recourse to the Depositor except as described in the Term Purchase Agreement. The purchase by the Issuer under the Term Purchase Agreement constitutes either a sale or a first-priority perfected security interest, enforceable against creditors of the Depositor.

(n) Business. Since its formation, the Issuer has conducted no business other than the execution, delivery and performance of the Transaction Documents contemplated hereby, the purchase of Loans thereunder, the issuance and payment of the Notes and such other activities as are incidental to the foregoing. The Issuer has incurred no Debt except that expressly incurred hereunder and under the other Transaction Documents.

(o) Ownership of the Issuer. One hundred percent (100%) of the outstanding equity interest in the Issuer is directly owned (both beneficially and of record) by the Depositor.

(p) Taxes. The Issuer has timely filed or caused to be timely filed all federal, state, and local and foreign tax returns which are required to be filed by it, and has paid or caused to be paid all taxes due and owing by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings timely instituted and diligently pursued and with respect to which the Issuer has set aside adequate reserves on its books in accordance with GAAP and which proceedings have not given rise to any Lien.

(q) Tax Classification. Since its formation, for federal income tax purposes, the Issuer (i) has been classified as a disregarded entity or partnership and (ii) has not been classified as an association taxable as a corporation or a publicly traded partnership.

(r) Solvency. The Issuer (i) is not “insolvent” (as such term is defined in the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

(s) ERISA. The Issuer has not established and does not maintain or contribute to any Benefit Plan that is covered by Title IV of ERISA.

(t) No Adverse Selection. No selection procedures materially adverse to the Noteholders, the Trustee or the Collateral Agent have been employed in selecting the Pledged Loans for inclusion in the Collateral on the Closing Date.

Section 4.2 Representations and Warranties Regarding the Loan Files. The Issuer represents and warrants to each of the Trustee, the Collateral Agent, the Servicer and the Noteholders as to each Pledged Loan that:

(a) Possession. On or immediately prior to the Closing Date the Custodian will have possession of each original Pledged Loan and the related Loan File, and will have acknowledged such receipt and its undertaking to hold such documents for purposes of perfection of the Collateral Agent’s interests in such original Pledged Loan and the related Loan File; provided, however, that the fact that any Loan Document not required to be in its respective Loan File under the terms of the respective Purchase Agreements is not in the possession of the Custodian in its respective Loan File does not constitute a breach of this representation; and provided that, possession of Loan Documents may be in the form of microfiche or other electronic copies of the Loan Documents to the extent provided in the Custodial Agreement.

(b) Marking Records. On or before the Closing Date, each of the Issuer and the Servicer shall have caused the portions of the computer files relating to the Pledged Loans Granted to the Collateral Agent on such date to be clearly and unambiguously marked to indicate that such Loans constitute part of the Collateral Granted by the Issuer in accordance with the terms of this Indenture.

The representations and warranties of the Issuer set forth in this Section 4.2 shall be deemed to be remade without further act by any Person on and as of each date of substitution with respect to each Loan Granted by the Issuer on and as of each such date. The representations and warranties set forth in this Section 4.2 shall survive any Grant of the respective Loans by the Issuer.

Section 4.3 Rights of Obligors and Release of Loan Files.

(a) Notwithstanding any other provision contained in this Indenture, including the Collateral Agent’s, the Trustee’s and the Noteholders’ remedies pursuant hereto and pursuant to the Collateral Agency Agreement, the rights of any Obligor to any Vacation Ownership Interest subject to a Pledged Loan shall, so long as such Obligor is not in default thereunder, be superior to those of the Collateral Agent, the Trustee, the Insurer and the Noteholders, and none of the Collateral Agent, the Trustee, the Insurer or the Noteholders, so long as such Obligor is not in default thereunder, shall interfere with such Obligor’s use and enjoyment of the Vacation Ownership Interest subject thereto.

(b) If pursuant to the terms of this Indenture, the Collateral Agent or the Trustee shall acquire through foreclosure the Issuer’s interest in any portion of the Vacation Ownership Interest subject to a Pledged Loan, the Collateral Agent and the Trustee hereby specifically agree to release or cause to be released any Vacation Ownership Interest from any Lien hereunder upon completion of all payments and the performance of all the terms and conditions required to be made and performed by such Obligor under such Pledged Loan, and each of the Collateral Agent and the Trustee hereby consents to any such release by, or at the direction of, the Collateral Agent.

(c) At such time as an Obligor has paid in full the purchase price or the requisite percentage of the purchase price for deeding pursuant to a Pledged Loan and has otherwise fully discharged all of such Obligor’s obligations and responsibilities required to be discharged as a condition to deeding, the Servicer shall notify the Trustee and the Collateral Agent by a certificate substantially in the form attached hereto as Exhibit B (which certificate shall include a statement to the effect that all amounts received in connection with such payment have been deposited in the Collection Account) of a Servicing Officer and shall request delivery to the Servicer from the Custodian of the related Loan Files. Upon receipt of such certificate and request or at such earlier time as is required by applicable law, the Trustee and the Collateral Agent (a) shall be deemed, without the necessity of taking any action, to have approved release by the Custodian of the Loan Files to the Servicer (in all cases in accordance with the provisions of the Custodial Agreement), (b) shall be deemed to approve the release by the Nominee of the related deed of title, and any documents and records maintained in connection therewith, to the Obligor as provided in the Title Clearing Agreement, provided that title to the Vacation Ownership Interest has not already been deeded to the Obligor and/or (c) shall execute such documents and instruments of transfer and assignment and take such other action as is necessary to release its interest in the Vacation Ownership Interest subject to deeding (in the case of any Pledged Loan which has been paid in full). The Servicer shall cause each Loan File or any document therein so released which relates to a Pledged Loan for which the Obligor’s obligations have not been fully discharged to be returned to the Custodian for the sole benefit of the Collateral Agent when the Servicer’s need therefor no longer exists.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ISSUER;

ASSIGNMENT OF REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Trustee, the Collateral Agent and the Noteholders on the Closing Date as follows:

(a) Payment of principal and interest on the Notes and the prompt observance and performance by the Issuer of all of the terms and provisions of this Indenture are secured by the Collateral. Upon the issuance of the Notes and at all times thereafter so long as any Notes are outstanding, this Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent for the benefit of the Trustee, acting on behalf of the Noteholders, the Insurer and the Swap Counterparty to secure amounts payable under the Notes which security interest is perfected and prior to all other Liens (other than any Permitted Encumbrances) and is enforceable as such against all creditors of and purchasers from the Issuer; and

(b) the Pledged Loans and the documents evidencing such Pledged Loans constitute either “accounts,” “chattel paper,” “instruments” or “general intangibles” within the meaning of the applicable UCC.

Section 5.2 Eligible Loans. The Issuer hereby represents and warrants to the Trustee and the Collateral Agent that each of the Pledged Loans is an Eligible Loan. For purposes of this Indenture, the term “Eligible Loan” means a Loan purchased by the Issuer under the Term Purchase Agreement which has the following characteristics as of the Cut-Off Date:

(a) the related Vacation Ownership Interest has been purchased by an Obligor, and with respect to a Vacation Ownership Interest which is a Fixed Week, a UDI or which constitutes Points (it being understood in the case of a Vacation Ownership Interest which constitutes Points, that references in this clause (a) to a Vacation Ownership Interest shall be deemed to be references to the related Fixed Week or UDI deposited into FairShare Plus in exchange for such Points) (i) is not an interest in a Lot, (ii) except in the case of a Green Loan, a certificate of occupancy has been issued for the Resort related to such Vacation Ownership Interest, (iii) except in the case of a Green Loan, the unit related to the Vacation Ownership Interest is complete and ready for occupancy, is not in need of material maintenance or repair, except for ordinary, routine maintenance and repairs that are not substantial in nature or cost and contains no structural defects materially affecting its value, (iv) the Resort related to the Vacation Ownership Interest is not in need of maintenance or repair, except for ordinary, routine maintenance and repairs that are not substantial in nature or cost and contains no structural defects materially affecting its value, (v) there is no legal, judicial or administrative proceeding pending, or to the Issuer’s knowledge threatened, for the total condemnation of the Resort related to the Vacation Ownership Interest or partial condemnation of any portion of the property related to the Vacation Ownership Interest that would have a material adverse effect on the value of the Vacation Ownership Interest, (vi) the Resort related to the Vacation Ownership Interest is not located outside of the United States and (vii) is subject to declarations, covenants and restrictions of record;

(b) in the case of a Pledged Loan that is an Installment Contract, with respect to which the Issuer has a valid ownership or security interest in an underlying Vacation Ownership Interest, subject only to Permitted Encumbrances, unless the criteria in paragraph (c) are satisfied;

(c) with respect to Loans which are Fairfield Loans (i) if the related Vacation Ownership Interest has been deeded to the Obligor of the related Pledged Loan, then (A) the Issuer has a valid and enforceable first lien Mortgage on such Vacation Ownership Interest, except as such enforceability may be limited by Debtor Relief Laws and as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, (B) such Mortgage and related mortgage note have been assigned to the Collateral Agent, (C) such Mortgage and the related note have been transferred to the custody of the Custodian in accordance with the provisions of Section 6(c)(i) of the applicable Purchase Agreement and (D) if any Mortgage relating to such Pledged Loan is a deed of trust, a trustee duly qualified under applicable law to serve as such has been properly designated in accordance with applicable law and currently so serves or (ii) if the related Vacation Ownership Interest has not been deeded to the Obligor of the related Pledged Loan, then a nominee has legal title to such Vacation Ownership Interest and the Issuer has an equitable interest in such Vacation Ownership Interest underlying the related Pledged Loan;

(d) that was issued in a transaction that complied, and is in compliance, in all material respects with all requirements of applicable federal, state and local law, including applicable laws relating to usury, truth-in-lending, property sales, consumer credit protection and disclosure, except, with respect only to California Business and Professions Code Section 11018.10, as in effect prior to its repeal as of July 1, 2005, and California Business and Professions Code Section 11226, which became effective as of July 1, 2005, where such failure to comply would not have a Material Adverse Effect on the Sellers or a material adverse effect on the Pledged Loans;

(e) that requires the Obligor to pay the unpaid principal balance over an original term of not greater than 120 months;

(f) the Scheduled Payments on which are denominated and payable in United States dollars;

(g) is not a Defaulted Loan;

(h) the Scheduled Payments on which are not 30 days or more delinquent as of the Cut-Off Date;

(i) does not (i) finance the purchase of credit life insurance and (ii) finance, and was not originated in connection with, the Trendwest “Explorer” program, unless such Loan has been converted to a Loan in connection with the WorldMark program;

(j) with respect to which the related Vacation Ownership Interest (i) if the Loan is a Fairfield Loan (A) consists of a Fixed Week or a UDI and (B) if it consists of a Fixed Week, it has been converted or is convertible into a UDI or has become subject to FairShare Plus, which conversion or other modification does not or would not give rise to the extension of the maturity of any payments under such Fairfield Loan or is a Shawnee Loan or was originated during the transition period after the acquisition of Shawnee Development, Inc. (ii) if the Loan is a Trendwest Loan, consists of Vacation Credits or a Fractional Interest;

(k) that, if it is a Fairfield Loan (i) either (A) was transferred by FRI to WCF pursuant to the Operating Agreement, (B) in the case of any Pledged Loan originated by an Originator (other than any Pledged Loan originated by FRI or a Kona Loan), was transferred by such Originator to FRI pursuant to the Operating Agreement or (C) in the case of a Kona Loan was transferred to FRI under the terms of a July 2002 agreement or (ii) was purchased by WCF from Fairfield Receivables Corporation pursuant to an Assignment of Contracts and Mortgages, dated as of August 29, 2002;

(l) (i) if it is a Fairfield Loan, it was, except with respect to Kona Loans or Shawnee Loans, originated by a Fairfield Originator and, except for a transition period with respect to Shawnee Loans, has been consistently serviced by WCF, in each case in the ordinary course of its respective business and in accordance with Customary Practices and Credit Standards and Collection Policies, (ii) if it is a Kona Loan, it was originated by Kona Hawaiian Vacation Ownership, LLC and has since December 1, 2002 been consistently serviced by WCF, in each case, in the ordinary course of its respective business and in accordance with Customary Practices and Credit Standards and Collection Policies, (iii) if it is a Shawnee Loan, it was originated by Shawnee Development, Inc. and consistently serviced by WCF since March 13, 2006, or (iv) if it is a Trendwest Loan, was originated by Trendwest and has been consistently serviced by WCF or Trendwest, in each case in the ordinary course of its business and in accordance with WCF’s or Trendwest’s Customary Practices and Credit Standards and Collection Policies;

(m) has not been specifically reserved against by the Issuer or classified as uncollectible or charged off;

(n) arises from transactions in a jurisdiction in which (i) with respect to Fairfield Loans, FRI and each Subsidiary of FRI (other than the Depositor, and other special purpose entities created to issue notes) that conducts business in such jurisdiction is duly qualified to do business, except where the failure to so qualify will not adversely affect or impair the legality, validity, binding effect and enforceability of such Pledged

Loan and (ii) with respect to Trendwest Loans, Trendwest is duly qualified to do business, except where the failure to so qualify will not adversely affect or impair the legality, validity, binding effect and enforceability of such Pledged Loan;

(o) constitutes a legal, valid, binding and enforceable obligation of the related Obligor, except as such enforceability may be limited by Debtor Relief Laws and as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(p) is fully amortizing pursuant to a required schedule of substantially equal monthly payments of principal and interest;

(q) with respect to which, (i) the down payment has been made, (ii) neither statutory nor regulatively imposed rescission rights exist with respect to the related Obligor and (iii) no basis for such rights exists on the Cut-Off Date in the case of any Pledged Loan for which such rights are, at any time following the Cut-Off Date, granted or imposed;

(r) had an Equity Percentage of 10% or more at the time of the sale of the related Vacation Ownership Interest to the related Obligor (or, in the case of a Loan relating to a Timeshare Upgrade originated by Trendwest, an Equity Percentage of 10% or more of the value of all Vacation Credits owned by the related Obligor);

(s) with respect to which at least one Scheduled Payment has been made by the Obligor;

(t) in the case of a Green Loan, (i) satisfies each of the eligibility criteria set forth in paragraphs (a) through (s) above other than any such criteria that cannot be satisfied due solely to (A) the related Green Vacation Ownership Interest being an interest in a unit at a Resort that is not yet complete and ready for occupancy; (B) the Issuer not having a valid ownership interest in the related Green Vacation Ownership Interest; or (C) the related Green Vacation Ownership Interest not having been deeded to the Obligor or legal title not being held by the Nominee; and (ii) the Resort related to the Green Vacation Ownership Interest has a scheduled completion date no more than six months following the Cut-Off Date;

(u) the billing address of the Obligor is located in the United States; provided, however that the billing addresses of not more than 5% of the Obligors (by Loan Balance) may be located outside the United States; and

(v) is not and is not subsequently deemed to have been a Defective Loan as defined in the Master Loan Purchase Agreement pursuant to which it was sold by the applicable Seller to the Depositor.

Section 5.3 Assignment of Representations and Warranties and Rights Under the Performance Guaranty. The Issuer hereby assigns to the Trustee and the Collateral Agent all of its rights relating to the Pledged Loans and related Pledged Assets under the Term Purchase Agreement including the rights assigned to the Issuer by the Depositor of the Depositor’s rights to payment due from the related Seller for repurchases of Defective Loans (as such term is defined in the respective Purchase Agreements) resulting from the breach of representations and warranties under the respective Purchase Agreements. In addition, the Issuer hereby assigns to the Trustee and the Collateral Agent all of its rights under the Performance Guaranty including those rights the Issuer has as a named beneficiary of the Performance Guaranty and those rights it has acquired by assignment from the Depositor.

Section 5.4 Release of Defective Loans.

(a) Deposit of Release Price or Substitution of Qualified Substitute Loan. Subject to subsection (b) of this section, upon discovery by the Issuer or upon written notice from the Depositor or the Trustee that any Pledged Loan is a Defective Loan, the Issuer shall, within 90 days after the earlier of its discovery or receipt of notice thereof (i) if such Defective Loan constitutes a Defective Loan as defined in the Purchase Agreement pursuant to which the Depositor acquired such Defective Loan, direct the applicable Seller to perform its obligation under such Purchase Agreement to either (A) deposit the Release Price with the Trustee or (B) deliver to the Trustee one or more Qualified Substitute Loans in substitution for such Defective Loan and pay to the Trustee the Substitution Adjustment Amount, or (ii) if such Defective Loan does not constitute a Defective Loan as defined in the Purchase Agreement pursuant to which the Depositor acquired such Defective Loan, deposit the Release Price with the Trustee. If such Defective Loan constitutes a Defective Loan as defined in the Purchase Agreement pursuant to which the Depositor acquired such Defective Loan, then, notwithstanding any other provision of this Indenture, the Issuer shall have no obligation or liability with respect to such Defective Loan should the applicable Seller fail to perform its obligations under the Purchase Agreement with respect to such Defective Loan.

(b) Substitution. If under a Purchase Agreement, a Seller delivers a Qualified Substitute Loan for release of a Defective Loan, the Issuer shall execute a Supplemental Grant in substantially the form of Exhibit G hereto and deliver such Supplemental Grant to the Trustee and the Collateral Agent. Payments due with respect to Qualified Substitute Loans on or prior to the Calculation Date next preceding the date of substitution shall not be property of the Issuer, but, to the extent received by the Servicer, will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date. Payments due and other amounts received with respect to the Qualified Substitute Loans after the Calculation Date next preceding the date of substitution shall be property of the Issuer. Scheduled Payments due on a Defective Loan on or prior to the Calculation Date next preceding the date of substitution shall be property of the Issuer, and after such Calculation Date next preceding the date of substitution the Seller shall be entitled to retain all Scheduled Payments due thereafter and other amounts received in respect of such Defective Loan. The Issuer shall cause the Servicer to deliver a schedule of any Defective Loans so removed and Qualified Substitute Loans so substituted to the Trustee and such schedule shall be an amendment to the Loan Schedule. Upon such substitution, the Qualified Substitute Loan or Qualified Substitute Loans shall be subject to the terms of this Indenture in all respects, the Issuer shall be deemed to have made the representations, and warranties with respect to each Qualified Substitute Loan set forth in Section 5.1 and 5.2 of this Indenture, in each case as of the date of substitution, and the Issuer shall be deemed to have made a representation and warranty that each Loan so substituted is a Qualified Substitute Loan as of the date of substitution. The provisions of Section 5.4(a) shall apply to any Qualified

Substitute Loan as to which the Issuer has breached the Issuer’s representations and warranties in Section 5.1 and 5.2 to the same extent as for any other Pledged Loan. In connection with the substitution of one or more Qualified Substitute Loans for one or more Defective Loans, the Servicer shall determine the Substitution Adjustment Amount. If such Defective Loan constitutes a Defective Loan as defined in the Purchase Agreement pursuant to which the Depositor acquired such Defective Loan, the Issuer shall direct the applicable Seller to perform its obligation under such Purchase Agreement to pay to the Trustee the Substitution Adjustment Amount in immediately available funds. Such Substitution Adjustment Amount shall be paid to the Trustee and treated as if it were a portion of the Release Price for the Defective Loan and included in Available Funds as such. If such Defective Loan constitutes a Defective Loan as defined in the Purchase Agreement pursuant to which the Depositor acquired such Defective Loan, then, notwithstanding any other provision of this Indenture, the Issuer shall have no obligation or liability to pay the Substitution Adjustment Amount with respect to such Defective Loan should the applicable Seller fail to perform its obligation under the Purchase Agreement to pay such Substitution Adjustment Amount to the Trustee.

(c) Release of Defective Loan. If a Seller repurchases a Pledged Loan as a Defective Loan or provides a Qualified Substitute Loan and the related Substitution Adjustment Amount, if any, for a Defective Loan, then the Issuer shall automatically and without further action sell, transfer, assign, set over and otherwise convey to such Seller, without recourse, representation or warranty, all of the Issuer’s right, title and interest in and to the related Defective Loan, the related Vacation Ownership Interest, the Loan File relating thereto and any other related Pledged Assets, all monies due or to become due with respect thereto and all Collections with respect thereto (including payments received from Obligors after the Calculation Date next preceding the date of transfer, subject to the payment of any Substitution Adjustment Amount). The Issuer shall execute such documents, releases and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the applicable Seller to effect the conveyance of such Defective Loan, the related Vacation Ownership Interest, the related Loan File and any other related Pledged Assets pursuant to this Section 5.4(c).

Promptly after the repurchase of Defective Loans in respect of which the Release Price has been paid or a Qualified Substitute Loan has been provided, on such date, the Issuer shall direct the Servicer to delete such Defective Loans from the Loan Schedule.

The obligations of the Issuer set forth in Section 5.4(a) shall constitute the sole remedy against the Issuer with respect to any breach of the representations and warranties set forth in Section 5.2 available hereunder to the Trustee, the Collateral Agent or the Insurer.

ARTICLE VI

ADDITIONAL COVENANTS OF ISSUER

Section 6.1 Affirmative Covenants. The Issuer shall:

(a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, and all Pledged Loans and Transaction Documents to which it is a party (including without limitation the laws, rules and regulations of each state governing the sale of timeshare contracts).

(b) Preservation of Existence. Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity, and maintain all necessary licenses and approvals, in each jurisdiction in which it does business, except where the failure to preserve and maintain such existence, rights, franchises, privileges, qualifications, licenses and approvals would not have a Material Adverse Effect.

(c) Adequate Capitalization. Ensure that at all times it is adequately capitalized to engage in the transactions contemplated by this Indenture.

(d) Keeping of Records and Books of Account. Cause the Servicer to maintain and implement administrative and operating procedures (including without limitation an ability to recreate records evidencing the Pledged Loans in the event of the destruction or loss of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pledged Loans (including without limitation records adequate to permit the daily identification of all Collections with respect to, and adjustments of amounts payable under, each Pledged Loan).

(e) Performance and Compliance with Receivables and Loans. At its expense, timely and fully perform and comply in all material respects with all material provisions, covenants and other promises required to be observed by it under the Pledged Loans and other Pledged Assets.

(f) Credit Standards and Collection Policies. Comply in all material respects with the Credit Standards and Collection Policies and Customary Practices in regard to each Pledged Loan and the related Pledged Assets.

(g) Collections. (1) Instruct or cause all Obligors to be instructed to either:

(A) send all Collections directly to a Post Office Box for credit to a Lockbox Account or directly to a Lockbox Account, or

(B) in the alternative, make Scheduled Payments by way of pre-authorized debits from a deposit account of such Obligor pursuant to a PAC or from a credit card of such Obligor pursuant to a Credit Card Account from which Scheduled Payments shall be electronically transferred directly to a Lockbox Account immediately upon each such debit (provided that, for the avoidance of doubt, each Obligor may at any time cease to pay its Scheduled Payments directly to a Post Office Box or a Lockbox Account or pursuant to a PAC or Credit Card Account, so long as the Servicer promptly instructs such Obligor to commence one of the two alternative methods of funds transfer provided for in either of sub-clauses (A) or (B) of this clause (1)).

(2) In the case of funds transfers pursuant to a PAC or Credit Card Account, take, or cause each of the Servicer, a Lockbox Bank and/or the Trustee to take, all necessary and appropriate action to ensure that each such pre-authorized debit is credited directly to a Lockbox Account.

(3) If the Issuer shall receive any Collections or other proceeds of the Collateral, hold such Collections in trust for the benefit of the Trustee, the Noteholders, the Insurer and the Swap Counterparty and deposit such Collections into a Lockbox Account or the Collection Account within two Business Days following the Issuer’s receipt thereof.

(h) Compliance with ERISA. Comply in all material respects with the provisions of ERISA, the Code, and all other applicable laws and the regulations and interpretations thereunder.

(i) Perfected Security Interest. Take such action with respect to each Pledged Loan as is necessary to ensure that the Collateral Agent maintains on behalf of the Trustee, a first priority perfected security interest in such Pledged Loan and the Pledged Assets relating thereto and all other Collateral, in each case free and clear of any Liens (other than the Lien created by this Indenture and in the case of any Vacation Ownership Interests, any Permitted Encumbrance).

(j) No Release. Not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or material obligations under any document, instrument or agreement included in the Collateral, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such document, instrument or agreement except as expressly provided in this Indenture or such other instrument or document.

(k) Insurance and Condemnation.

(i) The Issuer shall do or cause to be done all things that it may accomplish with a reasonable amount of cost or effort to cause each of the POAs for each Resort to (A) maintain one or more policies of “all-risk” property and general liability insurance with financially sound and reputable insurers, providing coverage in scope and amount which (x) satisfies the requirements of the declarations (or any similar charter document) governing the POA for the maintenance of such insurance policies and (y) is at least consistent with the scope and amount of such insurance coverage obtained by prudent POAs and/or management of other similar developments in the same jurisdiction; and (B) apply the proceeds of any such insurance policies in the manner specified in the relevant declarations (or any similar charter document) governing the POA and/or any similar charter documents of such POA. For the avoidance of doubt, the parties hereto acknowledge that the ultimate discretion and control relating to the maintenance of any such insurance policies is vested in the POAs in accordance with the respective declaration (or any similar charter document) relating to each Vacation Ownership Interest Regime. If any POA fails to maintain the insurance described in clause (A) of this subsection (k), the Issuer shall, to the extent it has knowledge of such failure, promptly give notice of such failure to each Rating Agency.

(ii) The Issuer shall remit to the Collection Account the portion of any proceeds received by the Issuer pursuant to a condemnation of property in any Resort to the extent that such proceeds relate to any of the Vacation Ownership Interests.

(l) Custodian.

(i) On or before the Closing Date, the Issuer shall deliver or cause to be delivered directly to the Custodian for the benefit of the Collateral Agent pursuant to the Custodial Agreement the Loan File for each Pledged Loan. Such Loan File may be provided in microfiche or other electronic form to the extent permitted under the Custodial Agreement. The Issuer shall cause the Custodian to hold, maintain and keep custody of the Loan Files for the benefit of the Collateral Agent in a secure fire retardant location at an office of the Custodian, which location shall be reasonably acceptable to the Collateral Agent and the Trustee.

(ii) The Issuer shall cause the Custodian at all times to maintain control of the Loan Files for the benefit of the Collateral Agent on behalf of the Trustee in each case pursuant to the Custodial Agreement. Each of the Issuer and the Servicer may access the Loan Files at the Custodian’s storage facility only for the purposes and upon the terms and conditions set forth herein and in the Custodial Agreement. Each of the Issuer and the Servicer may only remove documents from the Loan File for collection services and other routine servicing requirements from such facility in accordance with the terms of the Custodial Agreement, all as set forth and pursuant to the “Bailment Agreement” (as defined in and attached as an exhibit to the Custodial Agreement).

(iii) The Issuer shall at all times comply in all material respects with the terms of its obligations under the Custodial Agreement and shall not enter into any modification, amendment or supplement of or to, and shall not terminate, the Custodial Agreement, without the Collateral Agent’s and Trustee’s prior written consent.

(m) Separate Identity. Take all actions required to maintain the Issuer’s status as a separate legal entity. Without limiting the foregoing, the Issuer shall:

(i) Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture and the other Transaction Documents to which the Issuer is a party and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

(ii) Except as provided herein, maintain its own deposit, securities and other account or accounts with financial institutions, separate from those of any Affiliate of the Issuer. The funds of the Issuer will not be diverted to any other Person or for other than the use of the Issuer, and, except as may be expressly permitted by this Indenture or any other Transaction Document to which the Issuer is a party, the funds of the Issuer shall not be commingled with those of any other Person.

(iii) Ensure that, to the extent that it shares the same officers or other employees as any of its members, managers or other Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iv) Ensure that, to the extent that it jointly contracts with any of its stockholders, members or managers or other Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Issuer contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.

(v) Ensure that all material transactions between the Issuer and any of its Affiliates shall be only on an arm’s-length basis and shall not be on terms more favorable to either party than the terms that would be found in a similar transaction involving unrelated third parties. All such transactions shall receive the approval of the Issuer’s board of directors including at least one Independent Director (defined below).

(vi) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members, managers and other Affiliates. To the extent that the Issuer and any of its members, managers or other Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(vii) Conduct its affairs strictly in accordance with its certificate of formation and limited liability company agreement and observe all necessary, appropriate and customary formalities, including, but not limited to, holding all regular and special meetings of the board of directors appropriate to authorize all actions of the Issuer, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular meetings of the board of directors shall be held at least annually.

(viii) Ensure that its board of directors shall at all times include at least one Independent Director (for purposes hereof, “Independent Director” shall mean any member of the board of directors of the Issuer that is not and has not at any time been (x) an officer, agent, advisor, consultant, attorney, accountant, employee or shareholder of any Affiliate of the Issuer which is not a special purpose entity, (y) a director of any Affiliate of the Issuer other than an independent director of any Affiliate which is a special purpose entity or (z) a member of the immediate family of any of the foregoing).

(ix) Ensure that decisions with respect to its business and daily operations shall be independently made by the Issuer (although the officer making any particular decision may also be an officer or director of an Affiliate of the Issuer) and shall not be dictated by an Affiliate of the Issuer.

(x) Act solely in its own company name and through its own authorized members, managers, officers and agents, and no Affiliate of the Issuer shall be appointed to act as agent of the Issuer. The Issuer shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

(xi) Except as contemplated by the Transaction Documents, ensure that no Affiliate of the Issuer shall loan money to the Issuer, and no Affiliate of the Issuer will otherwise guaranty debts of the Issuer.

(xii) Other than organizational expenses and as contemplated by the Transaction Documents, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

(xiii) Except as provided herein and in any other Transaction Document, not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any Affiliate of the Issuer nor shall the Issuer make any loans to any Person.

(xiv) Ensure that any financial reports required of the Issuer shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes describing the effect of the transactions between the Issuer and such Affiliate and also state that the assets of the Issuer are not available to pay creditors of the Affiliate.

(xv) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its certificate of formation and its limited liability company agreement.

(xvi) Take all actions on its part as are necessary to comply with each assumption contained in the true sale and substantive consolidation opinions given as of the date hereof.

(n) Computer Files. Mark or cause to be marked each Pledged Loan in its computer files as described in Section 4.2(b).

(o) Taxes. File or cause to be filed, and cause each of its Affiliates with whom it shares consolidated tax liability to file, all federal, state, and foreign local tax returns which are required to be filed by it, except where the failure to file such returns could not reasonably be expected to have a Material Adverse Effect. The Issuer shall pay or cause to be paid all taxes due and owing by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which the Issuer or the applicable Affiliate shall have set aside adequate reserves on its books in accordance with GAAP, and which proceedings could not reasonably be expected to have a Material Adverse Effect.

(p) Tax Classification. For as long as the Notes are outstanding, the Issuer shall not take any action, or fail to take any action, that would cause the Issuer to not remain classified, for federal income tax purposes, as a disregarded entity or a partnership that is not classified as a publicly traded partnership.

(q) Transaction Documents. Comply in all material respects with the terms of, employ the procedures outlined in and enforce the obligations of the Depositor under the Term Purchase Agreement and of the parties to each of the other Transaction Documents to which the Issuer is a party, and take all such action as may reasonably be required to maintain all such Transaction Documents to which the Issuer is a party in full force and effect.

(r) Loan Schedule. At least once each calendar month, electronically provide to the Trustee an amendment to the Loan Schedule, or cause the Servicer to electronically provide an amendment to the Loan Schedule, listing the Pledged Loans released from the Collateral and adding to the Loan Schedule any Qualified Substitute Loans and amending the Loan Schedule to reflect terms or discrepancies in such schedule that become known to the Issuer since the filing of the original Loan Schedule or since the most recent amendment thereto.

(s) Segregation of Collections. (a) Prevent the deposit into any Account of any funds other than Collections or other funds to be deposited into such Accounts under this Indenture or the other Transaction Documents (provided that, this covenant shall not be breached to the extent that funds are inadvertently deposited into any of such Accounts and are promptly segregated and removed from the Account); and

(b) With respect to each Lockbox Account either (i) prevent the deposit into such account of any funds other than Collections in respect of Pledged Loans or (ii) enter into an intercreditor agreement with other entities which have an interest in the amounts in the Lockbox Account to allocate the Collections with respect to the Pledged Loans to the Issuer and transfer such amounts to the Trustee for deposit into the appropriate Collection Account; (provided that, the covenant in clause (i) of this paragraph (b) shall not be breached to the extent that funds not constituting Collections in respect of the Pledged Loans are inadvertently deposited into such Lockbox Account and are promptly segregated and remitted to the owner thereof).

(t) Filings; Further Assurances. (i) On or prior to the Closing Date, the Issuer shall have caused at its sole expense the Financing Statements, assignments and amendments thereof necessary to perfect the security interest in the Collateral to be filed or recorded in the appropriate offices.

(ii) The Issuer shall, at its sole expense, from time to time authorize, prepare, execute and deliver, or authorize and cause to be prepared, executed and delivered, all such Financing Statements, continuation statements, amendments, instruments of further assurance and other instruments, in such forms, and shall take such other actions, as shall be required by the Servicer, the Insurer or the Trustee or as the Servicer, the Insurer or

the Trustee otherwise deems reasonably necessary or advisable to perfect the Lien created in the Collateral. The Servicer agrees, at its sole expense, to cooperate with the Issuer in taking any such action (whether at the request of the Issuer or the Trustee). Without limiting the foregoing, the Issuer shall from time to time, at its sole expense, authorize, execute, file, deliver and record all such supplements and amendments hereto and all such Financing Statements, amendments thereto, continuation statements, instruments of further assurance, or other statements, specific assignments or other instruments or documents and take any other action that is reasonably necessary to, or that any of the Servicer, the Issuer or the Trustee deems reasonably necessary or advisable to: (i) Grant more effectively all or any portion of the Collateral; (ii) maintain or preserve the Lien Granted hereunder (and the priority thereof) or carry out more effectively the purposes hereof; (iii) perfect, maintain the perfection of, publish notice of, or protect the validity of any Grant made pursuant to this Indenture; (iv) enforce any of the Pledged Loans or any of the other Pledged Assets (including without limitation by cooperating with the Trustee, at the expense of the Issuer, in filing and recording such Financing Statements against such Obligors as the Servicer or the Trustee shall deem necessary or advisable from time to time); (v) preserve and defend title to any Pledged Loans or all or any other part of the Pledged Assets, and the rights of the Trustee in such Pledged Loans or other related Pledged Assets, against the claims of all Persons and parties; or (vi) pay any and all taxes levied or assessed upon all or any part of any Collateral.

(iii) The Issuer shall, on or prior to the date of Grant of any Pledged Loans hereunder, deliver or cause to be delivered all original copies of the Pledged Loan (other than in the case of any Pledged Loans not required under the terms of the relevant Purchase Agreement to be in the relevant Loan File), together with the related Loan File, to the Custodian, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. Such “original copies” may be provided in microfiche or other electronic form to the extent permitted under the Custodial Agreement. In the event that the Issuer receives any other instrument or any writing which, in either event, evidences a Pledged Loan or other Pledged Assets, the Issuer shall deliver such instrument or writing to the Custodian to be held as collateral in which the Collateral Agent has a security interest for the benefit of the Trustee within two Business Days after the Issuer’s receipt thereof, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

(iv) The Issuer hereby authorizes the Trustee, and gives the Collateral Agent its irrevocable power of attorney (which authorization is coupled with an interest and is irrevocable), in the name of the Issuer or otherwise, to execute, deliver, file and record any Financing Statement, continuation statement, amendment, specific assignment or other writing or paper and to take any other action that the Trustee at the direction of the Control Party, may deem necessary or appropriate to further perfect the Lien created hereby. Any expenses incurred by the Trustee or the Collateral Agent pursuant to the exercise of its rights under this Section 6.1 shall be for the sole account and responsibility of the Issuer and payable under Section 3.1 to the Trustee.

(u) Management of Resorts. The Issuer hereby covenants and agrees that it will with respect to each Resort cause the Originator with respect to that Resort (to the extent that such Originator is otherwise responsible for maintaining such Resort) to do or cause to be done all things which it may accomplish with a reasonable amount of cost or effort, in order to maintain each such Resort (including without limitation all grounds, waters and improvements thereon) in at least as good condition, repair and working order as would be customary for prudent managers of similar timeshare properties.

Section 6.2 Negative Covenants of the Issuer. So long as any of the Notes are outstanding, the Issuer shall not:

(a) Sales, Liens, Etc., Against Receivables and Related Security. Except for the releases contemplated under Sections 5.4, 14.4, 14.5, 14.6 and 14.7 of this Indenture, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Lien (other than the Lien created by this Indenture or, with respect to Vacation Ownership Interests relating to Pledged Loans, any Permitted Encumbrances thereon) upon or with respect to, any Pledged Loan or any other Pledged Assets, or any interests in either thereof, or upon or with respect to any Collateral hereunder. The Issuer shall immediately notify the Trustee, the Insurer and the Collateral Agent of the existence of any Lien on any Pledged Loan or any other Pledged Assets, and the Issuer shall defend the right, title and interest of each of the Issuer, the Insurer and the Collateral Agent, Trustee and Noteholders in, to and under the Pledged Loans and all other Pledged Assets, against all claims of third parties.

(b) Extension or Amendment of Loan Terms. Extend (other than as a result of a Timeshare Upgrade or in accordance with Customary Practices), amend, waive or otherwise modify the terms of any Pledged Loan or permit the rescission or cancellation of any Pledged Loan, whether for any reason relating to a negative change in the related Obligor’s creditworthiness or inability to make any payment under the Pledged Loan or otherwise.

(c) Change in Business or Credit Standard and Collection Policies. (i) Make any change in the character of its business or (ii) make any change in the Credit Standards and Collection Policies or (iii) deviate from the exercise of Customary Practices, which change or deviation would, in any such case, materially impair the value or collectibility of any Pledged Loan.

(d) Change in Payment Instructions to Obligors. Add or terminate any bank as a Lockbox Bank from those listed in Schedule 2 hereto or make any change in the instructions to Obligors regarding payments to be made to any Lockbox Account at a Lockbox Bank, unless the Trustee shall have received (i) 30 days’ prior notice of such addition, termination or change; (ii) written confirmation from the Issuer that after the effectiveness of any such termination, there shall be at least one (1) Lockbox Account in existence; and (iii) prior to the effective date of such addition, termination or change, (x) executed copies of Lockbox Agreements executed by each new Lockbox Bank, the Issuer, the Trustee and the Servicer and (y) copies of all agreements and documents signed by either the Issuer or the respective Lockbox Bank with respect to any new Lockbox Account.

(e) Stock, Merger, Consolidation, Etc. Consolidate with or merge into or with any other Person, or purchase or otherwise acquire all or substantially all of the assets or capital stock, or other ownership interest of, any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except as expressly permitted under the terms of this Indenture.

(f) No Change in Control. At any time fail to be a wholly owned direct or indirect subsidiary of the Performance Guarantor and (ii) a wholly owned direct or indirect subsidiary of WCF.

(g) ERISA Matters. Establish or maintain or contribute to any Benefit Plan that is covered by Title IV of ERISA.

(h) Terminate or Reject Loans. Without limiting anything in subsection 6.2(b), terminate or reject any Pledged Loan prior to the end of the term of such Loan, whether such rejection or early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law, unless prior to such termination or rejection, such Pledged Loan and any related Pledged Assets have been released from the Lien created by this Indenture.

(i) Debt. Create, incur, assume or suffer to exist any Debt except as contemplated by the Transaction Documents.

(j) Guarantees. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations as provided for under this Indenture or as contemplated by the Transaction Documents.

(k) Limitation on Transactions with Affiliates. Enter into, or be a party to any transaction with any Affiliate, except for:

(i) the transactions contemplated hereby and by the other Transaction Documents; and

(ii) to the extent not otherwise prohibited under this Indenture, other transactions upon fair and reasonable terms materially no less favorable to the Issuer than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.

(l) Lines of Business. Conduct any business other than that described in the LLC Agreement, or enter into any transaction with any Person which is not contemplated by or incidental to the performance of its obligations under the Transaction Documents to which it is a party.

(m) Limitation on Investments. Make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets or otherwise) in, any Affiliate or any other Person except for (i) Permitted Investments and (ii) the purchase of Loans pursuant to the terms of the Term Purchase Agreement.

(n) Insolvency Proceedings. Seek dissolution or liquidation in whole or in part of the Issuer.

(o) Distributions to Member. Make any distribution to its Member except as provided in the LLC Agreement.

(p) Place of Business; Change of Name. Change (x) its type or jurisdiction of organization from that listed in Section 4.1(a) or (y) its name, unless in any such event the Issuer shall have given the Trustee, the Collateral Agent and the Insurer and the Swap Counterparty at least ten (10) days prior written notice thereof and shall take all action necessary or reasonably requested by the Trustee, the Insurer or the Collateral Agent to amend its existing Financing Statements and file additional Financing Statements in all applicable jurisdictions necessary or advisable to maintain the perfection of the Lien of the Collateral Agent under this Indenture.

ARTICLE VII

SERVICING OF PLEDGED LOANS

Section 7.1 Responsibility for Loan Administration. The Servicer shall manage, administer, service and make collections on the Pledged Loans on behalf of the Trustee and Issuer. Without limiting the generality of the foregoing, but subject to all other provisions hereof, the Trustee and the Issuer grant to the Servicer a limited power of attorney to execute and the Servicer is hereby authorized and empowered to so execute and deliver, on behalf of itself, the Issuer and the Trustee or any of them, any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Pledged Loans, any related Mortgages and the related Vacation Ownership Interests, but only to the extent deemed necessary by the Servicer.

Each of the Trustee, the Issuer and the Collateral Agent, at the request of a Servicing Officer, shall furnish the Servicer with any documents in its possession reasonably requested or take any action reasonably requested, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder (subject, in the case of requests for documents contained in any Loan Files, to the requirements of Section 6.1(l)).

WCF is hereby appointed as the Servicer until such time as any Service Transfer shall be effected under Article XII.

Section 7.2 Standard of Care. In managing, administering, servicing and making collections on the Pledged Loans pursuant to this Indenture, the Servicer will exercise that degree of skill and care consistent with Customary Practices and the Credit Standards and Collection Policies.

Section 7.3 Records. The Servicer shall, during the period it is Servicer hereunder, maintain such books of account, computer data files and other records as will enable the Trustee to determine the status of each Pledged Loan and will enable such Loan to be serviced in accordance with the terms of this Indenture by a Successor Servicer following a Service Transfer.

Section 7.4 Loan Schedule. The Servicer shall at all times maintain the Loan Schedule and electronically provide to the Trustee, the Issuer, the Insurer, the Collateral Agent and the Custodian a current, complete copy of the Loan Schedule. The Loan Schedule may be in one or multiple documents including the original listing and monthly amendments listing changes.

Section 7.5 Enforcement.

(a) The Servicer will, consistent with Section 7.2, act with respect to the Pledged Loans in such manner as will maximize the receipt of Collections in respect of such Pledged Loans (including, to the extent necessary, instituting foreclosure proceedings against the Vacation Ownership Interest, if any, underlying a Pledged Loan or disposing of the underlying Vacation Ownership Interest, if any). The Servicer will diligently monitor the integration of the collection functions of WCF and Trendwest and to the extent the Servicer detects any deterioration in collections or any increase in delinquencies or defaults or other factors which indicate or might indicate any deterioration in collections, the Servicer will use its best efforts to determine the source of the problem and will use its best efforts to remedy such problem.

(b) The Servicer may sue to enforce or collect upon Pledged Loans, in its own name, if possible, or as agent for the Issuer. If the Servicer elects to commence a legal proceeding to enforce a Pledged Loan, the act of commencement shall be deemed to be an automatic assignment of the Pledged Loan to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Pledged Loan on the grounds that it is not a real party in interest or a holder entitled to enforce the Pledged Loan, the Trustee on behalf of the Issuer shall, at the Servicer’s expense, take such steps as the Servicer and the Trustee may mutually agree are necessary (such agreement not to be unreasonably withheld) to enforce the Pledged Loan, including bringing suit in its name or the name of the Issuer. The Servicer shall provide to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred thereby.

(c) The Servicer, upon notice to the Trustee, may grant to the Obligor on any Pledged Loan any rebate, refund or adjustment out of the appropriate Collection Account that the Servicer in good faith believes is required as a matter of law; provided that, on any Business Day on which such rebate, refund or adjustment is to be paid hereunder, such rebate, refund or adjustment shall only be paid to the extent of funds otherwise available for distribution from the Collection Account.

(d) The Servicer will not extend, amend, waive or otherwise modify the terms of any Pledged Loan (other than in accordance with Customary Practices) or permit the rescission or cancellation of any Pledged Loan, whether for any reason relating to a negative change in the related Obligor’s creditworthiness or inability to make any payment under the Pledged Loan or otherwise.

(e) The Servicer shall have discretion to sell the collateral which secures any Defaulted Loans free and clear of the Lien of this Indenture, in exchange for cash, in accordance with Customary Practices and Credit Standards and Collection Policies. All proceeds of any such sale of such collateral shall be deposited by the Servicer into the Collection Account.

(f) The Servicer shall not sell any Defaulted Loan or any collateral securing a Defaulted Loan to any Seller or Originator except for an amount at least equal to the fair market value thereof.

(g) Notwithstanding any other provision of this Indenture, the Servicer shall have no obligation to, and shall not, foreclose on the collateral securing any Pledged Loan unless the proceeds from such foreclosure will be sufficient to cover the expenses of such foreclosure. Notwithstanding any other provision of this Indenture, proceeds from the foreclosure by the Servicer on the collateral securing any Pledged Loans shall first be applied by the Servicer to reimburse itself for the expenses of such foreclosure, and any remaining proceeds shall be deposited into the Collection Account.

Section 7.6 Trustee and Collateral Agent to Cooperate. Upon request of a Servicing Officer, the Trustee and the Collateral Agent shall perform such other acts as are reasonably requested by the Servicer (including without limitation the execution of documents) and otherwise cooperate with the Servicer in enforcement of the Trustee’s rights and remedies with respect to Pledged Loans.

Section 7.7 Other Matters Relating to the Servicer. The Servicer is hereby authorized and empowered to:

(a) advise the Trustee in connection with the amount of withdrawals from Accounts in accordance with the provisions of this Indenture;

(b) execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Pledged Loans and, after the delinquency of any Pledged Loan and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Pledged Loan including without limitation the exercise of rights under any power-of-attorney granted in any Pledged Loan; and

(c) make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Issuer as may be necessary or advisable to comply with any federal or state securities or reporting requirements laws.

Prior to the occurrence of an Event of Default hereunder, the Trustee agrees that it shall promptly follow the instructions of the Servicer duly given to withdraw funds from the Accounts.

Section 7.8 Servicing Compensation. As compensation for its servicing activities hereunder the Servicer shall be entitled to receive the Monthly Servicer Fee.

Section 7.9 Costs and Expenses. The costs and expenses incurred by the Servicer in carrying out its duties hereunder, including without limitation the fees and expenses incurred in connection with the enforcement of Pledged Loans, shall be paid by the Servicer and the Servicer shall be entitled to reimbursement hereunder from the Issuer as provided in Section 3.1. Failure by the Servicer to receive reimbursement shall not relieve the Servicer of its obligations under this Indenture.

Section 7.10 Representations and Warranties of the Servicer. The Servicer hereby represents and warrants to the Trustee, the Collateral Agent and the Noteholders as of the date of this Indenture:

(a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power, authority, and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Indenture. The Servicer is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals in each jurisdiction necessary for the enforcement of each Pledged Loan or in which failure to qualify or to obtain such licenses and approvals would have a Material Adverse Effect on the Noteholders.

(b) Due Authorization. The execution and delivery by the Servicer of each of the Transaction Documents to which it is a party, and the consummation by the Servicer of the transactions contemplated hereby and thereby have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

(c) Binding Obligations. Each of the Transaction Documents to which Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be subject to or limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(d) No Conflict; No Violation. The execution and delivery by the Servicer of each of the Transaction Documents to which the Servicer is a party, and the performance by the Servicer of the transactions contemplated by such agreements and the fulfillment by the Servicer of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate, result in any breach of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or its certificate of incorporation or bylaws or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument, to which the Servicer is a party or by which it is bound, except where such conflict, violation, breach or default would not have a Material Adverse Effect.

(e) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Servicer threatened, against the Servicer, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Indenture or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or any of the other Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer, would adversely affect the performance by the Servicer of its obligations under this Indenture or any of the other Transaction Documents, (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Indenture or any of the other Transaction Documents or (v) seeking any determination or ruling that would have a Material Adverse Effect.

(f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or any governmental body or official required in connection with the execution and delivery by the Servicer of this Indenture or of the other Transaction Documents to which it is a party or the performance by the Servicer of the transactions contemplated hereby and thereby and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained, except where the failure so to do would not have a Material Adverse Effect.

Section 7.11 Additional Covenants of the Servicer. The Servicer further agrees as provided in this Section 7.11.

(a) Change in Payment Instructions to Obligors. The Servicer will not add or terminate any bank as a Lockbox Bank from those listed in Schedule 2 to this Indenture or make any change in the instructions to Obligors regarding payments to be made to any Lockbox Bank, unless the Trustee shall have received (i) 30 Business Days’ prior notice of such addition, termination or change and (ii) prior to the effective date of such addition, termination or change, (x) fully executed copies of the new or revised Lockbox Agreements executed by each new Lockbox Bank, the Issuer, the Trustee and the Servicer and (y) copies of all agreements and documents signed by either the Issuer or the respective Lockbox Bank with respect to any new Lockbox Account.

(b) Collections. If the Servicer receives any Collections, the Servicer shall hold such Collections in trust for the benefit of the Trustee and deposit such Collections into a Lockbox Account or the Collection Account as soon as practicable but in any event within two Business Days following the Servicer’s receipt thereof.

(c) Compliance with Requirements of Law. The Servicer will maintain in effect all qualifications required under all relevant laws, rules, regulations and orders in order to service each Pledged Loan, and shall comply in all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, and the servicing of the Pledged Loans (including without limitation the laws, rules and regulations of each state governing the sale of timeshare contracts).

(d) Protection of Rights. The Servicer will take no action that would impair in any material respect the rights of any of the Collateral Agent or the Trustee in the Pledged Loans or any other Collateral, or violate the Collateral Agency Agreement.

(e) Credit Standards and Collection Policies. The Servicer will comply in all material respects with the Credit Standards and Collection Policies and Customary Practices with respect to each Pledged Loan.

(f) Notice to Obligors. The Servicer will ensure that the Obligor of each Pledged Loan either:

(1) has been instructed, pursuant to the Servicer’s routine distribution of a periodic statement to such Obligor next succeeding:

(A)	the date the Loan becomes a Pledged Loan, or

(B)	the day on which a PAC ceased to apply to such Pledged Loan, in the case of a Pledged Loan formerly subject to a PAC,

but in no event later than the then next succeeding due date for a Scheduled Payment under the related Pledged Loan, to remit Scheduled Payments thereunder to a Post Office Box for credit to a Lockbox Account, or directly to a Lockbox Account, in each case maintained at a Lockbox Bank pursuant to the terms of a Lockbox Agreement, or

(2) has entered into a PAC, pursuant to which a deposit account of such Obligor is made subject to a pre-authorized debit in respect of Scheduled Payments as they become due and payable, and the Servicer has taken, and has caused each of the Lockbox Bank and/or the Trustee to take, all necessary and appropriate action to ensure that each such pre-authorized debit is credited directly to a Lockbox Account.

(g) Relocation of Servicer. The Servicer shall at all times maintain each office from which it services Pledged Loans within the United States of America.

(h) Instruments. The Servicer will not remove any portion of the Pledged Loans or other collateral that consists of money or is evidenced by an instrument, certificate or other writing (including any Pledged Loan) from the jurisdiction in which it is then held unless the Trustee has first received an Opinion of Counsel to the effect that the Lien created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions; provided, however, that the Custodian, the Collateral Agent and the Servicer may remove Loans from such jurisdiction to the extent necessary to satisfy any requirement of law or court order, in all cases in accordance with the provisions of the Custodial Agreement, the Collateral Agency Agreement and this Indenture.

(i) Loan Schedule. The Servicer will promptly amend the Loan Schedule to reflect terms or discrepancies that become known to the Servicer at any time.

(j) Segregation of Collections. The Servicer will:

(i) prevent the deposit into any Account of any funds other than Collections or other funds to be deposited into such Account under this Indenture (provided that, this covenant shall not be breached to the extent that funds are inadvertently deposited into any of such Accounts and are promptly segregated and removed from the Account); and

(ii) with respect to each Lockbox Account either (i) prevent the deposit into such account of any funds other than Collections in respect of Pledged Loans or (ii) enter into an intercreditor agreement with other entities which have an interest in the amounts in such Lockbox Account to allocate the Collections with respect to Pledged Loans to the Issuer and transfer such amounts to the Trustee for deposit into the appropriate Collection Account (provided that, the covenant in clause (i) of this paragraph (b) shall not be breached to the extent funds not constituting Collections in respect of Pledged Loans are inadvertently deposited into such Lockbox Account and are promptly segregated and remitted to the owner thereof).

(k) Terminate or Reject Loans. Except to the extent necessary to address defects in the sales process or in cases of exceptional hardship of the Obligor, and without limiting anything in subsection 6.2(b), the Servicer will not terminate any Pledged Loan prior to the end of the term of such Loan, whether such early termination is made pursuant to an equitable cause, statute, regulation, judicial proceeding or other applicable law, unless prior to such termination, the Issuer consents and any related Pledged Assets have been released from the Lien of this Indenture.

(l) Change in Business or Credit Standards and Collection Policies. The Servicer will not make any change in the Credit Standards and Collection Policies or deviate from the exercise of Customary Practices, which change or deviation would materially impair the value or collectibility of any Pledged Loan.

(m) Keeping of Records and Books of Account. The Servicer shall maintain and implement administrative and operating procedures (including without limitation an ability to recreate records evidencing the Pledged Loans in the event of the destruction or loss of the originals thereof) and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pledged Loans (including without limitation records adequate to permit the daily identification of all Collections with respect to, and adjustments of amounts payable under, each Pledged Loan).

(n) Recordation of Collateral Assignments. The Servicer will cause the collateral Assignment of Mortgage to the Collateral Agent to be perfected as provided in the Fairfield Master Loan Purchase Agreement, except that the Servicer shall not be required to file or cause the filing of such collateral Assignment of Mortgage to the extent the related Vacation Ownership Interest is located in the State of Florida and the Servicer shall have received an Opinion of Counsel to the effect that no recordings or filings of the Assignment of Mortgage are necessary under the laws of the State of Florida to perfect the security interest of the Collateral Agent in the Mortgages incumbering Florida Vacation Ownership Interests. If the Servicer is unable to obtain the opinion described in the preceding sentence, then the Servicer will take or cause to be taken such action as is required to record the Assignment of Mortgage with respect to the Vacation Ownership Interests located in the State of Florida.

(o) Maintenance of Security Interest. Upon its receipt on or before March 31 of each year, commencing in 2007, of a copy of the opinion described in Section 2.02(g) of the Insurance Agreement as in effect on the date hereof, the Servicer shall review the opinion and, to the extent any such opinion describes the recording, filing, re-recording or refiling of any document or the filing of any financing statements, continuation statements, or amendments that, in the opinion of such counsel, are required to maintain the lien and security interest created by this Indenture, then the Servicer, at the expense of the Issuer, shall cooperate with the Issuer in taking such actions within the time limits described in such opinion.

(p) Credit Standards and Collection Policies. The Servicer will make a diligent effort to deliver to the Insurer a copy of each material amendment or material modification of the Credit Standards and Collection Policies promptly upon the effectiveness of any such amendment or modification provided that any inadvertent failure to deliver any such amendment or modification will not be deemed a default under this Agreement.

Section 7.12 Servicer not to Resign.

The entity then serving as Servicer shall not resign from the obligations and duties hereby imposed on it hereunder except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law, (ii) there is no reasonable action which can be taken to make the performance of its duties hereunder permissible under applicable law and (iii) a Successor Servicer shall have been appointed and accepted the duties as Servicer pursuant to Section 12.2. Any such determination permitting the resignation of the Servicer pursuant to clause (i) of the preceding sentence shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Insurer. No such resignation shall be effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 12.2.

Section 7.13 Merger or Consolidation of, or Assumption of the Obligations of Servicer.

The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia and, if the Servicer is not the surviving entity, shall expressly assume by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;

(ii) the Servicer has delivered to the Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.13, and all conditions precedent provided for herein relating to such transaction have been satisfied;

(iii) the Insurer has consented and the Rating Agency Condition has been satisfied with respect to such consolidation, amendment, merger, conveyance or transfer; and

(iv) immediately prior to and after the consummation of such merger, consolidation, conveyance or transfer, no event which, with notice or passage of time or both, would become a Servicer Default under the terms of this Indenture shall have occurred and be continuing.

Section 7.14 Examination of Records. Each of the Issuer and the Servicer shall clearly and unambiguously identify each Pledged Loan in its respective computer or other records to reflect that such Pledged Loan has been Granted to the Collateral Agent pursuant to this Indenture. Each of the Issuer and the Servicer shall, prior to the sale or transfer to a third party of any Loan similar to the Pledged Loans held in its custody, examine its computer and other records to determine that such Loan is not a Pledged Loan.

Section 7.15 Delegation of Duties. In the ordinary course of business, the Servicer, including any Successor Servicer, may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the terms of this Indenture. Any such delegations shall not constitute a resignation within the meaning of Section 7.12 of this Indenture. Notwithstanding anything to the contrary contained herein, or in any agreement relating to such delegations, the Servicer shall remain obligated and liable to the Trustee, the Issuer, the Collateral Agent, the Insurer and the Noteholders for the servicing and administration of the Pledged Loans in accordance with the provisions of this Indenture to the same extent and under the same terms and conditions as if it alone were servicing and administering the Pledged Loans.

Section 7.16 Servicer Advances. On or before each Determination Date the Servicer may deposit into the Collection Account an amount equal to the aggregate amount of Servicer Advances, if any, with respect to Scheduled Payments on Pledged Loans (which are not Defaulted Loans) for the preceding Due Period which are not received on or prior to such Payment Date. Such Servicer Advances shall be included as Available Funds. Neither the Servicer, any Successor Servicer nor the Trustee, acting as Servicer, shall have any obligation to make any Servicer Advance and may refuse to make a Servicer Advance for any reason or no reason. The Servicer shall not make any Servicer Advance that, after reasonable inquiry and in its sole discretion, it determines is unlikely to be ultimately recoverable from subsequent payments or collections or otherwise with respect to the Pledged Loan with respect to which such Servicer Advance is proposed to be made.

Section 7.17 Delivery of Monthly Files. The Servicer shall on or before the Determination Date in each calendar month deliver to the Collateral Agent an electronic file containing with respect to each Pledged Loan the loan number, the principal balance of the loan and the next payment due date for such loan.

ARTICLE VIII

REPORTS

Section 8.1 Monthly Servicing Report. On or before the Determination Date prior to each Payment Date, the Servicer shall deliver to the Trustee, the Issuer, the Insurer, Fitch and S&P a Monthly Servicing Report in a form substantially like that attached as Exhibit D to this Indenture with such additions as the Trustee may from time to time request and containing information necessary to make payments and transfer funds as provided in Sections 3.1 and 3.4 of this Indenture. The Servicer shall deliver each such Monthly Servicing Report to the Trustee on or before 3:00 p.m. New York City time on the Determination Date. Each Monthly Servicing Report shall be accompanied by a certificate of a Servicing Officer substantially in the form of

Exhibit D certifying the accuracy of such report and that no Event of Default or event that with the giving of notice or lapse of time or both would become an Event of Default has occurred, or if such event has occurred and is continuing, specifying the event and its status. Such certificate shall state whether or not a Rapid Amortization Event, Cash Accumulation Event or Servicer Default has occurred and shall also identify which, if any, Pledged Loans have been identified as Defective Loans or have become Defaulted Loans during the preceding Due Period and if a Cash Accumulation Event has occurred.

Section 8.2 Other Data. In addition, the Servicer shall at the reasonable request of the Trustee, the Issuer, the Insurer or a Rating Agency, furnish to the Trustee, the Issuer, the Insurer or such Rating Agency such underlying data as can be generated by the Servicer’s existing data processing system without undue modification or expense; provided, however, nothing in this Section 8.2 shall permit any of the Trustee, the Issuer, the Insurer or any Rating Agency to materially change or modify the ongoing data reporting requirements under this Article VIII.

Section 8.3 Annual Servicer’s Certificate. The Servicer will deliver to the Issuer, the Trustee, the Insurer and each Rating Agency within forty-five (45) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 2006, an Officer’s Certificate substantially in the form of Exhibit E stating that (a) a review of the activities of the Servicer during the preceding calendar year (or, in the case of the first such Officer’s Certificate, the period since the Closing Date) and of its performance under this Indenture during such period was made under the supervision of the officer signing such certificate and (b) to the Servicer’s knowledge, based on such review, the Servicer has fully performed all of its obligations under this Indenture for the relevant time period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 8.4 Notices to WCF. In the event that WCF is not acting as Servicer, any Successor Servicer appointed and acting pursuant to Section 12.2 shall deliver or make available to WCF each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to the provisions of this Article VIII.

Section 8.5 Tax Reporting. The Trustee shall file or cause to be filed with the Internal Revenue Service and furnish or cause to be furnished to Noteholders Information Reporting Forms 1099, together with such other information reports or returns at the time or times and in the manner required by the Code consistent with the treatment of the Notes as indebtedness of the Issuer for federal income tax purposes.

ARTICLE IX

LOCKBOX ACCOUNTS

Section 9.1 Lockbox Accounts. The Issuer has established or has caused to be established and shall maintain or cause to be maintained a system of operations, accounts and instructions with respect to the Obligors and Lockbox Accounts at the Lockbox Banks as described in Sections 4.1(j) and 6.1. Pursuant to the Lockbox Agreement to which it is party, each Lockbox Bank shall be irrevocably instructed to initiate an electronic transfer of all funds on deposit in the relevant Lockbox Account or to the extent the Lockbox Account is operated under an intercreditor agreement all funds in the Lockbox Account that are derived from Pledged Loans, to the Collection Account on the Business Day on which such funds become available. Prior to the occurrence of an Event of Default, the Trustee shall be authorized to allow the Servicer to effect or direct deposits into the Lockbox Accounts. The Trustee is hereby irrevocably authorized and empowered, as the Issuer’s attorney-in-fact, to endorse any item deposited in a Lockbox Account, or presented for deposit in any Lockbox Account or the Collection Account, requiring the endorsement of the Issuer, which authorization is coupled with an interest and is irrevocable.

All funds in each Lockbox Account shall be transferred daily by or upon the order of the Trustee by electronic funds transfer or intra-bank transfer to the Collection Account.

ARTICLE X

INDEMNITIES

Section 10.1 Liabilities to Obligors. No obligation or liability to any Obligor under any of the Pledged Loans is intended to be assumed by the Trustee, the Insurer or the Noteholders under or as a result of this Indenture and the transactions contemplated hereby and, to the maximum extent permitted by law, the Trustee, the Insurer and the Noteholders expressly disclaim any such obligation and liability.

Section 10.2 Tax Indemnification. The Issuer agrees to pay, and to indemnify, defend and hold harmless the Trustee, the Noteholders, the Insurer and the Swap Counterparty from, any taxes which may at any time be asserted with respect to, and as of the date of, the Grant of the Pledged Loans to the Collateral Agent for the benefit of the Trustee, the Noteholders, the Insurer and the Swap Counterparty, including without limitation any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other income or intangible asset taxes arising out of the issuance of the Notes or distributions with respect thereto, other than any such intangible asset taxes in respect of a jurisdiction in which the indemnified person is not otherwise subject to tax on its intangible assets) and costs, expenses and reasonable counsel fees in defending against the same.

Section 10.3 Servicer’s Indemnities. Each entity serving as Servicer shall defend and indemnify the Issuer and the Trustee against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken, or failure to take any action by such entity as Servicer (but not by any predecessor or successor Servicer) with respect to this Indenture or any Pledged Loan; provided, however, such indemnity shall apply only in respect of any negligent action taken, or negligent failure to take any action, or reckless disregard of duties hereunder, or bad faith or willful misconduct by the Servicer. This indemnity shall survive any Service Transfer (but a Servicer’s obligations under this Section 10.3 shall not relate to any actions of any Successor Servicer after a Service Transfer) and any payment of the amount owing hereunder or any release by the Issuer of any such Pledged Loan.

Section 10.4 Operation of Indemnities. Indemnification under this Article X shall include without limitation reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments to the Trustee, the Noteholders, the Swap Counterparty or the Issuer pursuant to this Article X and if either the Trustee or the Issuer thereafter collect any of such amounts from others, the Trustee, the Noteholders, the Swap Counterparty or the Issuer will promptly repay such amounts collected to the Servicer without interest.

ARTICLE XI

EVENTS OF DEFAULT

Section 11.1 Events of Default. If any one of the following events shall occur:

(a) Available Funds together with the Reserve Account Draw Amount are not sufficient to pay in full interest due on the Notes on any Payment Date (without regard to amounts paid pursuant to the Insurance Policy);

(b) Available Funds together with the Reserve Account Draw Amount on the Scheduled Final Maturity Date are not sufficient to reduce the Aggregate Principal Amount of the Notes to zero;

(c) a default in the observance or performance of any material covenant or agreement of the Issuer made with respect to itself or the Servicer made with respect to itself in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 11.1 specifically dealt with) or in the Insurance Agreement, or any representation or warranty of the Issuer made as to itself or the Servicer made with respect to itself in this Indenture or in the Insurance Agreement, or in any certificate or other writing delivered pursuant hereto or thereto, or in connection herewith or therewith, proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days after the earlier of actual knowledge or the receipt of written notice sent by registered or certified mail, return receipt requested, to the Issuer, if the Issuer is in default, or to the Servicer, if the Servicer is in default, by the Trustee or to the Issuer and the Servicer, as applicable, and the Trustee by (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Noteholders of at least 50% of the Aggregate Principal Amount of the Notes, specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) (1) the Issuer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, adjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Issuer or to all or substantially all of its property, as the case may be; (2) a decree or order of a court, agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, adjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Issuer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or (3) the Issuer shall become insolvent or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(e) the Issuer shall become or come under the control of an “investment company” subject to registration under the Investment Company Act; or

(f) failure on the part of WCF or Trendwest, if any, to (i) repurchase any Defective Loan or provide a Qualified Substitute Loan if required to do so under the terms of the applicable Purchase Agreement or (ii) maintain the perfection and first priority status of the security interest granted to the Depositor upon the sale of the Pledged Loans and such failure continues for a period of thirty (30) days after actual knowledge of such failure or the receipt of written notice sent by registered or certified mail, return receipt requested, to the Issuer, and to WCF or Trendwest, as applicable, by the Trustee or to the Issuer and WCF or Trendwest, as applicable, and the Trustee by (a) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of at least 50% of the Aggregate Principal Amount of the Notes, specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

THEN, with respect to the event described in subparagraph (d), an Event of Default shall automatically occur as of the date of such event and with respect to each of the events described in subparagraphs (a), (b), (c), (e) and (f) an Event of Default shall occur upon the occurrence of the event, the passage of the applicable grace period, if any and the declaration that such event shall constitute an Event of Default which declaration shall be made by the Trustee or (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of greater than 50% of the Aggregate Principal Amount of the Notes. If an Event of Default has occurred, it shall continue unless waived in writing by (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of greater than 50% of the Aggregate Principal Amount of the Notes.

Promptly after the automatic occurrence of an Event of Default, and, in any event, within two Business Days thereafter, the Trustee shall notify the Insurer, each Noteholder and each Rating Agency of the occurrence thereof to the extent a Responsible Officer of the Trustee has actual knowledge thereof based upon receipt of written information or other communication.

Section 11.2 Acceleration of Maturity; Rescission and Annulment.

(a) If any Event of Default occurs under subparagraph (d) of Section 11.1, the principal of each Class of Notes, together with accrued and unpaid interest thereon, will automatically be accelerated and become immediately due and payable. If any other Event of Default occurs, (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Majority Holders of the Notes may accelerate the Notes by declaring the principal of each Class of Notes, together with accrued and unpaid interest thereon to be immediately due and payable, by a notice in writing to the Issuer, the Trustee, the Insurer and the Swap Counterparty and upon any such declaration such principal and interest shall become immediately due and payable.

(b) At any time after such an acceleration or declaration of acceleration of the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Indenture, such acceleration may be rescinded by (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of greater than 50% of the Aggregate Principal Amount of the Notes by written notice to the Issuer, the Trustee and the Swap Counterparty. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

(c) If an Event of Default has occurred and the Notes have been accelerated, payments will continue to be made in accordance with the Priority of Payment unless a Rapid Amortization Event has also occurred, in which case payments will be made as provided in Section 3.1 upon the occurrence of a Rapid Amortization Event; provided, however, if the Trustee has sold the Collateral under this Indenture, then payments shall be made as provided in Section 11.7.

Section 11.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if the Notes are accelerated following the occurrence of an Event of Default, and such acceleration has not been rescinded and annulled, the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Noteholders, the Insurer and the Swap Counterparty the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal and upon overdue installments of interest, as determined for each Class, any amounts due to the Insurer and any amounts due to the Swap Counterparty, to the extent that payment of such interest shall be legally enforceable; and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; provided, however, the amount due under this Section 11.3 shall not exceed the aggregate proceeds from the sale of the relevant Collateral and amounts otherwise held by the Issuer and available for such purpose.

Until such demand is made by the Trustee, the Issuer shall pay the principal of and interest on the Notes to the Trustee for the benefit of the registered Holders to be applied as provided in this Indenture, whether or not the Notes are overdue.

If the Issuer fails to pay such amounts forthwith upon such demand, then the Trustee for the benefit of the Noteholders, the Insurer and the Swap Counterparty and as trustee of an express trust, may, with the prior written consent of or shall at the direction of (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of greater than 50% of the Aggregate Principal Amount of the Notes, institute suits in equity, actions at law or other legal, judicial or administrative proceedings (each, a “Proceeding”) for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and collect the monies adjudged or decreed to be payable in the manner provided by law out of the Collateral wherever situated. In the event a Proceeding shall involve the liquidation of Collateral, the Trustee shall pay all costs and expenses for such Proceeding and shall be reimbursed for such costs and expenses from the resulting liquidation proceeds. In the event that the Trustee determines that liquidation proceeds will not be sufficient to fully reimburse the Trustee, the Trustee shall receive indemnity satisfactory to it against such costs and expenses from the Noteholders (which indemnity may include, at the Trustee’s option, consent by each Noteholder authorizing the Trustee to be reimbursed from amounts available in the Collection Account) or if the Trustee is acting at the direction of the Insurer, from the Insurer in which case an unsecured indemnity from the Insurer shall be sufficient.

If an Event of Default occurs and is continuing, the Trustee may, with the prior written consent of or shall at the direction of (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of greater than 50% of the Aggregate Principal Amount of the Notes, proceed to protect and enforce its rights and the rights of the Noteholders and the Insurer hereunder and under the Notes, by such appropriate Proceedings as are necessary to effectuate, protect and enforce any such rights, whether for the specific enforcement of any covenant, agreement, obligation or indemnity in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 11.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other Proceeding relative to the Issuer or the property of the Issuer or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise) shall be entitled and empowered, by intervention in such Proceeding or otherwise,

(a) to file a proof of claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and all amounts owing under the Insurance Agreement and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Insurer and of the Noteholders allowed in such Proceeding, and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same to the Noteholders and the Insurer;

and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Article XIII.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or the Insurer any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or the Insurer, or to authorize the Trustee to vote in respect of the claim of any Noteholder or the Insurer in any such Proceeding.

Section 11.5 Remedies.

(a) If an Event of Default shall have occurred and be continuing, the Trustee and the Collateral Agent (upon direction by the Trustee) may, with the prior written consent of, or shall at the direction of (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of greater than 50% of the Aggregate Principal Amount of the Notes, do one or more of the following (subject to Section 11.6):

(1) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral monies adjudged due;

(2) obtain possession of the Pledged Loans in accordance with the terms of the Custodial Agreement and sell the Collateral or any portion thereof or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 11.13;

(3) institute Proceedings in its own name and as trustee of an express trust from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(4) exercise any remedies of a secured party under the UCC with respect to the Collateral (including any Accounts), take any other appropriate action to protect and enforce the rights and remedies of the Trustee, the Insurer or the Holders under this Agreement and each other agreement contemplated hereby (including retaining the Collateral pursuant to Section 11.6 and applying distributions from the Collateral pursuant to Section 11.7); and

(5) exercise any rights or remedies under this Agreement, the Performance Guaranty or any other Transaction Document;

provided, however, that neither the Trustee nor the Collateral Agent may sell or otherwise liquidate the Collateral which constitutes Pledged Loans and Pledged Assets following an Event of Default other than an Event of Default described in this Agreement resulting from an Insolvency Event, unless either (i) (A) the Insurer, if no Insurer Default has occurred and is continuing, or (B) during the continuation of an Insurer Default, the Holders of 100% of the Aggregate Principal Amount of the Notes then outstanding, consents thereto, (ii) the proceeds of such sale or liquidation are sufficient to discharge in full the amounts then due and unpaid upon the Notes for principal and Accrued Interest and the fees and all other amounts required to be paid pursuant to Section 11.7 or (iii) (A) the Control Party directs and the Trustee, only if the Insurer is not the Control Party, determines that the Collateral will not continue to provide sufficient funds for the payment of principal of, and interest on, the Notes as they would have become due if such Notes would not have been declared due and payable. If an Event of Default has occurred and is continuing and (A) the Insurer, if no Insurer Default has occurred and is continuing, or (B) during the continuation of an Insurer Default, the Holders of 100% of the

Aggregate Principal Amount of the Notes then outstanding directs the Trustee to sell or otherwise liquidate the Collateral, the Trustee will dispose of the Collateral as directed.

For purposes of clause (ii) or clause (iii) of the preceding paragraph and Section 11.6, the Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or an independent investment banking firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the distributions and other amounts receivable with respect to the Collateral to make the required payments of principal of and interest on the Notes, and any such opinion shall be conclusive evidence as to such feasibility or sufficiency. The Issuer shall bear the reasonable costs and expenses of any such opinion.

For purposes of this Section 11.5, the Trustee agrees to take all actions requested or directed by (A) the Insurer, if no Insurer Default has occurred and is continuing, or (B) during the continuation of an Insurer Default, the Holders of 100% of the Aggregate Principal Amount of the Notes then outstanding as provided for in this Section 11.5.

(b) In addition to the remedies provided in Section 11.5(a), the Trustee may with the consent of and shall at the direction of (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of greater than 50% of the Aggregate Principal Amount of the Notes institute a Proceeding in its own name and as trustee of an express trust solely to compel performance of a covenant, agreement, obligation or indemnity or to cure the representation or warranty or statement, the breach of which gave rise to the Event of Default; and the Trustee shall enforce any equitable decree or order arising from such Proceeding.

Section 11.6 Optional Preservation of Collateral. If the Notes have been accelerated following an Event of Default and such acceleration and its consequences have not been rescinded and annulled, to the extent permitted by law, the Trustee at the request of the Control Party shall retain the Collateral securing the Notes intact for the benefit of the Holders of the Notes, the Insurer and the Swap Counterparty and in such event it shall deposit all funds received with respect to the Collateral into the Collection Account and apply such funds in accordance with the payment priorities set forth in this Indenture, as if there had not been such an acceleration. So long as the Trustee retains the Collateral, the Trustee shall continue to apply all distributions received on such Collateral in accordance with this Agreement.

Section 11.7 Application of Monies Collected During Event of Default. If the Notes have been accelerated following an Event of Default and such acceleration and its consequences have not been rescinded and annulled, and the Trustee has sold the Collateral, the proceeds collected by the Trustee pursuant to this Article XI or otherwise with respect to such Notes shall be applied as provided below:

FIRST, to the Trustee in payment of the Monthly Trustee Fees and in reimbursement of permitted expenses of the Trustee under each of the Transaction Documents to which the Trustee is a party and amounts due to the Trustee as indemnification; in the event of a Servicer Default and the replacement of the Servicer with the Trustee or a Successor Servicer, the costs and expenses of replacing the Servicer shall be permitted expenses of the Trustee;

SECOND, to the Servicer, the Monthly Servicer Fee plus any unreimbursed Servicer Advances plus any accrued and unpaid Monthly Servicer Fees and any unreimbursed Servicer Advances for prior Payment Dates;

THIRD, to the Swap Counterparty, the Net Swap Payment, if any;

FOURTH, to the extent not paid by the Servicer, to the Custodian the Monthly Custodian Fee, plus any accrued and unpaid Monthly Custodian Fees for prior Payment Dates;

FIFTH, to the extent not paid by the Servicer, to the Collateral Agent, the Monthly Collateral Agent Fee plus any accrued and unpaid Monthly Collateral Agent Fees for prior Payment Dates;

SIXTH, as long as no Insurer Default has occurred and is continuing, to the Insurer, any accrued and unpaid Insurance Premium;

SEVENTH, to the holders of the Class A-1 Notes, Accrued Interest on the Class A-1 Notes, and to the holders of the Class A-2 Notes, Accrued Interest on the Class A-2 Notes (to the extent that there are insufficient funds, pro rata in proportion to their respective Class Percentages);

EIGHTH, to the Insurer, any Reimbursement Amounts then due and owing to the Insurer;

NINTH, (i) to the holders of the Class A-1 Notes the lesser of (a) the amount allocated to the Class A-1 Notes when all Available Funds are allocated pro rata between the Class A-1 Notes and the Class A-2 Notes in proportion to their respective Principal Amounts and (b) the Principal Amount of the Class A-1 Notes; and (ii) to the holders of the Class A-2 Notes and the Swap Counterparty, the amount allocated to the Class A-2 Notes when all Available Funds are allocated pro rata between the Class A-1 Notes and the Class A-2 Notes in proportion to their respective Principal Amounts, pro rata in proportion to the Principal Amount of the Class A-2 Notes and the unpaid Senior Priority Swap Termination Amount, respectively, until such amounts are reduced to zero;

TENTH, (i) first, to the Insurer, any other amounts due to the Insurer pursuant to the Insurance Agreement and (ii) second, to the Trustee, any other amounts due to the Trustee under this Indenture;

ELEVENTH, to the Swap Counterparty, any amounts owing to the Swap Counterparty in respect of a termination of the Interest Rate Swap; and

TWELFTH, to Issuer, any remaining amounts free and clear of the lien of this Indenture.

Section 11.8 Limitation on Suits by Individual Noteholders. Subject to Section 11.9, no Noteholder shall have any right to institute any Proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless:

(a) an Insurer Default shall have occurred and be continuing;

(b) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(c) the Majority Holders shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(d) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and

(e) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding,

it being understood and intended that no one or more Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or the Insurer or to obtain or to seek to obtain priority or preference over any other Holders or the Insurer or to enforce any right under this Indenture, except in the manner herein provided.

Section 11.9 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which right is absolute and unconditional, to receive payment of the principal and interest on such Note on the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder; provided, however, that the Insurer will be subrogated to the rights of each Noteholder to receive payments of principal and interest, as applicable, with respect to distributions on the Notes to the extent of any payment by the Insurer under the Insurance Policy and the Insurer will be reimbursed therefor, together with interest thereon as provided in the Insurance Agreement in accordance with Sections 3.1 and 11.7.

Section 11.10 Restoration of Rights and Remedies. If the Trustee, the Insurer or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Insurer or to such Noteholder, then and in every such case the Issuer, the Trustee, the Insurer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Insurer and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 11.11 Waiver of Event of Default. Prior to the Trustee’s acquisition of a money judgment or decree for payment, in either case for the payment of all amounts owing by the Issuer in connection with this Indenture and the Notes issued hereunder (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of 50% or more of the Aggregate Principal Amount of Notes have the right to waive any Event of Default and its consequences.

Upon any such waiver, such Event of Default shall cease to exist, and be deemed to have been cured, for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

Section 11.12 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, on the basis of any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 11.13 Sale of Collateral.

(a) The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Section 11.5 shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes and all amounts owing to the Insurer shall have been paid, whichever occurs later. The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale. The Trustee may reimburse itself from the proceeds of any sale for the reasonable costs and expenses incurred in connection with such sale. The net proceeds of such sale shall be applied as provided in this Indenture.

(b) The Trustee and the Collateral Agent shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey the Issuer’s interest in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such Sale shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Section 11.14 Action on Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. None of the rights or remedies of the Trustee or the Noteholders hereunder shall be impaired by the recovery of any judgment by the Trustee or any Noteholder against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral.

Section 11.15 Control by the Insurer or the Noteholders. If an Event of Default has occurred and is continuing, (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of greater than 50% of the Aggregate Principal Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee; provided that

(i) such direction shall not be in conflict with any rule of law or with this Indenture;

(ii) any direction to the Trustee to sell or liquidate the Collateral which constitutes Loans and the related Pledged Assets shall be subject to the provisions of Sections 11.5 and 11.6; and

(iii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 13.1, the Trustee need not take any action that it determines might involve it in liability unless it has been provided with reasonable indemnity against such liability, it being agreed that an unsecured indemnity from the Insurer shall constitute sufficient indemnity.

ARTICLE XII

SERVICER DEFAULTS

Section 12.1 Servicer Defaults. If any one of the following events (each, a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit on or before the date such payment, transfer or deposit is required to be made or given by the Servicer under the terms of this Indenture and such failure remains unremedied for two Business Days; provided, however, that if the Servicer is unable to make a payment, transfer or deposit when due and such failure is as a result of circumstances beyond the Servicer’s control, the grace period shall be extended to five Business Days;

(b) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Indenture or any other Transaction Document to which the Servicer is a party and such failure continues unremedied for a period of 30 days after the earlier of the date on which the Servicer has actual knowledge of the failure and the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Insurer or the Holders of 25% or more of the Aggregate Principal Amount of the Notes;

(c) any representation and warranty made by the Servicer in this Indenture shall prove to have been incorrect in any material respect when made and has a material and adverse impact on the Trustee’s interest in the Pledged Loans and other Pledged Assets and the Servicer is not in compliance with such representation or warranty within 30 Business Days after the earlier of the date on which the Servicer has actual knowledge of such breach and the date on which written notice of such breach requiring that such breach be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Insurer or the Holders of 25% or more of the Aggregate Principal Amount of the Notes;

(d) an Insolvency Event shall occur with respect to the Servicer or the Performance Guarantor; or

(e) the Servicer shall fail to deliver the reports described in Section 8.1 of this Indenture and such failure shall continue for five Business Days.

THEN, so long as such Servicer Default shall be continuing, the Control Party by notice then given in writing to the Servicer, the Swap Counterparty, the Issuer, the Trustee, the Insurer and each Rating Agency (a “Termination Notice”), may terminate all of the rights and obligations of the Servicer as Servicer under this Indenture (such termination being herein called a “Service Transfer”). After receipt by the Servicer and the Trustee of such Termination Notice and subject to the terms of Section 12.2(a), the Trustee shall automatically assume the responsibilities of the Servicer hereunder until the date that a Successor Servicer shall have been appointed pursuant to Section 12.2 and all authority and power of the Servicer under this Indenture shall pass to and be vested in the Trustee or such Successor Servicer, as the case may be, without further action on the part of any Person, and, without limitation, the Trustee at the direction of the Control Party (which authorization is coupled with an interest and is irrevocable) is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.

The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including without limitation the transfer to such Successor Servicer of all authority of the Servicer to service the Pledged Loans provided for under this Indenture, including without limitation all authority over any Collections which shall on the date of transfer be held by the Servicer for deposit in a Lockbox Account or which shall thereafter be received by the Servicer with respect to the Pledged Loans, and in assisting the Successor Servicer in enforcing all rights under this Indenture including, without limitation, allowing the Successor Servicer’s personnel access to the Servicer’s premises for the purpose of collecting payments on the Pledged Loans made at such premises. The Servicer shall promptly transfer its electronic records relating to the Pledged Loans to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Pledged Loans in the manner and at such times as the Successor Servicer shall reasonably request. The Servicer shall allow the Successor Servicer access to the Servicer’s officers and employees. To the extent that compliance with this Section 12.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest and as shall be satisfactory in form and substance to the Successor Servicer. The Servicer hereby consents to the entry against it of an order for preliminary, temporary or permanent injunctive relief by any court of competent jurisdiction, to ensure compliance by the Servicer with the provisions of this paragraph.

Section 12.2 Appointment of Successor.

(a) Appointment. On and after the receipt by the Servicer of a Termination Notice pursuant to Section 12.1, or any permitted resignation of the Servicer pursuant to Section 7.12, the Servicer shall continue to perform all servicing functions under this Indenture until the date specified in the Termination Notice or otherwise specified by (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Trustee or until a date mutually agreed upon by the Servicer and (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Trustee. Upon receipt by the Servicer of a Termination Notice, (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Trustee, at the direction of the Control Party, shall as promptly as possible after the giving of a Termination Notice appoint a successor servicer (in any case, the “Successor Servicer”) and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee and, so long as no Insurer Default has occurred and is continuing, the Insurer; provided that such appointment shall be subject to the consent of the Insurer and to satisfaction of the Rating Agency Condition. In the event a Successor Servicer has not been appointed and accepted the appointment by the date of termination stated in the Termination Notice the Trustee shall automatically assume responsibility for performing the servicing functions under this Indenture on the date of such termination. In the event that a Successor Servicer has not been appointed and has not accepted its appointment and the Trustee is legally unable or otherwise not capable of assuming responsibility for performing the servicing functions under this Indenture, the Trustee shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of receivables similar to the Pledged Loans or other consumer finance receivables; provided, however, pending the appointment of a Successor Servicer, the Trustee will act as the Successor Servicer.

(b) Duties and Obligations of Successor Servicer. Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Indenture and shall be subject to all the responsibilities and duties relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Indenture to the Servicer shall be deemed to refer to the Successor Servicer.

(c) Compensation of Successor Servicer; Costs and Expenses of Servicing Transfer. In connection with such appointment and assumption, the Trustee may make arrangements for the compensation of the Successor Servicer. The costs and expenses of transferring servicing shall be paid by the Servicer which is resigning or being replaced and to the extent such costs and expenses are not so paid, shall be paid from Collections as provided herein in Sections 3.1 and 11.7.

Section 12.3 Notification to Noteholders. Upon the occurrence of any Servicer Default or any event which, with the giving of notice or passage of time or both, would become a Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee and the Issuer and the Trustee shall give notice to the Noteholders at their respective addresses appearing in the Note Register and to the Insurer and the Swap Counterparty. Upon any termination or appointment of a Successor Servicer pursuant to this Article XII, the Trustee shall give prompt written notice thereof to the Issuer and to the Noteholders at their respective addresses appearing in the Note Register and to the Insurer and the Swap Counterparty.

Section 12.4 Waiver of Past Defaults. With respect to a Servicer Default described in Section 12.1, (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Majority Holders of the Notes may, on behalf of all Holders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 12.5 Termination of Servicer’s Authority. All authority and power granted to the Servicer under this Indenture shall automatically cease and terminate upon termination of this Indenture pursuant to Section 14.1, and shall pass to and be vested in the Issuer and without limitation the Issuer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights upon termination of this Indenture. The Servicer shall cooperate with the Issuer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Pledged Loans. The Servicer shall transfer its electronic records relating to the Pledged Loans to the Issuer in such electronic form as Issuer may reasonably request and shall transfer all other records, correspondence and documents relating to the Pledged Loans to the Issuer in the manner and at such times as the Issuer shall reasonably request. To the extent that compliance with this Section 12.5 shall require the Servicer to disclose information of any kind which the Servicer deems to be confidential, the Issuer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests and as shall be reasonably satisfactory in form and substance to the Issuer.

Section 12.6 Matters Related to Successor Servicer.

The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.

The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Pledged Loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Pledged Loan information.

Any Successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the Successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the predecessor Servicer.

The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Indenture if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information. The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Issuer or the Trustee or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Pledged Loan under applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Pledged Loan.

If the Trustee or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to appoint subservicers whenever it shall be deemed necessary by such Successor Servicer. The Successor Servicer shall, notwithstanding any such subservicing arrangements, remain obligated and liable to the Trustee, the Issuer, the Collateral Agent, the Insurer and the Noteholders for the servicing and administration of the Pledged Loans in accordance with the provisions of this Indenture to the same extent and under the same terms and conditions as if it alone were servicing and administering the Pledged Loans.

ARTICLE XIII

THE TRUSTEE; THE COLLATERAL AGENT; THE CUSTODIAN

Section 13.1 Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent institutional trustee would exercise or use under the circumstances in the conduct of such institution’s own affairs. The Trustee is hereby authorized and empowered to make the withdrawals and payments from the Accounts in accordance with the instructions set forth in this Indenture until the termination of this Indenture in accordance with Section 14.1 unless this appointment is earlier terminated pursuant to the terms hereof.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform to such requirements; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer, the Issuer or any other Person hereunder (other than the Trustee). The Trustee shall give prompt written notice to the Noteholders of any material lack of conformity of any such instrument to the applicable requirements of this Indenture discovered by the Trustee.

(c) Subject to Section 13.1(a), no provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligence, reckless disregard of its duties, bad faith or misconduct; provided, however, that:

(i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or employees of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of greater than 50% of the Aggregate Principal Amount of the Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture;

(iii) the Trustee shall not be charged with knowledge of any failure by any other party hereto to comply with its obligations hereunder or of the occurrence of any Event of Default, Rapid Amortization Event, Cash Accumulation Event or Servicer Default unless a Responsible Officer of the Trustee obtains actual knowledge of such failure based upon receipt of written information or other communication or a Responsible Officer of the Trustee receives written notice of such failure from the Servicer, the Issuer, the Insurer or any Noteholder. In the absence of receipt of notice or actual knowledge by a Responsible Officer the Trustee may conclusively assume there is no Event of Default, Rapid Amortization Event, Cash Accumulation Event or Servicer Default; and

(iv) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge or have received notice and after all the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, no implied covenants or obligations shall be read into this Indenture against the Trustee and, in the absence of bad faith, willful misconduct or negligence on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (which adequate indemnity may include, at the Trustee’s option, consent by (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of greater than 50% of the Aggregate Principal Amount of the Notes authorizing the Trustee to be reimbursed for any funds from amounts available in the Collection Account), and none of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Indenture except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture.

(e) Except for actions expressly authorized by this Indenture, the Trustee shall take no action reasonably likely to impair the interests of the Issuer in any Pledged Loan or other Collateral now existing or hereafter created or to impair the value of any Pledged Loan or other Collateral now existing or hereafter created.

(f) Except as provided in this Indenture, the Trustee shall have no power to dispose of or vary any Collateral.

(g) In the event that the Note Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Note Registrar, as the case may be, under this Indenture, the Trustee (if it is not then the Note Registrar) shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

(h) The Trustee shall have no duty to (A) see to any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) see to any insurance, (C) see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of any Collateral other than from funds available in the Collection Account, or (D) confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Indenture believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

Section 13.2 Certain Matters Affecting the Trustee. Except for its own gross negligence, reckless disregard of its duties, bad faith or misconduct:

(a) the Trustee may rely on and shall be protected from liability to the Issuer and the Noteholders in acting on, or in refraining from acting in accord with, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, conversation, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons;

(b) the Trustee may consult with counsel and any advice of counsel (including without limitation counsel to the Issuer or the Servicer) shall be full and complete authorization and protection from liability to the Issuer and the Noteholders in respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default of which a Responsible Officer of the Trustee shall have actual knowledge or have received notice (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(d) neither the Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be personally liable for any action taken, suffered or omitted to be taken by the Trustee or such Person in good faith and believed by such Person to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, nor for any action taken or omitted to be taken by any other party hereto;

(e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any Monthly Servicing Report, any other report or statement delivered to the Trustee by the Servicer, resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of more than 50% of the Aggregate Principal Amount of the Notes; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to the Trustee against such cost, expense or liability as a condition to taking any such action.

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

(g) except as may be required by Section 13.1(b), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Pledged Loans for the purpose of establishing the presence or absence of defects, the compliance by the Servicer or the Issuer with their respective representations and warranties or for any other purpose;

(h) the right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for the performance of such act; and

(i) the Trustee shall not be required to give any bond or surety in respect of the powers granted hereunder.

Section 13.3 Trustee Not Liable for Recitals in Notes or Use of Proceeds of Notes. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Notes (other than the certificate of authentication on the Notes) or for any statements, representations or warranties made herein by any Person other than the Trustee (except as expressly set forth herein). Except as set forth in Section 13.14, the Trustee makes no representations as to the validity, enforceability or sufficiency of this Indenture or of the Notes (other than the certificate of authentication on the Notes) or of any Pledged Loan or related document. The Trustee shall not be accountable for the use or application of funds properly withdrawn from any Account on the instructions of the Servicer or for the use or application by the Issuer of the proceeds of any of the Notes, or for the use or application of any funds paid to the Issuer in respect of the Pledged Loans. The Trustee shall not be responsible for the legality or validity of this Indenture or the validity, priority, perfection or sufficiency of the security for the Notes issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Indenture.

Section 13.4 Trustee May Own Notes; Trustee in its Individual Capacity. Wells Fargo Bank, National Association, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights as it would have if it were not the Trustee. Wells Fargo Bank, National Association and its Affiliates may generally engage in any kind of business with the Issuer or the Servicer as though Wells Fargo Bank, National Association were not acting in such capacity hereunder and without any duty to account therefor. Nothing contained in this Indenture shall limit in any way the ability of Wells Fargo Bank, National Association and its Affiliates to act as a trustee or in a similar capacity for other interval ownership and lot contract and installment note financings pursuant to agreements similar to this Indenture.

Section 13.5 Trustee’s Fees and Expenses; Indemnification. The Trustee shall be entitled to receive from time to time pursuant to this Indenture and the Trustee Fee Letter, (a) such compensation as shall be agreed to between the Issuer and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder as the Trustee and to be reimbursed for its out-of-pocket expenses (including reasonable attorneys’ fees), incurred or paid in establishing, administering and carrying out its duties under this Indenture or the Collateral Agency Agreement and (b) subject to Section 10.3, the Issuer and the Servicer agree, jointly and severally, to pay, reimburse, indemnify and hold harmless the Trustee (without reimbursement from any Account or otherwise) upon its request for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including without limitation fees, expenses and disbursements of counsel) which may at any time (including without limitation at any time following the termination of this Indenture and payment on account of the Notes) be imposed on, incurred by or asserted against the Trustee in any way relating to or arising out of this Indenture, the Collateral Agency Agreement or any other Transaction Document to which the Trustee is a party or the transactions contemplated hereby or any action taken or omitted by the Trustee under or in connection with any of the foregoing except for those liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence, reckless disregard of its duties, bad faith or willful misconduct of the Trustee and except that if the Trustee is appointed Successor Servicer pursuant to Section 12.2, the provisions of this Section 13.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer. The agreements in this Section 13.5 shall survive the termination of this Indenture, the resignation or removal of the Trustee and all amounts payable on account of the Notes.

Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 13.6 Eligibility Requirements for Trustee. The Trustee hereunder (if other than Wells Fargo Bank, National Association) shall at all times be an Eligible Institution and a corporation or banking association organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, and such Trustee (including Wells Fargo Bank, National Association) shall have a combined capital and surplus of at least $25,000,000 (or, in the case of a successor to the initial Trustee, $100,000,000) and subject to supervision or examination by federal or state authority. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of federal or state supervising or examining authority, then for the purpose of this Section 13.6, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 13.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 13.7.

Section 13.7 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving 60 days prior written notice thereof to the Issuer, the Swap Counterparty, the Servicer, the Noteholders, the Insurer and each Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly arrange to appoint a successor trustee meeting the requirements of Section 13.6 and the Servicer shall notify the Trustee, the Insurer, the Swap Counterparty and each Rating Agency of such appointment by written instrument, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, a successor Trustee shall be appointed by (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Majority Holders (with notice to the Swap Counterparty). The successor

Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment in the manner hereinafter provided, any Noteholder, on behalf of itself and all others similarly situated, or the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 13.6 and shall fail to resign after written request therefor by the Issuer or the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer (with the consent of the Insurer, which consent shall not be unreasonably withheld) may remove the Trustee and promptly appoint a successor Trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

(c) At any time (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Majority Holders, to the extent permitted by law, may remove the Trustee and promptly appoint a successor Trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 13.7 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 13.8.

Section 13.8 Successor Trustee.

(a) Any successor Trustee, appointed as provided in Section 13.7, shall execute, acknowledge and deliver to the Issuer, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all money, documents and other property held by it hereunder; and Issuer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, power, duties and obligations.

(b) No successor Trustee shall accept appointment as provided in this Section 13.8 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 13.6.

(c) Upon acceptance of appointment by a successor Trustee as provided in this Section 13.8, such successor Trustee shall mail notice of such succession hereunder to the Trustee, the Issuer, the Insurer, the Swap Counterparty, the Servicer and all Noteholders at their addresses as shown in the Note Register.

Section 13.9 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, such corporation shall be eligible under the provisions of Section 13.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 13.10 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, the Insurer and the Swap Counterparty, such title to the Collateral, or any part thereof, and subject to the other provisions of this Section 13.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 13.6 and no notice to the Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 13.8.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral, or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article XIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or a successor trustee.

Section 13.11 Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the benefit of the Noteholders, the Insurer and the Swap Counterparty as their interests appear in this Agreement.

Section 13.12 Suits for Enforcement. If an Event of Default or a Servicer Default shall occur and be continuing, the Trustee, in its discretion may or at the direction of the Control Party shall subject to the provisions of Article XI and Section 12.1, proceed to protect and enforce its rights and the rights of the Noteholders and the Insurer under this Indenture by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Noteholders or the Insurer.

Section 13.13 Rights of the Insurer or the Noteholders to Direct the Trustee. The (A) Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, Majority Holders shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 13.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction, or if the Trustee has not been offered reasonable security or indemnity (it being agreed that an unsecured indemnity from the Insurer shall constitute sufficient indemnity), as contemplated by Section 13.2, by (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default, the Holders of greater than 50% of the Aggregate Principal Amount of the

Notes; and provided further, that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Noteholders.

Section 13.14 Representations and Warranties of the Trustee. The Trustee represents and warrants that:

(a) the Trustee is a national banking association with trust powers organized, validly existing and in good standing under the laws of the United States;

(b) the Trustee has full power, authority and right to execute, deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and

(c) this Indenture has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

Section 13.15 Maintenance of Office or Agency. The Trustee will maintain at its expense in Minneapolis, Minnesota, an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Notes and this Indenture may be served. The Trustee will give prompt written notice to the Issuer, the Insurer, the Swap Counterparty, the Servicer and the Noteholders of any change in the location of any such office or agency.

Section 13.16 No Assessment. Wells Fargo Bank, National Association’s agreement to act as Trustee hereunder shall not constitute or be construed as Wells Fargo Bank, National Association’s assessment of the Issuer’s or any Obligor’s creditworthiness or a credit analysis of any Loans.

Section 13.17 UCC Filings and Title Certificates. (a) The Trustee and the Noteholders expressly recognize and agree that the Collateral Agent may be listed as the secured party of record on the various Financing Statements required to be filed under this Indenture in order to perfect the security interest in the Collateral, and such listing will not affect in any way the respective status of the other secured parties under the Collateral Agency Agreement as the holders of their respective interests in other collateral. In addition, such listing shall impose no duties on the Collateral Agent other than those expressly and specifically undertaken in accordance with this Indenture and the Collateral Agency Agreement.

(b) The Trustee shall file such financing statements covering the Collateral as the Control Party shall request in writing.

(c) The Trustee hereby agrees that it will promptly after its receipt forward to the Insurer a copy of each notice and report which it receives under or with respect to this Indenture or other Transaction Documents (unless it is clear from the face of such notice or report that the Insurer has already received a copy of the same).

Section 13.18 Replacement of the Custodian. Each of the Issuer and the Servicer agree not to replace the Custodian then acting as custodian of the Pledged Loans and related assets unless the Insurer has given its prior written consent to such action (which consent shall not be unreasonably withheld) and the Rating Agency Condition has been satisfied with respect to such replacement.

ARTICLE XIV

TERMINATION

Section 14.1 Termination of Agreement. The respective obligations and responsibilities of the Issuer, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Noteholders and the Insurer as hereafter set forth) shall terminate (the “Termination Date”) on the day after the Payment Date following the date on which funds shall have been deposited in the Collection Account sufficient to pay the Aggregate Principal Amount of all Notes plus all interest accrued on the Notes through the day preceding such Payment Date and all amounts owed to the Insurer pursuant to this Agreement and the Insurance Agreement; provided that, all amounts required to be paid on such Payment Date pursuant to this Indenture shall have been paid.

Section 14.2 Final Payment.

(a) Written notice of any termination shall be given (subject to at least two Business Days’ prior notice from the Servicer to the Trustee) by the Trustee to the Noteholders, the Insurer, the Swap Counterparty and each Rating Agency then rating any Notes mailed not later than the fifth day of the month of such final payment specifying (a) the Payment Date and (b) the amount of any such final payment. The Trustee shall give such notice to the Note Registrar at the time such notice is given to the Noteholders.

(b) On or after the final Payment Date, upon written request of the Trustee, the Noteholders shall surrender their Notes to the office specified in such request. If presentation or surrender of a Definitive Note is not made within six years of notice of final distribution, no claim may be made in respect of such Definitive Note.

(c) The Trustee shall surrender the Insurance Policy to the Insurer on the date which is one year and one day following the earlier of (i) the Rated Final Maturity Date and (ii) the date on which this Indenture has been terminated in accordance with its terms and all obligations hereunder have been satisfied and discharged; provided, that if an Insolvency Proceeding by or against the Issuer is existing during such one year and one day period, then the Insurance Policy shall not be surrendered until the later of (x) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, and (y) if any Noteholder is required to return any Preference Amount as a result of such Insolvency Proceeding, the date on which the Insurer has made all payments required to be made under the terms of the Insurance Policy in respect of all such Preference Amounts.

Section 14.3 [Reserved].

Section 14.4 Release of Collateral. Upon the termination of this Indenture pursuant to Section 14.1, the Trustee shall release all liens and assign to the Issuer (without recourse, representation or warranty) all right, title and interest of the Trustee in and to the Collateral and all proceeds thereof. The Trustee shall execute and deliver such instruments of assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Issuer to release the security interest of the Trustee in the Collateral.

Section 14.5 Release of Defaulted Loans.

(a) Issuer May Obtain Release. If any Pledged Loan becomes a Defaulted Loan during any Due Period, the Issuer may, subject to the limitation set forth in Section 14.5(d), obtain a release of such Pledged Loan from the lien of this Indenture on any Payment Date thereafter. To obtain such release the Issuer shall be required either to (i) pay the Release Price of such Defaulted Loan to the Trustee for deposit into the Collection Account or (ii) deliver to the Trustee one or more Qualified Substitute Loans in substitution for such Defaulted Loan and pay the applicable Substitution Adjustment Amount to the Trustee for deposit into the Collection Account. The Issuer shall provide written notice to the Trustee, the Insurer and the Collateral Agent of any release pursuant to this Section 14.5 not less than two Business Days prior to the Payment Date on which such release is to be effected, specifying the Defaulted Loan and the Release Price therefor. The Issuer shall (i) pay the Release Price to the Trustee for deposit into the Collection Account not later than 12:00 noon, New York City time, on the Payment Date on which such release is made or (ii) deliver the Qualified Substitute Loan or Qualified Substitute Loans by 12:00 noon, New York City time, on the Payment Date on which such release is made and pay any Substitution Adjustment Amount to the Trustee for deposit into the Collection Account not later than 12:00 noon, New York City time, on such Release Date.

(b) Substitution. If a Seller delivers to the Issuer a Qualified Substitute Loan or Qualified Substitute Loans in lieu of payment for the repurchase of a Defaulted Loan, the Issuer shall execute a Supplemental Grant in substantially the form of Exhibit G hereto and deliver such Supplemental Grant to the Trustee and the Collateral Agent. Payments due with respect to Qualified Substitute Loans on or prior to the Calculation Date next preceding the date of substitution shall not be property of the Issuer, but, to the extent received by the Servicer, will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date. Payments due with respect to the Qualified Substitute Loans after the Calculation Date next preceding the date of substitution shall be property of the Issuer. The Issuer shall cause the Servicer to electronically deliver a schedule of any Defaulted Loans so removed and Qualified Substitute Loans so substituted to the Trustee and such schedule shall be an amendment to the Loan Schedule. Upon such substitution, the Qualified Substitute Loan or Qualified Substitute Loans shall be subject to the terms of this Indenture in all respects, the Issuer shall be deemed to have made the representations, and warranties with respect to each Qualified Substitute Loan set forth in Section 5.1 and 5.2 of this Indenture, in each case as of the date of substitution, and the Issuer shall be deemed to have made a representation and warranty that each Loan so substituted is a Qualified Substitute Loan as of the date of substitution. The provisions of Section 5.4(a) shall apply to any Qualified Substitute Loan as to which the Issuer has breached the Issuer’s representations and warranties in Section 5.1 and 5.2 to the same extent as for any other Pledged Loan. In connection with the substitution of one or more Qualified Substitute Loans for one or more Defaulted Loans, the Servicer shall determine the Substitution

Adjustment Amount. Such Substitution Adjustment Amount shall be paid to the Trustee and treated as if it were a portion of the Release Price for the Defaulted Loan and included in Available Funds as such.

(c) Release of Defaulted Loans. Upon each release of a Pledged Loan under this Section 14.5, the Collateral Agent and the Trustee shall automatically and without further action release, sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, representation or warranty, all of the Collateral Agent’s and Trustee’s right, title and interest in and to such Defaulted Loan and the Transferred Assets related to such Defaulted Loan free and clear of the lien of this Indenture. The Collateral Agent and the Trustee shall execute such documents, releases and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Issuer to effect the release of such Defaulted Loans and the related Transferred Assets pursuant to this Section 14.5. Promptly after the occurrence of a Release Date and after the payment for or substitution for and release of a Defaulted Loan, in respect to which the Release Price has been paid or Qualified Substitute Loans have been provided, the Issuer shall direct the Servicer to delete such Defaulted Loans from the Loan Schedule.

(d) Limitations on Purchase of Defaulted Loans. The amount of Defaulted Loans for which the Issuer is permitted to obtain a release and transfer to a Seller is limited as provided in the Fairfield Master Loan Purchase Agreement and the Trendwest Master Loan Purchase Agreement and as follows:

(i) The Loan Balance of Pledged Loans which become Defaulted Loans and which are released and transferred to WCF, as Seller, shall not exceed in the aggregate 16.0% of the Loan Balance of the Pledged Loans as of the Cut-Off Date which were Fairfield Loans; for such purposes, the Loan Balance of a Pledged Loan shall be calculated on the day prior to the day the Pledged Loan became a Defaulted Loan; and

(ii) The Loan Balance of Pledged Loans which become Defaulted Loans and which are released and transferred to Trendwest, as Seller, shall not exceed in the aggregate 16.0% of the Loan Balance of the Pledged Loans as of the Cut-Off Date which were Trendwest Loans; for such purposes, the Loan Balance of a Pledged Loan shall be calculated on the day prior to the day the Pledged Loan became a Defaulted Loan.

Section 14.6 Release Upon Payment in Full. At such time as the Notes have been paid in full, all fees and expenses of the Trustee and the Collateral Agent with respect to the Notes have been paid in full, all obligations relating to this Indenture have been paid in full and all amounts owed to the Insurer pursuant to the Insurance Agreement have been paid in full, then, the Collateral Agent shall, upon the written request of the Issuer, release all liens and assign to Issuer (without recourse, representation or warranty) all right, title and interest of the Collateral Agent in and to the Collateral, and all proceeds thereof. The Collateral Agent and the Trustee shall execute and deliver such instruments of assignment, in each case without recourse, representation or warranty, as shall be reasonably requested by the Issuer to release the security interest of the Collateral Agent in the Collateral.

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 15.1 Amendment.

(a) Supplemental Indentures and Amendments Without Consent of the Noteholders. The Issuer, the Trustee, the Collateral Agent and the Servicer, at any time and from time to time, with the consent of the Insurer and without the consent of any of the Noteholders, may enter into one or more amendments or indentures supplemental to this Indenture in form satisfactory to the Trustee for any of the following purposes:

(i) to add to the covenants of the Issuer for the benefit of the Noteholders, the Insurer and the Swap Counterparty or to surrender any right or power conferred upon the Issuer;

(ii) to Grant any additional property to the Trustee or the Collateral Agent or to be held by the Custodian, in each case, for the benefit of the Trustee and the Holders of the Notes and the Insurer and the Swap Counterparty;

(iii) to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or to better assure, convey and confirm unto the Trustee or the Collateral Agent or deliver to the Custodian, in each case for the benefit of the Trustee and the Noteholders and the Insurer and the Swap Counterparty, any property subject to the Lien of this Indenture;

(iv) to cure any ambiguity, correct, modify or supplement any provision which is defective or inconsistent with any other provision herein; provided that, such correction, modification or supplement shall not alter in any material respect, the amount or timing of payments to or other rights of the Noteholders;

(v) to modify transfer restrictions on the Notes, so long as any such modifications comply with the Securities Act and the Investment Company Act; or

(vi) make any other changes which do not, individually or in the aggregate, materially and adversely affect the rights of any Noteholders.

provided that, (x) in each case, the Issuer shall have satisfied the Rating Agency Condition with respect to such corrections, amendments, modifications or clarifications and (y), with respect to any changes described in subsection (vi), the Issuer shall have delivered to the Trustee and the Insurer an Officer’s Certificate of the Issuer and an Officer’s Certificate of the Servicer both to the effect that such change will not adversely affect the rights of any Noteholders.

Subject to Section 15.1(c), the Trustee is hereby authorized to join in the execution of any such amendment or supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained. So long as any of the Notes are outstanding, at the cost of the Issuer, the Trustee shall provide to the Insurer and each Rating Agency then rating any Notes a copy of any proposed amendment or supplemental indenture prior to the execution thereof by the Trustee and, as soon as practicable after the execution by the Issuer, the Servicer, the Trustee and the Collateral Agent of any such amendment or supplemental indenture, provide to the Insurer and each Rating Agency a copy of the executed amendment or supplemental indenture, as the case may be.

(b) Amendments and Supplemental Indentures With Consent of the Noteholders. With the consent of (A) the Insurer, if no Insurer Default has occurred and is continuing or (B) during the continuation of an Insurer Default the Majority Holders and upon satisfaction of the Rating Agency Condition, the Issuer, the Servicer and the Trustee may enter into an amendment or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture, or modifying in any manner the rights of the Holders of the Notes under this Indenture; provided that, so long as the Interest Rate Swap is in effect, no such amendment or supplemental indenture shall be entered into without the prior written consent of the Swap Counterparty if the effect of such amendment or supplement would be to adversely affect the Swap Counterparty’s ability or right to receive payment under the terms of the Interest Rate Swap, or if the amendment or supplemental indenture would modify the obligations of or impair the ability of the Issuer to fully perform any of its payment obligations under the Interest Rate Swap.

No such amendment or supplemental indenture shall, without the consent of the Insurer, each affected Noteholder and the Swap Counterparty, to the extent such amendment or supplemental indenture would adversely affect any of the Swap Counterparty’s rights or obligations, or impair the ability of the Issuer to fully perform any of its obligations, under the Interest Rate Swap for so long as the Interest Rate Swap has not been terminated:

(i) reduce in any manner the amount of, or change the timing of, principal, interest and other payments required to be made on any Note;

(ii) change the application of the proceeds of any Collateral to the payment of Notes;

(iii) reduce the percentage of Noteholders required to take or approve any action under this Indenture; or

(iv) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminate the lien of this Indenture on any property at any time subject thereto or deprive the Noteholders of the security afforded by the lien of this Indenture.

It shall not be necessary in connection with any consent of the Noteholders under this Section 15.1(b) for the Noteholders to approve the specific form of any proposed amendment or supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof. The Trustee will not be permitted to enter into any such supplemental indenture or unless the Rating Agency Condition is met and the Insurer has consented to such supplement.

Promptly after the execution by the Issuer, the Trustee, the Collateral Agent and the Servicer of any amendment or supplemental indenture pursuant to this Section 15.1(b), the Trustee, at the expense of the Issuer shall mail to the Noteholders, the Insurer, the Luxembourg

Stock Exchange (if and for so long as any Class of Notes is admitted on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF market) and each Rating Agency rating any of the Notes, a copy thereof.

(c) Execution of Amendments and Supplemental Indentures. In executing or accepting the additional trusts created by any amendment or supplemental indenture permitted by this Section 15.1 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 13.1 and 13.2) shall be fully protected in relying in good faith upon, an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent applicable thereto under this Indenture have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment or supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

(d) Effect of Amendments and Supplemental Indentures. Upon the execution of any amendment or supplemental indenture under this Section 15.1, this Indenture shall be modified in accordance therewith, and such amendment or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Note theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

(e) Reference in Notes to Amendments and Supplemental Indentures. Notes executed, authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Section 15.1 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Issuer to any such amendment or supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee or the Authentication Agent in exchange for outstanding Notes.

(f) In determining whether the requisite percentage of Noteholders have concurred in any direction, waiver or consent, Notes owned by the Issuer or an Affiliate of the Issuer shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in making such determination or relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee knows pursuant to written notice (or in the case of the Issuer, by reference to the Note Register if the Trustee is also the Note Registrar) are so owned shall be so disregarded.

(g) Notwithstanding any other provisions of this Section 15.1, the Performance Guaranty may be amended in accordance with its terms.

Section 15.2 Discretion with Respect to Derivative Financial Instruments. The parties to this Indenture recognize and agree that, in the course of managing its assets and obligations, the Issuer may, from time to time, find it useful and prudent to enter into, or to terminate or modify, derivative financial instruments for the purpose of hedging its interest rate risk, and the parties hereby agree that, (a) in addition to the Interest Rate Swap, the Issuer may, from time to time, enter into derivative financial instruments for the purpose of hedging the Issuer’s interest rate risk and (b) the Issuer may, in its discretion, terminate, or modify, any such derivative financial instrument; provided that the Issuer shall not terminate or modify the Interest Rate Swap except as provided in this Indenture and solely in accordance with the appropriate mechanism(s) as set forth in the Interest Rate Swap, and, with respect to any derivative financial instruments, other than the Interest Rate Swap, the Issuer shall not enter into any such instruments unless the Rating Agency Condition has been satisfied with respect to and the Insurer has consented to such derivative financial instrument; provided further, however, that, so long as the Interest Rate Swap is in effect, (x) no instrument shall be entered into pursuant to clause (a) above and (y) no termination (or modification) shall be effected pursuant to clause (b) above, without the prior written consent of the Swap Counterparty if the effect of such instrument, termination (or modification) would be to adversely affect the Swap Counterparty’s ability or right to receive payment under the terms of the Interest Rate Swap, or if the instrument, termination (or modification) would modify the obligations of or impair the ability of the Issuer to fully perform any of its payment obligations under the Interest Rate Swap; and provided further, however, that any termination, modification or replacement with respect to the Interest Rate Swap effected otherwise in accordance with this Indenture and the appropriate mechanism(s) as set forth in the Interest Rate Swap shall not be subject to the provisions of this Section 15.2.

Section 15.3 Limitation on Rights of the Noteholders.

(a) The death or incapacity of any Noteholder shall not operate to terminate this Indenture, nor shall such death or incapacity entitle such Noteholder’s legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Collateral, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b) Nothing herein set forth, or contained in the terms of the Notes, shall be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any liability to any third person by reason of any action taken by the parties to this Indenture pursuant to any provision hereof.

Section 15.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 15.5 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO AND THEIR ASSIGNEES WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 15.6 Notices. All communications and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to, or transmitted by overnight courier, or transmitted by telex or telecopy and confirmed by a mailed writing:

If to the Issuer:

SIERRA TIMESHARE 2006-1 RECEIVABLES FUNDING, LLC

10750 West Charleston Boulevard

Suite 130, Mail Stop 2070

Las Vegas, Nevada 89135

Attention: President

(or such other address as may hereafter be furnished to the Trustee, the Servicer and the Collateral Agent in writing by the Issuer).

If to the Servicer:

WYNDHAM CONSUMER FINANCE, INC.

10750 West Charleston Boulevard

Suite 130

Las Vegas, Nevada 89135

Fax: 702-227-3114

Attention: President, Treasurer and Controller

(or such other address as may hereafter be furnished to the Trustee, the Issuer and the Collateral Agent in writing by the Servicer).

If to the Trustee:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Sixth & Marquette

MAC N9311-161

Minneapolis, Minnesota 55479

Fax: 612-667-3464

Attention: Corporate Trust Services Asset-Backed Administration

(or such other address as may be furnished to the Servicer, the Issuer or the Collateral Agent in writing by the Trustee).

If to the Collateral Agent:

U.S. BANK NATIONAL ASSOCIATION

269 Technology Way

Building B, Unit 3

Rocklin, CA 95765

Fax: 916-626-3152

Attention: Structured Finance Trust Services

                    Re: Sierra Timeshare 2006-1 Receivables Funding, LLC

(or such other address as may be furnished in writing to the Trustee, the Issuer and the Servicer by the Collateral Agent).

If to each Rating Agency:

Fitch, Inc.

Attn: Asset-Backed Securities - Timeshare

55 East Monroe

Suite 3500

Chicago, IL 60610

Fax: 312-368-2069

(or such other address as may be furnished in writing to the Trustee, the Issuer and the Servicer).

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Fax: 212-553-4392

(or such other address as may be furnished in writing to the Trustee, the Issuer and the Servicer).

Standard & Poor’s Ratings Group

55 Water Street

New York, New York 10041

Fax: 212-438-2655

(or such other address as may be furnished in writing to the Trustee, the Issuer and the Servicer).

If to the Swap Counterparty:

Bank of America, N.A.

Sears Tower

233 South Wacker Drive, Suite 2800

Chicago, IL 60606

Attention: Swap Operations

Telex: 49663210

Answerback: NATIONSBANK CHA

(or such other address as may be furnished in writing to the Trustee, the Issuer and the Servicer),

with a copy to:

Bank of America, N.A.

100 N. Tryon St., NC1-007-13-01

Charlotte, North Carolina 28255

Attention: Capital Markets Documentation

(Telex No.: 9663210; Answerback: NATIONSBK CHA)

Facsimile No.: 704-386-4113

If to the Insurer:

MBIA Insurance Corporation

113 King Street

Armonk, NY 10504

Attention: Manager – Insured Portfolio Management – Structured Finance

            (with regards to Policy #48242)

Telecopy No.: 914-765-3810

Confirmation: 914-273-4545

(in each case in which notice or other communication to the Insurer refers to a Servicer Default, an Unmatured Servicer Default, an Event of Default or an Unmatured Event of Default, a claim on the Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of “general counsel” of the Insurer at the same address and shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

All communications and notices pursuant hereto to a Noteholder will be given by first-class mail, postage prepaid, to the registered holders of such Notes at their respective address as shown in the Note Register. Any notice so given within the time prescribed in this Indenture shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

Section 15.7 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Notes or rights of the Noteholders thereof.

Section 15.8 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 12.2, this Indenture may not be assigned by the Issuer or the Servicer without the prior consent of the Majority Holders, the Insurer and the Swap Counterparty.

Section 15.9 Notes Non-assessable and Fully Paid. It is the intention of the Issuer that the Noteholders shall not be personally liable for obligations of the Issuer and that the indebtedness represented by the Notes shall be non-assessable for any losses or expenses of the Issuer or for any reason whatsoever.

Section 15.10 Further Assurances. Each of the Issuer, the Servicer and the Collateral Agent agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Indenture, including without limitation the authorization of any financing statements, amendments thereto, or continuation statements relating to the Pledged Loans for filing under the provisions of the UCC of any applicable jurisdiction.

Section 15.11 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any provision hereof shall be effective unless made in writing. The rights, remedies, powers and privileges therein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 15.12 Counterparts. This Indenture may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 15.13 Third-Party Beneficiaries. This Indenture will inure to the benefit of and be binding upon the parties hereto, the Swap Counterparty, the Insurer, the Noteholders and their respective successors and permitted assigns. Except as otherwise provided in this Article XV or in the section entitled “Release of Cendant,” no other person will have any right or obligation hereunder.

Section 15.14 Actions by the Noteholders.

(a) Wherever in this Indenture a provision is made that an action may be taken or a notice, demand or instruction given by the Noteholders, such action, notice or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of the Noteholders. If, at any time, the request, demand, authorization, direction, consent, waiver or other act of a specific percentage of the Noteholders is required pursuant to this Indenture, written notification of the substance thereof shall be furnished to all Noteholders.

(b) Any request, demand, authorization, direction, consent, waiver or other act by a Noteholder binds such Noteholder and every subsequent holder of such Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee, the Issuer or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 15.15 Merger and Integration. Except as set forth in the Trustee Fee Letter, and except as specifically stated otherwise herein, this Indenture and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and, except as set forth in such Trustee Fee Letter, all prior understandings, written or oral, are superseded by this Indenture and the other Transaction Documents. This Indenture may not be modified, amended, waived or supplemented except as provided herein.

Section 15.16 No Bankruptcy Petition. The Trustee, the Insurer, the Servicer, the Collateral Agent and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer or the Depositor, or join in instituting against the Issuer or the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Debtor Relief Law until one year and one day after such time as both the Issuer and the Depositor have paid in full all indebtedness owed by such Person. The provisions of this Section 15.16 will survive any termination of this Agreement.

Section 15.17 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

IN WITNESS WHEREOF, the Issuer, the Servicer, the Trustee and the Collateral Agent have caused this Indenture to be duly executed by their respective officers as of the day and year first above written.

SIERRA TIMESHARE 2006-1 RECEIVABLES FUNDING, LLC,
as Issuer

By:	/s/ Mark A. Johnson
Name:	Mark A. Johnson
Title:	President

WYNDHAM CONSUMER FINANCE, INC., as Servicer

By:	/s/ Mark A. Johnson
Name:	Mark A. Johnson
Title:	President

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ Cory Branden

Name:	Cory Branden
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Patricia O’Neill

Name:	Patricia O’Neill
Title:	Vice President

[Signature page for Indenture and Servicing Agreement]

i

(continued)

(continued)

(continued)

(continued)

v

(continued)

		Page

Section 15.13	Third-Party Beneficiaries	121

Section 15.14	Actions by the Noteholders	121

Section 15.15	Merger and Integration	121

Section 15.16	No Bankruptcy Petition	122

Section 15.17	Headings	122

EXHIBITS

Exhibit A	Forms of Class A-1 Notes Forms of Class A-2 Notes	A-1-1 A-4-1

Exhibit B	Form of Payment and Release Certificate	B-1

Exhibit C	Form of Regulation S Certificate Form of Non-U.S. Certificate	C-1-1 C-2-1

Exhibit D	Form of Monthly Servicing Report Form of Servicing Officer’s Certificate	D-1-1 D-2-1

Exhibit E	Form of Annual Servicer’s Certificate	E-1

Exhibit F	Form of Lockbox Agreement	F-1

Exhibit G	Form of Supplemental Grant	G-1

Exhibit H	Credit Standards and Collection Policies	H-1

SCHEDULES

1.	Schedule of Trustee’s fees.

2.	List of Lockbox Banks.

3.	Schedule for Collateral Agent’s and Custodian’s Fees